AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 13, 1999

                                                Registration No. 333-75673

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-1


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                        COPELCO CAPITAL FUNDING LLC 99-B
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            DELAWARE                        6799                   PENDING
----------------------------    -------------------------    -------------------
(State or other jurisdiction         (Primary Standard        (I.R.S. Employer
    of incorporation or         Industrial Classification    Identification No.)
       organization)                   Code Number)


                        COPELCO CAPITAL FUNDING LLC 99-B
                               700 EAST GATE DRIVE
                       MOUNT LAUREL, NEW JERSEY 08054-5404
                                 (609) 231-9600
 ------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   Copies to:

             SPENCER LEMPERT, ESQ.                     PETER HUMPHREYS, ESQ.
COPELCO CAPITAL FINANCIAL SERVICES GROUP, INC.           DEWEY BALLANTINE
              700 EAST GATE DRIVE                   1301 AVENUE OF THE AMERICAS
            MOUNT LAUREL, NJ 08054                   NEW YORK, NEW YORK 10019
                (609) 231-9600                             (212) 259-6730
 ------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

     Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |_|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                  CALCULATION OF REGISTRATION FEE
===========================================================================================================
                                                  Proposed maximum    Proposed maximum
   Title of each class of         Amount to be       offering        aggregate offering      Amount of
securities to be registered        registered     price per unit(1)         price(1)       registration fee
-----------------------------------------------------------------------------------------------------------

Class A-1 Lease-Backed Notes...  $121,000,000.00       100%                 100%                $33,638
-----------------------------------------------------------------------------------------------------------
Class A-2 Lease-Backed Notes...   $41,000,000.00       100%                 100%                $11,398
-----------------------------------------------------------------------------------------------------------
Class A-3 Lease-Backed Notes...  $189,000,000.00       100%                 100%                $52,542
-----------------------------------------------------------------------------------------------------------
Class A-4 Lease-Backed Notes...  $157,000,000.00       100%                 100%                $43,646
-----------------------------------------------------------------------------------------------------------
Class B Lease-Backed Notes.....   $13,000,000.00       100%                 100%                 $3,614
-----------------------------------------------------------------------------------------------------------
Class C Lease-Backed Notes.....   $13,000,000.00       100%                 100%                 $3,614
------------------------------------------------------------------------ ----------------------------------
Class D Lease-Backed Notes.....   $19,000,000.00       100%                 100%                 $5,282

===========================================================================================================
(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

================================================================================

                        COPELCO CAPITAL FUNDING LLC 99-B

                              CROSS REFERENCE SHEET

            (PURSUANT TO RULE 404(A) AND ITEM 501 OF REGULATION S-K)


ITEM
 NO.     NAME AND CAPTION IN FORM S-1                                     CAPTION IN PROSPECTUS
----     ----------------------------                                     ----------------------
 1.      Forepart of the Registration Statement;       Forepart of the Registration Statement; Front Cover Page of
         Front Cover Page of Prospectus                Prospectus; Cross Reference Sheet

 2.      Inside Front and Outside Back Cover Pages     Inside Front Cover and Outside Back Cover Pages of
         of the Prospectus                             Prospectus; Terms of the Notes; Available Information;
                                                       Table of Contents

 3.      Summary Information; Risk Factors and         Prospectus Summary; Risk Factors; Certain Legal Aspects;
         Ratio of Earnings to Fixed Charges            Prepayment and Yield Considerations

 4.      Use of Proceeds                               Use of Proceeds

 5.      Determination of Offering Price               *

 6.      Dilution                                      *

 7.      Selling Security Holders                      *

 8.      Plan of Distribution                          Underwriting

 9.      Description of Securities to be Registered    Prospectus Summary; Description of the Notes;

10.      Interest of Named Experts and Counsel         *

11.      Material Changes                              *

12.      Disclosure of Commission Position on          *
         Indemnification for Securities Act
         Liabilities

----------

*  Not Applicable

                (SUBJECT TO COMPLETION, DATED SEPTEMBER 10, 1999)
-------------------------------------------------------------------------------

                                  $536,810,010


                    COPELCO CAPITAL FUNDING LLC 99-B, ISSUER
                         COPELCO CAPITAL, INC., SERVICER

                                  SERIES 1999-B
                               LEASE-BACKED NOTES

               THE ISSUER WILL ISSUE --


               o Seven Classes of notes which are to be offered by this prospectus; and


               o Class E Lease-Backed Notes, which are not offered by this prospectus but serve as credit support to the notes offered by this prospectus;

               THE NOTES --


               o Are backed by a pledge of assets of the issuer. The assets of the issuer securing the notes will include a pool of copier, computer, healthcare and commercial and industrial equipment leases, and all of its interest in the equipment underlying the leases;

               o    Receive distributions beginning on November 18, 1999;


               o Represent debt obligations of Copelco Capital Funding LLC 99-B; and

               o    Currently have no trading market.

                                                                                      INITIAL RATINGS
                                                                                  ------------------------
                    APPROXIMATE    UNDERWRITING                  INITIAL PUBLIC
                  ISSUANCE AMOUNT    DISCOUNT     INTEREST RATE  OFFERING PRICE   MOODY'S    DCR       S&P
                  ---------------    --------     -------------  --------------   -------    ---       ---

Class A-1 Notes    $117,815,671          ___%          ___%           ___%          P-1      D-1+      A-1+
Class A-2 Notes    $ 38,141,764          ___%          ___%           ___%          Aaa      AAA       AAA
Class A-3 Notes    $186,470,846          ___%          ___%           ___%          Aaa      AAA       AAA
Class A-4 Notes    $154,827,308          ___%          ___%           ___%          Aaa      AAA       AAA
Class B Notes      $ 11,301,263          ___%          ___%           ___%          Aa2       AA        AA
Class C Notes      $ 11,301,263          ___%          ___%           ___%          A2        A         A
Class D Notes      $ 16,951,895          ___%          ___%           ___%         Baa2      BBB       BBB


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

----------------------SIDE-BAR-----------------------------------

YOU SHOULD READ THE SECTION ENTITLED "RISK FACTORS" STARTING ON
PAGE 6 OF THIS PROSPECTUS AND CONSIDER THESE FACTORS BEFORE
MAKING A DECISION TO INVEST IN THE NOTES.

The notes are only secured by the assets of the issuer. The notes are not debt obligations of any other person. The notes will not be insured or guaranteed by any governmental agency or instrumentality.

-----------------------------------------------------------------



FIRST UNION CAPITAL MARKETS CORP.                BANC ONE CAPITAL MARKETS, INC.

                The date of this Prospectus is September __, 1999



---------------------------RED HERRING LANGUAGE--------------------------------
The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these notes and it is not soliciting an offer to buy these notes in any state where the offer is not permitted.
-------------------------------------------------------------------------------

     We include cross-references in this prospectus to captions in these materials where you can find further related discussions. The following table of contents provides the pages on which these captions are located.

     No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus. If given or made, the information or representations must not be relied upon. We are stating this information as of the date of this prospectus.

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

Prospectus Summary............................................................3
Issuer........................................................................3
Manager.......................................................................3
Servicer......................................................................3
Trustee.......................................................................3
The Pledged Assets............................................................3
Leases........................................................................3
Cut-off Date..................................................................3
Payment Date..................................................................4
Determination Date............................................................4
Record Date...................................................................4
Issuance Date.................................................................4
Denominations.................................................................4
Priority of Distributions.....................................................4
Reserve Account...............................................................5
Optional Redemption...........................................................5
Final Scheduled Payment Date..................................................5
Federal Income Tax Consequences...............................................5
ERISA Considerations..........................................................5
Ratings.......................................................................5
Risk Factors..................................................................6
Use of Proceeds..............................................................11
The Series Pool..............................................................11
Copelco Capital's Underwriting and Servicing Practices.......................22
The Issuer...................................................................28
Management's Discussion and Analysis of Financial Condition..................28
Directors and Executive Officers of the Manager of the Issuer................28
Description of the Notes.....................................................29
Prepayment and Yield Considerations..........................................43
Security for the Notes.......................................................49
The Indenture Trustee........................................................49
Certain Legal Matters Affecting a Lessee's  Rights and Obligations...........49
Material Federal Income Tax Consequences.....................................50
ERISA Considerations.........................................................54
Underwriting.................................................................55
Experts......................................................................56
Legal Matters................................................................56

Rating of the Notes..........................................................57

Index of Terms...............................................................62

                               PROSPECTUS SUMMARY

o This summary highlights select information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. This summary provides general, simplified descriptions of matters which, in some cases, are highly technical and complex. To understand all of the terms of the offering of the notes, carefully read this entire prospectus.

o This summary provides an overview of certain calculations, cash flows and other information to aid your understanding. To understand all of the terms of the offering, carefully read this entire document and, in particular, the full description of these calculations, cash flows and other information in this prospectus.

                               LEASE-BACKED NOTES
                                  SERIES 1999-B

The issuer will issue the notes offered by this prospectus in book-entry form through the facilities of The Depository Trust Company.

ISSUER

o Copelco Capital Funding LLC 99-B. The address of the issuer is 700 East Gate Drive, Mt. Laurel, NJ 08054.

o The issuer will be a limited liability company formed under the laws of the State of Delaware.

MANAGER

The issuer will be managed by Copelco Manager, Inc. The address of the manager is 700 East Gate Drive, Mt. Laurel, NJ 08054.

SERVICER

Copelco Capital, Inc. The address of the servicer is One International Boulevard, Mahwah, NJ 07430.

TRUSTEE

Manufacturers and Traders Trust Company. The address of the trustee is One M&T Plaza, Buffalo, NY 14248.

THE PLEDGED ASSETS

The issuer will pledge its property to secure payments on the notes. The pledged assets will include a pool of leases, cash on deposit in a reserve account and the collection account and other assets as described in detail elsewhere in this prospectus.

LEASES


o On or about September 21, 1999, Copelco Capital, Inc. will contribute to the issuer a pool of leases and the related equipment. Payments on the notes will be made from payments on these leases.

o The leases will include copier, computer, healthcare and commercial and industrial equipment leases. As of August 31, 1999, copiers make up approximately 44.56% of the total original equipment cost of the leased equipment in this pool.


o The lessees under the leases are primarily hospitals, non-hospital medical facilities, physicians, and businesses.

o The leases are triple-net leases, which means that the lessee is required to pay all taxes, maintenance and insurance associated with the equipment. The leases are non-cancelable by the lessees. All payments under the leases are absolute, unconditional obligations of the lessees without right of offset for any reason.

o We will calculate the principal value of the pool of leases at any time by discounting their remaining payments (except for certain minor charges and delinquent payments) at a rate equal to _____%.

o We will pay the notes from payments on the leases. Noteholders should not rely on the sale of leased equipment for payments on the notes.

CUT-OFF DATE


The close of business on August 31, 1999.

PAYMENT DATE


The 18th day of each month if the 18th is a business day. If the eighteenth is not a business day, the payment date will be the following day that is a business day. The first payment date will be November 18, 1999.


DETERMINATION DATE

Five business days before the payment date. The trustee will calculate the amounts to be paid on the notes on this date.

RECORD DATE

The last business day preceding a payment date unless the notes are no longer book-entry notes. If the notes are definitive notes, the record date is the last business day of the month preceding a payment date.

ISSUANCE DATE


On or about September 21, 1999.


DENOMINATIONS

The issuer will issue the notes in minimum denominations of $1,000 and integral multiples of $1,000. One note of each class may be issued in another denomination.

PRIORITY OF DISTRIBUTIONS

Each month, the issuer will distribute the amounts received on the leases and any other collections available as property of the issuer as follows:

Interest Distributions

On each payment date, the issuer will pay interest at the applicable interest rate that accrued during the prior interest accrual period.

Principal Distributions

On each payment date, the issuer will pay principal in reduction of the outstanding principal balance of the notes.

Principal payments will be an amount usually equal to the decrease in the principal value of the leases between determination dates. The issuer will pay principal in the following priority:


o to the Class A-1 noteholders only, until the principal amount on the Class A-1 Notes has been reduced to zero, the full amount in the decrease in the principal value of the leases;


o    when the Class A-1 Notes have been paid in full:


     o to the Class A-2 noteholders, until the principal amount on the Class A-2 Notes has been reduced to zero, an amount approximately equal to 84.8389% of the decrease in the principal value of the leases;

     o when the Class A-2 Notes have been paid in full, to the Class A-3 noteholders, until the principal amount on the Class A-3 Notes has been reduced to zero, an amount approximately equal to 84.8389% of the decrease in the principal value of the leases;

     o when the Class A-3 Notes have been paid in full, to the Class A-4 noteholders, until the principal amount on the Class A-4 Notes has been reduced to zero, an amount approximately equal to 84.8389% of the decrease in the principal value of the leases;

     o to the Class B noteholders, an amount approximately equal to 2.5268% of the decrease in the principal value of the leases;

     o to the Class C noteholders, an amount approximately equal to 2.5268% of the decrease in the principal value of the leases;

     o to the Class D noteholders, an amount approximately equal to 3.7903% of the decrease in the principal value of the leases;

     o to the Class E noteholders, an amount approximately equal to 3.4744% of the decrease in the principal value of the leases.

This general description of distributions of principal to the notes is subject to certain targets and floors. We refer you to "Descriptions of the Notes--Distributions" in this prospectus for further information regarding the payment of interest and principal on the notes.

RESERVE ACCOUNT


The trustee will hold the reserve account. The servicer will deposit collections received from the leases into the reserve account on any payment date after interest and principal payments on the notes have been made. The servicer will continue to make such deposits until the balance in the reserve account is at the lesser of 1% of the principal value of the leases at the cut-off date and the outstanding principal amount of the notes. The issuer will use funds in the reserve account to pay shortfalls in amounts due to the noteholders.


OPTIONAL REDEMPTION


The issuer may, on any payment date, redeem the notes when the total lease principal balance of the performing leases is less than or equal to 10% of the total principal value of the leases as of the cut-off date. If a redemption occurs, the issuer will pay you a final distribution equaling the entire unpaid principal balance of the notes plus any accrued and unpaid interest.


FINAL SCHEDULED PAYMENT DATE


If the notes have not already been paid in full, the issuer will pay the outstanding principal amount of the notes in full on the following payment dates:



      Class A-1               October 2000
      Class A-2               June 2001
      Class A-3               December 2002
      Class A-4               December 2004
      Class B                 July 2005
      Class C                 August 2005
      Class D                 September 2005
      Class E                 August 2007


Final payment on the notes will probably be earlier than the final scheduled payment date set forth above for the related class of notes.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes:


o Dewey Ballantine LLP, special tax counsel to the issuer and counsel to the underwriters, is of the opinion that the notes will be treated as debt and the issuer will not be treated as an association (or a publicly traded partnership) taxable as a corporation. By your acceptance of a note, you agree to treat the notes as debt.


o Interest on the notes will be taxable as ordinary income when received by a holder on the cash method of accounting and when accrued by a holder on the accrual method of accounting.

o Dewey Ballantine LLP has prepared the discussion under "Material Federal Income Tax Consequences" and is of the opinion that such discussion accurately states all material federal income tax consequences of the purchase, ownership and disposition of the Offered Notes to their original purchaser.


LEGAL INVESTMENT

The Class A-1 Notes will be eligible securities for purchase by money market funds under rule 2a-7 under the Investment Company Act of 1940, as amended.


ERISA CONSIDERATIONS

Subject to the important considerations described under "ERISA Considerations" in this prospectus, pension, profit-sharing and other employee benefit plans may purchase notes. You should consult with your counsel regarding the applicability of the provisions of the Employee Retirement Income Security Act of 1974, as amended, before purchasing a note.

RATINGS


o The issuer will not issue the notes offered by this prospectus unless they have been assigned the ratings set forth on the cover page of this prospectus. The Class E Notes will be rated "BB+" by Duff and Phelps Credit Rating Co.


o You must not assume that the ratings will not be lowered, qualified or withdrawn by the rating agencies.

                                  RISK FACTORS

You should carefully consider, among other things, the following risk factors before deciding to invest in the notes offered by this prospectus.


YOU MAY NOT BE ABLE TO SELL YOUR NOTES                   If no public market develops, as a noteholder, you may not be able to liquidate your investment in the notes prior to maturity. There is currently no public market for the notes. The issuer offers no assurance that one will develop. The underwriters expect, but are not obligated, to make a market in the notes. There is no assurance that any such market will be created or, if created, will continue.


PREPAYMENTS AND RELATED REINVESTMENT RISK MAY
     REDUCE YIELD TO NOTEHOLDERS                         In the case of notes purchased at a discount, you should consider the risk that slower than anticipated rates of prepayments could result in an actual yield that is less than the anticipated yield. Conversely, you should consider that in the case of notes purchased at a premium, the risk that faster than the anticipated rate of prepayments could result in an actual yield that is less than the anticipated yield.

                                                         Be aware that you bear the risk of reinvesting unscheduled distributions resulting from prepayments of the notes.

                                                         The rate of payment of principal is unpredictable because the rate on the notes will depend on, among other things, the rate of payment on the underlying equipment leases. In addition to the normally scheduled payments on the leases, payments may come from a number of different sources.
                                                         Payments on the leases will include the following:

                                                         o     prepayments permitted by the servicer;

                                                         o     payments as a result of leases which are defaulted;

                                                         o     payments as a result of leases accelerated by the servicer;

                                                         o     payments due to loss, theft, destruction or other casualty; and

                                                         o     payments upon repurchases by Copelco Capital, Inc. on account of a breach of certain representations and warranties.

                                                         Copelco Capital, Inc. may elect to reinvest the proceeds of a lease which was partially or fully repaid or upgraded in one or more leases having similar characteristics to such terminated lease.

                                                         The rate of early terminations of leases due to prepayments and various non-payments may be influenced by a variety of economic and other factors.
                                                         For example, adverse economic conditions and certain natural disasters such as floods, hurricanes, earthquakes and tornadoes may affect prepayments.

CERTAIN SECURITY INTERESTS ARE NOT PERFECTED
     AND OTHER CREDITORS MAY HAVE RIGHTS TO THE
     EQUIPMENT                                           In the event the issuer has insufficient assets available to pay the notes, the issuer may sell the equipment upon a lease default in order to meet payments on the notes. The lack of a perfected security interest in certain equipment may adversely affect the ability of the issuer to recoup any moneys on such equipment following a lease default. This could reduce the funds available to pay the notes.



                                                         Prior to September 1, 1999, Copelco Capital, Inc. filed Uniform
                                                         Commercial Code financing statements against lessees with respect to equipment with an original equipment cost equal to or more than $25,000.
                                                         Financing statements with respect to approximately 64.83% of the statistical discounted present value of the leases have been filed. In addition, the indenture and the assignment and servicing agreement will require certain Uniform Commercial Code financing statements with respect to such equipment to be filed in favor of the trustee against the issuer and Copelco Capital, Inc.

                                                         Copelco Capital, Inc. did not perfect its interest in any equipment if the original cost of the related equipment is less than $25,000. As a result, Copelco Capital, Inc. does not have a perfected security interest in such equipment, which represents approximately 35.17% of the statistical discounted present value of the leases. Other creditors of the related lessees may acquire rights in the equipment superior to those of the issuer or the trustee. In such cases, security interests in the equipment will also not be perfected in favor of the issuer or the trustee. Additionally, because the indenture and the assignment and servicing agreement will only require Uniform Commercial Code financing statements to be filed in central locations for any given state, security interests in the equipment will also not be perfected in favor of the issuer or the trustee in any state requiring other than central filings. Therefore, other creditors of Copelco Capital, Inc., may acquire rights in the equipment superior to those of the issuer or the trustee.


STATE LAW AND OTHER FACTORS MAY IMPEDE RECOVERY
     EFFORTS AND AFFECT THE ABILITY OF ISSUER
     TO RECOUP THE FULL AMOUNT DUE ON THE LEASES         The application of state law requirements may limit recoveries on equipment. State laws impose requirements and restrictions relating to foreclosure sales and obtaining deficiency judgments following such sales.
                                                         In the event that the issuer must rely on repossession and sale of equipment to recover losses on non-performing leases, the issuer may not recoup the full amount due because of the application of those requirements and restrictions.

                                                         Additional factors that may affect the ability of the issuer to recoup the full amount due on a lease include:

                                                         o     the failure to file financing statements to perfect the issuer's security interest in the equipment against a lessee;

                                                         o     depreciation;

                                                         o     obsolescence;

                                                         o     damage or loss of any item of equipment; and

                                                         o     the application of federal and state bankruptcy and insolvency laws.

                                                         As a result, the noteholders may be subject to delays in receiving payments and losses.

INSOLVENCY OF COPELCO CAPITAL, INC. MAY REDUCE           In some circumstances, a bankruptcy of Copelco Capital, Inc. may reduce
     PAYMENTS TO NOTEHOLDERS                             payments to noteholders. Copelco Capital, Inc. believes that each contribution of the leases should be treated as an absolute and unconditional assignment.

                                                         However, in the event of an insolvency of Copelco Capital, Inc., a court or bankruptcy trustee could attempt to -


                                                         o    recharacterize the contribution of the related leases by Copelco
                                                              Capital, Inc. to the issuer as a loan to Copelco Capital, Inc from the issuer, secured by a pledge of such leases; or

                                                         o    consolidate the assets of the issuer with those of Copelco
                                                              Capital, Inc. since Copelco Capital, Inc. will own all of the membership interests in the issuer.

                                                         If the recharacterization were successful, the bankruptcy trustee could repudiate the leases that are operating leases and all obligations relating to such operating leases. Either attempt, even if unsuccessful, could result in delays in payments to you. If such attempts were successful, such notes would be accelerated, and the trustee's recovery on behalf of you could be limited to the then current value of the leases or the underlying equipment. Consequently, you could lose the right to future payments and you might incur reinvestment losses on amounts recovered. Thus, you will not receive your anticipated principal and interest on the notes.

                                                         Although Copelco Capital, Inc. believes that the contribution of the leases should be treated as an absolute and unconditional assignment, for accounting purposes the leases will be treated as assets of Copelco
                                                         Capital, Inc. on the tax return for its consolidated group. Such treatment of the assets might increase the risk of recharacterization of the transfer to the issuer as a financing.


NO RECOURSE AGAINST THE AFFILIATES OF COPELCO
     CAPITAL LLC 99-B                                    There is no recourse against any affiliates of the issuer. The notes represent debt of the issuer secured primarily by the leases. If the lease payments and other assets pledged to secure the notes are insufficient to pay the notes in full, you have no rights to obtain payment from Copelco
                                                         Capital, Inc. or any of its affiliates other than the issuer. The issuer is a limited liability company with limited assets. Consequently, the noteholders must rely solely upon the leases, the equipment and funds in the reserve account and in the collection account for repayment.


GEOGRAPHIC CONCENTRATION OF LEASES MAY
     ADVERSELY AFFECT THE LEASES                         Adverse economic conditions or other factors particularly affecting any state or region where a high concentration of leases is located could adversely affect the performance on the leases. As of the cut-off date, approximately 18.30%, 6.27%, 13.95%, 7.83% and 5.71% of the leases (based on the statistical discounted present value of the leases) were located in
                                                         California, Florida, New York, Texas and New Jersey, respectively. No other state accounts for more than 5% of the leases. The issuer is unable to determine and has no basis to predict, with respect to any state or region, whether any such events have occurred or may occur, or to what extent any such events may affect the leases or the repayment of amounts due under the notes.

COMMINGLING OF FUNDS WITH COPELCO CAPITAL, INC.
     MAY RESULT IN REDUCED OR DELAYED PAYMENTS
     TO NOTEHOLDERS                                      Should bankruptcy or reorganization proceedings be commenced with respect to the servicer, any funds held by the servicer and not transferred to the collection account may not be available to noteholders. Under the
                                                         Indenture, the servicer is required to deposit all periodic lease payments, payments resulting from loss, theft or other casualty and payments as a result of early termination received after the cut-off date to the collection account. The servicer must deposit such amounts within two business days of receipt of those payments. If the funds are not transferred to the trustee, in the event of bankruptcy or insolvency of the servicer, this could result in delayed or reduced payments to you.


DEFAULT OR INSOLVENCY OF LESSEES MAY REDUCE
     PAYMENTS TO NOTEHOLDERS                             To the extent lessees default on the leases, including through insolvency, lease payments will decrease and, accordingly, funds available for payment to you, as a noteholder, will be reduced.

RISKS ASSOCIATED WITH YEAR 2000 COMPLIANCE               The servicer is faced with the task of completing its goals for compliance in connection with the year 2000 issue. The year 2000 issue is the result of prior computer programs being written using two digits to define the applicable year. Any computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000.
                                                         Any such occurrence could result in major computer system failure or miscalculations. Although the servicer reasonably believes that its servicing system will be year 2000 compliant prior to the year 2000, it is presently engaged in various procedures to determine if its computer systems and software, and those of its material suppliers, customers, brokers and agents will be year 2000 compliant.

                                                         In the event that the servicer, any subservicer or any of their suppliers, customers, brokers or agents do not successfully and timely achieve year
                                                         2000 compliance, the servicer's performance of its obligations under the
                                                         Assignment and Servicing Agreement could be adversely affected. This could result in delays in processing payments on the leases and could cause a delay in distributions to you.


TECHNOLOGICAL OBSOLESCENCE OF COPIERS MAY
     REDUCE VALUE OF COLLATERAL                          If technological advances relating to copiers causes the leased copiers to become obsolete, the value of these copiers will decrease. This will reduce the amount of monies recoverable should the servicer sell the copiers following a lease default. Leases on copiers represent 44.04% by statistical discounted present value of the total pool of leases as of the cut-off date. As such, you may not recoup the full amount due to you if payments on the notes become dependent upon the proceeds from the sale of these obsolete copiers.

THE ADDITION AND SUBSTITUTION OF LEASES MAY
     ADVERSELY AFFECT CASHFLOW AND MAY DECREASE
     THE YIELD ON THE NOTES                              If a significant number of leases are added or replaced, this could affect the rate at which funds are distributed on the notes and decrease the yield to noteholders. The Assignment and Servicing Agreement permits Copelco
                                                         Capital, Inc., under certain circumstances, to substitute or add certain qualifying leases. The addition or substitution of leases may include leases that possess different payment due dates and installment amounts than its predecessor lease. It may also include leases with maturity dates that are different from the maturity dates of its predecessor lease.
                                                         Copelco Capital, Inc. may only add or substitute leases that meet certain qualifying characteristics and conditions. The ability of Copelco Capital,
                                                         Inc. to acquire such leases is dependent upon its ability to originate a sufficient amount of leases that meet the specified eligibility criteria.
                                                         This may be affected by a variety of social and economic factors, including interest rates, unemployment levels, the rate of inflation and public perception of economic conditions generally. As such, the addition or substitution of leases could change the concentration of leases from the current characteristics of the pool described as of the cut-off date. This may increase the geographic concentration or equipment concentration of certain leases. Consequently, any adverse economic or social factors that particularly affect a certain geographic area or a certain type of equipment may adversely affect the performance of the leases.

                       WHERE YOU CAN FIND MORE INFORMATION

     Federal securities law requires the filing of certain information with the Securities and Exchange Commission, including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549. You can also copy and inspect such reports, proxy statements and other information at the following regional offices of the SEC:

     New York Regional Office           Chicago Regional Office
     Seven World Trade Center           Citicorp Center
     Suite 1300                         500 West Madison Street, Suite 1400
     New York, NY  10048                Chicago, Illinois 60661

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov.

     This prospectus is part of a registration statement filed by the Sponsor with the SEC (Registration No. 333-69983). You may request a free copy of this filing by writing or calling:

                           Copelco Capital, Inc.
                           700 East Gate Drive
                           Mount Laurel, New Jersey  08054-5404
                           Attention:  Stephen W. Shippie
                           (609) 231-9600

     You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus.


     You can find a listing of the pages where capitalized terms used in this prospectus are defined under "Index of Terms" beginning on page 62 in this prospectus.

                                 USE OF PROCEEDS


     The net proceeds from the sale of the Notes will be distributed to the owner of Copelco Capital Funding LLC 99-B (the "Issuer"). The distribution will occur after the contribution from Copelco Capital, Inc. ("Copelco Capital" or the "Servicer") of the pool of copier, computer, healthcare and commercial and industrial equipment lease contracts (each a "Lease Contract", collectively the "Lease Contracts"), including payments due thereunder (the "Lease Receivables", together with the Lease Contracts, the "Leases") and interests in the related equipment (the "Equipment") to the Issuer. The net proceeds will be utilized to repay bank debt and for general corporate purposes.


                                 THE SERIES POOL


     THE LEASES. As of the close of business on September 21, 1999 (the "Issuance Date"), the Notes will be secured by a pool (the "Series Pool") that includes equipment lease contracts. The Lessees (as defined herein) are primarily hospitals, medical facilities, physicians and business owners throughout the United States. The Leases were originated or acquired by the Business Technology Group, the Healthcare Group and the Commercial & Industrial Group of Copelco Capital (or their predecessors) (collectively, the "Origination Groups"). See "Risk Factors," "Security for the Notes" and "Certain Legal Matters Affecting a Lessee's Rights and Obligations." Unless otherwise noted, the statistical information included herein was computed using the Statistical Discounted Present Value of the Leases as of the Cut-Off Date. Copelco Capital will not contribute and will retain payments on the Leases due during September 1999 to the Issuer. On the Issuance Date, an amount equal to interest which will accrue on the Notes from the Issuance Date to October 18, 1999 will be deposited in the Collection Account. The actual principal value of the Leases on the Issuance Date will be calculated using the Discounted Present Value of the Leases (as defined herein). The Statistical Discounted Present Value of the Leases as of the Cut-Off Date will not vary materially from the Discounted Present Value of the Leases as of the Cut-Off Date.


     The Leases are triple-net leases, which means that the terms of the leases require the lessees to pay all taxes, maintenance and insurance associated with the Equipment, and impose no affirmative obligations on the lessor, and are non-cancelable by the Lessees (as defined herein). Under certain conditions, however, Copelco Capital may consent to prepayment of the Leases. Generally, Copelco Capital will consent to a prepayment of a Lease where the Lessee is upgrading the Equipment. All payments under the Leases are absolute, unconditional obligations of the hospitals, non-hospital medical facilities, physicians, businesses and individual business owners who lease the Equipment (each, a "Lessee," and collectively, the "Lessees"). Lessees are without right of offset for any reason. Such payments will be made by the Lessees to Copelco Capital, as servicer, for the account of Copelco Capital Funding LLC 99-B.


     Each Lessee entered into its Lease for specified Equipment which may be designated in schedules incorporated into the Lease. To the extent not set forth in the Lease Contract, the schedules, among other things, establish the periodic payments and the term of the Lease with respect to such Equipment. The Leases follow one of several different forms of lease agreement, with occasional modifications which do not materially affect the basic terms of the Leases. As of August 31, 1999 (the "Cut-Off Date"), using the Statistical Discount Rate, the weighted average original term of the Series Pool is 52.70 months and the weighted average remaining term of the Series Pool is 47.69 months. Copelco Capital will represent and warrant that, as of the Cut-Off Date, all Leases will be current or less than 63 days delinquent and, as of the initial Determination Date (as defined herein).


     Lessees covenant to maintain the Equipment and install it at a place of business agreed upon with Copelco Capital. Delivery, transportation, repairs and maintenance are the obligation of the Lessees, and all Lessees are required to carry, at their respective expense, liability and replacement cost insurance under terms acceptable to Copelco Capital. Such insurance proceeds will constitute Casualty Payments (as defined herein). Subject to certain exceptions, if the Lessee does not provide evidence of insurance coverage within 90 days of the commencement of the Lease, Copelco Capital may obtain such insurance and invoice the Lessee for the cost thereof. Any defaults under a Lease (as such, a "Non-Performing Lease," as defined herein) permit a declaration, as immediately due and payable, of all remaining Lease payments under the Lease and the immediate return of the Equipment. Generally, any payments received six days after the scheduled payment date are subject to late charges.

     "Non-Performing Leases" are (a) Leases that have become more than 123 days delinquent or (b) Leases that have been accelerated by the Servicer or Leases that the Servicer has determined to be uncollectible in accordance with its customary practices. Copelco Capital, Inc. will represent and warrant that, as of the Cut-Off Date, none of the Leases are Non-Performing Leases.

     The Servicer's customary practices with respect to Non-Performing Leases include such action as is necessary to cause, or attempt to cause, the Lessee thereunder to cure such non-performance or to terminate such lease and recover the outstanding amount owed under the lease and all damages resulting from any default on the Non-Performing Leases. The Servicer will take action that is consistent with the customary practices of servicers in the equipment leasing industry. In addition, the Servicer will use its best efforts to sell or lease any Equipment that is subject to a Non-Performing Lease in a timely manner and upon the most favorable terms and conditions available at the time in order to recoup any amounts still due on the Lease.

     At the end of the Lease term, the Lessee must return the Equipment with certification from the manufacturer that the Equipment is in good working order, normal wear and tear excepted, unless the Lease is renewed or the Equipment is purchased by the Lessee.

     Historically, approximately 90% of the Equipment leased by the Origination Groups is purchased or re-leased by the original lessee at the expiration of the lease term. Pursuant to the terms of the Leases, the Lessee is generally required to advise Copelco Capital 90 to 120 days prior to the Lease termination of its intent to return the Equipment at the expiration of the Lease. In most cases, the failure by a Lessee to so advise Copelco Capital results in an automatic renewal of the Lease for a specified period. For Equipment which is returned to Copelco Capital by the Lessees, Copelco Capital participates in an active secondary market for the sale of used Equipment.

     THE EQUIPMENT. The Equipment subject to the Leases is purchased by Copelco Capital under direct specifications and instructions from the Lessees. As of the Cut-Off Date, the Series Pool had approximately 85 equipment categories.


     CERTAIN INFORMATION WITH RESPECT TO THE LEASES AND THE LESSEES. The following tables summarize certain information with respect to the Leases and the Lessees as of the Cut-Off Date. The issuer is not aware of any trends or changes relating to the data in the following tables that would be expected to impact the future performance of the pool of leases. In the tables below, the sum of any column may not equal the total due to rounding.

     THE PLEDGED ASSETS. The assets pledged to secure the Notes (the "Pledged Assets") will consist of a pool of copier, computer, healthcare and commercial and industrial equipment lease contracts, including payments due thereunder and certain interests in the related leased equipment acquired or originated by Copelco Capital and transferred to the Issuer. The Pledged Assets will, in addition, include the funds on deposit in Collection Account (as defined herein) and the Reserve Account (as defined herein).

                                                DISTRIBUTION OF LEASES BY STATE

                                                                                  PERCENTAGE OF                      PERCENTAGE OF
                                                                  STATISTICAL      STATISTICAL    AGGREGATE            AGGREGATE
                                               PERCENTAGE OF      DISCOUNTED        DISCOUNTED     ORIGINAL             ORIGINAL
                                                 NUMBER OF       PRESENT VALUE    PRESENT VALUE   EQUIPMENT            EQUIPMENT
               STATE          NUMBER OF LEASES     LEASES          OF LEASES        OF LEASES        COST                 COST
               -----          ----------------     ------          ---------        ---------        ----                 ----

Alabama                                 182            0.62%    $  6,679,912            1.18%    $  7,655,214            1.25%
Alaska                                   23            0.08          415,801            0.07          471,096            0.08
Arizona                                 428            1.46        8,927,425            1.58        9,767,948            1.59
Arkansas                                 71            0.24        2,673,955            0.47        3,050,874            0.50
California                            5,715           19.47      103,396,108           18.30      110,522,221           17.99
Colorado                                753            2.57       10,577,078            1.87       11,390,550            1.85
Connecticut                             575            1.96        7,903,588            1.40        9,054,562            1.47
Delaware                                 49            0.17          574,170            0.10          613,545            0.10
District of Columbia                    150            0.51        3,240,667            0.57        3,507,276            0.57
Florida                               1,713            5.84       35,438,004            6.27       37,603,039            6.12
Georgia                                 899            3.06       19,383,381            3.43       20,657,232            3.36
Hawaii                                   33            0.11          378,384            0.07          383,636            0.06
Idaho                                    63            0.21          948,169            0.17        1,012,856            0.16
Illinois                              1,484            5.06       22,819,669            4.04       24,777,951            4.03
Indiana                                 406            1.38        7,003,995            1.24        7,920,492            1.29
Iowa                                     73            0.25        1,590,149            0.28        1,846,164            0.30
Kansas                                   94            0.32        2,289,889            0.41        2,418,952            0.39
Kentucky                                127            0.43        3,370,187            0.60        3,703,913            0.60
Louisiana                               279            0.95        5,359,135            0.95        5,388,380            0.88
Maine                                   288            0.98        4,146,383            0.73        4,502,324            0.73
Maryland                                342            1.17        6,972,374            1.23        7,372,191            1.20
Massachusetts                           863            2.94       14,694,779            2.60       16,348,598            2.66
Michigan                                285            0.97        7,009,683            1.24        7,914,139            1.29
Minnesota                               121            0.41        4,871,551            0.86        6,011,373            0.98
Mississippi                              71            0.24        2,873,044            0.51        3,380,365            0.55
Missouri                                258            0.88        4,738,412            0.84        4,974,411            0.81
Montana                                  40            0.14          695,284            0.12          740,541            0.12
Nebraska                                 98            0.33        1,599,996            0.28        1,722,545            0.28
Nevada                                  295            1.01        5,475,376            0.97        5,722,477            0.93
New Hampshire                           234            0.80        2,418,193            0.43        2,650,525            0.43
New Jersey                            1,519            5.18       32,283,075            5.71       35,968,029            5.86
New Mexico                               90            0.31        2,184,792            0.39        2,420,926            0.39
New York                              4,577           15.60       78,837,191           13.95       87,195,725           14.20
North Carolina                          451            1.54       10,046,924            1.78       10,912,155            1.78
North Dakota                              5            0.02           29,050            0.01           37,322            0.01
Ohio                                    745            2.54       17,755,067            3.14       19,321,000            3.15
Oklahoma                                141            0.48        5,133,159            0.91        5,547,873            0.90
Oregon                                  380            1.29        7,467,469            1.32        8,311,855            1.35
Pennsylvania                            969            3.30       26,364,581            4.67       28,148,160            4.58
Puerto Rico                              17            0.06          547,190            0.10          607,201            0.10
Rhode Island                            193            0.66        3,595,569            0.64        3,874,095            0.63
South Carolina                          225            0.77        4,032,836            0.71        4,169,825            0.68
South Dakota                             10            0.03          116,342            0.02          115,870            0.02
Tennessee                               172            0.59        4,375,130            0.77        4,689,729            0.76
Texas                                 2,310            7.87       44,271,827            7.83       47,497,685            7.73
Utah                                    180            0.61        3,538,371            0.63        3,683,853            0.60
Vermont                                  21            0.07          303,073            0.05          301,491            0.05
Virginia                                435            1.48        7,017,357            1.24        7,469,662            1.22
Washington                              627            2.14       12,275,368            2.17       13,694,595            2.23
West Virginia                            81            0.28        2,184,413            0.39        2,302,040            0.37
Wisconsin                               173            0.59        4,003,431            0.71        4,611,748            0.75
Wyoming                                  14            0.05          236,211            0.04          247,498            0.04
-------------------------------------------------------------------------------------------------------------------------------
Total                                29,347          100.00%    $565,063,169          100.00%    $614,213,726          100.00%
-------------------------------------------------------------------------------------------------------------------------------


                                                 DISTRIBUTION OF LEASES BY LEASE BALANCE

                                                                                    PERCENTAGE OF                   PERCENTAGE OF
                                                                    STATISTICAL      STATISTICAL       AGGREGATE      AGGREGATE
                                                   PERCENTAGE OF     DISCOUNTED       DISCOUNTED       ORIGINAL        ORIGINAL
        STATISTICAL DISCOUNTED         NUMBER OF     NUMBER OF     PRESENT VALUE    PRESENT VALUE      EQUIPMENT      EQUIPMENT
      PRESENT VALUE OF THE LEASES       LEASES        LEASES         OF LEASES        OF LEASES          COST            COST
      ---------------------------       ------        ------         ---------        ---------          ----            ----
$        0.01 -            5,000.00     9,031         30.77%        $ 26,941,273        4.77%      $ 30,435,587          4.96%
     5,000.01 -           10,000.00     7,088         24.15           51,526,484        9.12         56,905,950          9.26
    10,000.01 -           15,000.00     4,052         13.81           49,837,323        8.82         54,823,501          8.93
    15,000.01 -           20,000.00     2,629          8.96           45,585,661        8.07         49,545,829          8.07
    20,000.01 -           25,000.00     1,601          5.46           35,723,543        6.32         38,548,619          6.28
    25,000.01 -           30,000.00     1,076          3.67           29,386,687        5.20         31,323,508          5.10
    30,000.01 -           35,000.00       702          2.39           22,680,553        4.01         24,182,191          3.94
    35,000.01 -           40,000.00       553          1.88           20,679,595        3.66         22,140,037          3.60
    40,000.01 -           45,000.00       388          1.32           16,450,623        2.91         17,586,258          2.86
    45,000.01 -           50,000.00       277          0.94           13,149,195        2.33         13,979,079          2.28
    50,000.01 -           60,000.00       464          1.58           25,294,404        4.48         26,520,857          4.32
    60,000.01 -           70,000.00       307          1.05           19,930,602        3.53         21,137,697          3.44
    70,000.01 -           80,000.00       233          0.79           17,390,873        3.08         18,166,937          2.96
    80,000.01 -           90,000.00       172          0.59           14,530,149        2.57         14,788,686          2.41
    90,000.01 -          100,000.00       125          0.43           11,884,762        2.10         12,796,857          2.08
   100,000.01 -          125,000.00       182          0.62           20,247,287        3.58         21,981,156          3.58
   125,000.01 -          150,000.00       105          0.36           14,333,852        2.54         15,381,414          2.50
   150,000.01 -          175,000.00        88          0.30           14,360,617        2.54         15,890,851          2.59
   175,000.01 -          200,000.00        46          0.16            8,633,416        1.53          9,472,002          1.54
   200,000.01 -          300,000.00        95          0.32           23,068,526        4.08         25,402,840          4.14
   300,000.01 -          400,000.00        53          0.18           18,174,664        3.22         20,172,207          3.28
   400,000.01 -          500,000.00        25          0.09           11,193,339        1.98         12,582,652          2.05
   500,000.01 -          600,000.00        10          0.03            5,219,486        0.92          5,924,298          0.96
   600,000.01 -          700,000.00         9          0.03            5,817,914        1.03          6,232,574          1.01
   700,000.01 -          800,000.00         1          0.00              739,523        0.13            846,685          0.14
   800,000.01 -          900,000.00         7          0.02            6,029,240        1.07          6,956,762          1.13
   900,000.01 -        1,000,000.00         8          0.03            7,477,275        1.32          8,426,461          1.37
 1,000,000.01 -        1,500,000.00        16          0.05           20,505,206        3.63         22,163,499          3.61
 1,500,000.01 -        2,000,000.00         2          0.01            3,388,054        0.60          4,442,035          0.72
greater than           2,000,000.00         2          0.01            4,883,043        0.86          5,456,697          0.89
------------------------------------------------------------------------------------------------------------------------------
Total                                  29,347        100.00%        $565,063,169      100.00%      $614,213,726        100.00%
------------------------------------------------------------------------------------------------------------------------------


                                                    DISTRIBUTION OF LEASES BY REMAINING TERM TO MATURITY

                                                                                PERCENTAGE OF
                                                                                STATISTICAL                         PERCENTAGE OF
                                                        STATISTICAL             DISCOUNTED                            AGGREGATE
   REMAINING TERM    NUMBER OF    PERCENTAGE OF     DISCOUNTED PRESENT VALUE   PRESENT VALUE OF  AGGREGATE ORIGINAL    ORIGINAL
     (MONTHS)          LEASES    NUMBER OF LEASES        OF LEASES                LEASES           EQUIPMENT COST   EQUIPMENT COST
     --------          ------    ----------------        ---------                ------           --------------   --------------
      1 -    12          457          1.56%            $  3,652,736                 0.65%          $  4,623,633         0.75%
     13 -    24        1,096          3.73               12,847,843                 2.27             15,833,722         2.58
     25 -    36       13,198         44.97              147,834,081                26.16            169,157,015        27.54
     37 -    48        4,200         14.31               77,765,971                13.76             85,005,274        13.84
     49 -    60       10,002         34.08              288,060,417                50.98            304,288,567        49.54
     61 -    72          255          0.87               18,104,507                 3.20             18,402,993         3.00
     73 -    84          137          0.47               16,421,757                 2.91             16,538,150         2.69
     85 -    96            2          0.01                  375,856                 0.07                364,373         0.06
-------------------------------------------------------------------------------------------------------------------------------
Total                 29,347        100.00%            $565,063,169               100.00%          $614,213,726       100.00%
-------------------------------------------------------------------------------------------------------------------------------


                                                    DISTRIBUTION OF LEASES BY ORIGINAL TERM TO MATURITY

                                                                       PERCENTAGE OF
                                                      STATISTICAL       STATISTICAL                           PERCENTAGE OF
                                                      DISCOUNTED        DISCOUNTED                              AGGREGATE
ORIGINAL TERM    NUMBER OF       PERCENTAGE OF      PRESENT VALUE    PRESENT VALUE OF    AGGREGATE ORIGINAL     ORIGINAL
  (MONTHS)        LEASES        NUMBER OF LEASES      OF LEASES           LEASES           EQUIPMENT COST    EQUIPMENT COST
  --------        ------        ----------------      ---------           ------           --------------    --------------

  1 -    12          157              0.53%        $   1,395,574            0.25%          $  1,788,543            0.29%
 13 -    24          653              2.23             8,031,734            1.42              9,779,564            1.59
 25 -    36        2,929              9.98            47,128,745            8.34             52,942,043            8.62
 37 -    48       12,256             41.76           133,807,666           23.68            153,386,570           24.97
 49 -    60        5,901             20.11           166,826,479           29.52            177,936,595           28.97
 61 -    72        7,286             24.83           187,208,566           33.13            197,668,965           32.18
 73 -    84          146              0.50            16,538,281            2.93             16,703,776            2.72
 85 -    96           19              0.06             4,126,124            0.73              4,007,669            0.65
-------------------------------------------------------------------------------------------------------------------------------
Total             29,347            100.00%         $565,063,169          100.00%          $614,213,726          100.00%
-------------------------------------------------------------------------------------------------------------------------------



                                                       DISTRIBUTION OF LEASES BY CLASSIFICATION TYPE

                                                                              PERCENTAGE OF
                                                                               STATISTICAL                            PERCENTAGE OF
                                                           STATISTICAL         DISCOUNTED                               AGGREGATE
                                        PERCENTAGE OF   DISCOUNTED PRESENT  PRESENT VALUE OF     AGGREGATE ORIGINAL     ORIGINAL
    LEASE TYPE     NUMBER OF LEASES   NUMBER OF LEASES   VALUE OF LEASES         LEASES            EQUIPMENT COST    EQUIPMENT COST
    ----------     ----------------   ----------------   ---------------         ------            --------------    --------------

Finance Lease           28,877             98.40%            $541,947,849       95.91%               $582,572,403           94.85%
Operating Lease            470              1.60               23,115,321        4.09                  31,641,323            5.15
---------------------------------------------------------------------------------------------------------------------------------
Total                   29,347            100.00%            $565,063,169      100.00%               $614,213,726          100.00%
---------------------------------------------------------------------------------------------------------------------------------



                                                     DISTRIBUTION OF FINANCE LEASES BY PURCHASE OPTION

                                                                              PERCENTAGE OF
                                                                               STATISTICAL                            PERCENTAGE OF
                                                           STATISTICAL         DISCOUNTED                               AGGREGATE
                                        PERCENTAGE OF   DISCOUNTED PRESENT  PRESENT VALUE OF     AGGREGATE ORIGINAL     ORIGINAL
PURCHASE OPTION    NUMBER OF LEASES   NUMBER OF LEASES   VALUE OF LEASES         LEASES            EQUIPMENT COST    EQUIPMENT COST
----------------   ----------------   ----------------   ---------------         ------            --------------    --------------
Fair Market Value       19,027              65.89%           $258,960,419           47.78%          $288,775,010          49.57%
Fixed Purchase Option    2,729               9.45              74,882,031           13.82             80,762,248          13.86
Nominal Buyout           7,121              24.66             208,105,399           38.40            213,035,146          36.57
---------------------------------------------------------------------------------------------------------------------------------
Total                   28,877             100.00%           $541,947,849          100.00%          $582,572,403         100.00%
---------------------------------------------------------------------------------------------------------------------------------


                                                          DISTRIBUTION OF LEASES BY DELINQUENCIES

                                                                              PERCENTAGE OF
                                                                               STATISTICAL                            PERCENTAGE OF
                                                           STATISTICAL         DISCOUNTED                               AGGREGATE
                                        PERCENTAGE OF   DISCOUNTED PRESENT  PRESENT VALUE OF     AGGREGATE ORIGINAL     ORIGINAL
DAYS DELINQUENT    NUMBER OF LEASES   NUMBER OF LEASES   VALUE OF LEASES         LEASES            EQUIPMENT COST    EQUIPMENT COST
----------------   ----------------   ----------------   ---------------         ------            --------------    --------------
0 - 29                  28,655         97.64%               $556,133,690          98.42%           $604,435,295        98.41%
30 - 59                    692          2.36                   8,929,479           1.58               9,778,432         1.59
-----------------------------------------------------------------------------------------------------------------------------------
Total                   29,347        100.00%               $565,063,169         100.00%           $614,213,726       100.00%
-----------------------------------------------------------------------------------------------------------------------------------


                                                        DISTRIBUTION OF LEASES BY ORIGINATING GROUPS

                                                                              PERCENTAGE OF
                                                                               STATISTICAL                            PERCENTAGE OF
                                                           STATISTICAL         DISCOUNTED                               AGGREGATE
                      NUMBER            PERCENTAGE OF   DISCOUNTED PRESENT  PRESENT VALUE OF     AGGREGATE ORIGINAL     ORIGINAL
ORIGINATING GROUPS   OF LEASES        NUMBER OF LEASES   VALUE OF LEASES         LEASES            EQUIPMENT COST    EQUIPMENT COST
------------------ ----------------   ----------------   ---------------         ------            --------------    --------------
Business Technology         24,385         83.09%          $354,396,236          62.72%             $380,840,878        62.00%
Healthcare                   3,453         11.77            138,979,425          24.60               147,370,365        23.99
Commercial and
  Industrial                 1,509          5.14             71,687,508          12.69                86,002,484        14.00
-------------------------------------------------------------------------------- --------------------------------------------------
Total                       29,347        100.00%          $565,063,169        1 00.00%             $614,213,726       100.00%
-----------------------------------------------------------------------------------------------------------------------------------



                                             DISTRIBUTION OF LEASES BY EQUIPMENT TYPE

                                                                                                        PERCENTAGE OF
                                                                                                         STATISTICAL
                                                                                     STATISTICAL         DISCOUNTED
                                                                  PERCENTAGE OF   DISCOUNTED PRESENT  PRESENT VALUE OF
  EQUIPMENT TYPE                             NUMBER OF LEASES   NUMBER OF LEASES   VALUE OF LEASES         LEASES
------------------                           ----------------   ----------------   ---------------         ------
Anesthesia Equipment                                  4              0.01%       $    229,523              0.04%
Automated Chemistry Systems                          68              0.23           4,820,926              0.85
Automated Hematology Systems                        106              0.36           2,398,572              0.42
Automated Test Equipment                              3              0.01             108,530              0.02
Automobile Shop Equipment                            12              0.04             196,208              0.03
Automobiles                                           1              0.00             175,155              0.03
Carts, Stretchers, Wheel Chairs                      75              0.26           1,349,780              0.24
Cash Registers, Point of Sale                       119              0.41           2,618,872              0.46
Cobalt and X-Ray Therapy Equipment                    1              0.00              28,218              0.00
Communication Equipment                               8              0.03             227,430              0.04
Computer                                          1,881              6.41          36,298,961              6.42
Computer Systems--Drs & Hosp                        298              1.02           9,436,965              1.67
Construction Equipment                               51              0.17           2,250,835              0.40
Copier                                           19,271             65.67         248,826,977             44.04
Dental Operatory Equipment                          676              2.30          17,002,678              3.01
Digital Cameras                                       1              0.00              15,449              0.00
Document Imaging Equipment                          234              0.80           4,195,140              0.74
ECG (EKG) and Defibrillators                         25              0.09             262,640              0.05
EEG                                                   1              0.00              13,375              0.00
Electrical Generators                                 1              0.00              41,545              0.01
Electronics Production Equipment                    122              0.42          30,200,254              5.34
Environmental Control Equipment                       1              0.00              68,581              0.01
Fabrication Equipment                                 9              0.03             333,697              0.06
Facsimile                                         1,304              4.44           4,556,552              0.81
Fire Protection Equipment                             1              0.00              43,024              0.01
Food Processing Equipment                            11              0.04             402,359              0.07
Food Refrigeration Equipment                          3              0.01             105,256              0.02
Furniture and Fixtures                               37              0.13           1,440,543              0.25
Gamma Cameras                                        28              0.10           8,474,398              1.50
Heating & Air Conditioning Equipment                  2              0.01              30,308              0.01
Holter Monitors                                       8              0.03              75,690              0.01
Hosp Beds; Elec. Stryker FRMS, Burn Beds             13              0.04             142,683              0.03
Industrial Laboratory Equipment                       1              0.00              36,212              0.01
Industrial Production Equipment                       5              0.02             126,029              0.02
Laminating Devices                                    2              0.01              36,280              0.01
Lasers                                               23              0.08           1,677,021              0.30
Laundry Equipment                                     5              0.02             197,951              0.04
Lift Trucks                                           1              0.00              12,810              0.00
Lithotripters and Dialysis Equipment                  2              0.01             663,876              0.12
Machine Tools                                        11              0.04             639,006              0.11
Mailing Equipment                                    29              0.10             276,755              0.05
Mammography                                           7              0.02             550,087              0.10
Materials Handling Equipment                      1,348              4.59          35,234,824              6.24
MBL X-Ray Systems; C-arm; IMG I                       1              0.00             104,204              0.02

                                                                  PERCENTAGE OF
                                                                    AGGREGATE
                                             AGGREGATE ORIGINAL     ORIGINAL
  EQUIPMENT TYPE                               EQUIPMENT COST    EQUIPMENT COST
------------------                             --------------    --------------
Anesthesia Equipment                           $    238,084             0.04%
Automated Chemistry Systems                       5,151,915             0.84
Automated Hematology Systems                      2,551,222             0.42
Automated Test Equipment                            100,792             0.02
Automobile Shop Equipment                           179,979             0.03
Automobiles                                         191,558             0.03
Carts, Stretchers, Wheel Chairs                   1,327,616             0.22
Cash Registers, Point of Sale                     2,745,174             0.45
Cobalt and X-Ray Therapy Equipment                   24,698             0.00
Communication Equipment                             214,647             0.03
Computer                                         37,623,802             6.13
Computer Systems--Drs & Hosp                      9,829,275             1.60
Construction Equipment                            2,250,315             0.37
Copier                                          273,672,277            44.56
Dental Operatory Equipment                       17,064,048             2.78
Digital Cameras                                      14,400             0.00
Document Imaging Equipment                        4,614,187             0.75
ECG (EKG) and Defibrillators                        279,692             0.05
EEG                                                  12,817             0.00
Electrical Generators                                33,475             0.01
Electronics Production Equipment                 36,659,514             5.97
Environmental Control Equipment                      60,750             0.01
Fabrication Equipment                               326,570             0.05
Facsimile                                         5,153,791             0.84
Fire Protection Equipment                            40,638             0.01
Food Processing Equipment                           398,717             0.06
Food Refrigeration Equipment                         95,989             0.02
Furniture and Fixtures                            1,404,042             0.23
Gamma Cameras                                     9,605,647             1.56
Heating & Air Conditioning Equipment                 28,735             0.00
Holter Monitors                                      79,175             0.01
Hosp Beds; Elec. Stryker FRMS, Burn Beds            139,933             0.02
Industrial Laboratory Equipment                      34,141             0.01
Industrial Production Equipment                     120,750             0.02
Laminating Devices                                   41,614             0.01
Lasers                                            1,816,471             0.30








Laundry Equipment                                   187,379             0.03
Lift Trucks                                          14,500             0.00
Lithotripters and Dialysis Equipment                727,900             0.12
Machine Tools                                       647,426             0.11
Mailing Equipment                                   278,071             0.05
Mammography                                         593,804             0.10
Materials Handling Equipment                     42,664,105             6.95
MBL X-Ray Systems; C-arm; IMG I                     107,000             0.02



                                                          DISTRIBUTION OF LEASES BY EQUIPMENT TYPE

                                                                                                        PERCENTAGE OF
                                                                                                         STATISTICAL
                                                                                     STATISTICAL         DISCOUNTED
                                                                  PERCENTAGE OF   DISCOUNTED PRESENT  PRESENT VALUE OF
  EQUIPMENT TYPE                             NUMBER OF LEASES   NUMBER OF LEASES   VALUE OF LEASES         LEASES
------------------                           ----------------   ----------------   ---------------         ------
Medical Equipment                                     5              0.02             161,250              0.03
Misc. Commercial & Industrial Equipment             320              1.09          13,280,828              2.35
Miscellaneous Hospital Equipment                    235              0.80          27,660,123              4.90
Misc. Lab Eqp. (Pthlgy, Gas, Chrmts)                  4              0.01              64,836              0.01
Misc. Vet Eqp. Cages, Scales, Tables                  1              0.00              48,674              0.01
Misc. X-Ray Eqp. (Tnks, Driers,Tbl)                   8              0.03             428,942              0.08
Miscellaneous                                       608              2.07          25,674,575              4.54
MRI Systems                                           4              0.01           2,435,006              0.43
Misc. Eqp.-Golf Carts, Lawn Care                      2              0.01              47,507              0.01
Office Furniture                                     30              0.10             953,238              0.17
Operating Microscopes                                 2              0.01             312,123              0.06
Opthlmc Diag Eqp (Slit Lamps,Tonometers)             96              0.33           2,177,268              0.39
Opt Eqp; Lens Grinding, Resurfacing                  40              0.14           1,260,109              0.22
Packaging Equipment                                 135              0.46           5,458,976              0.97
Patient Monitoring Systems                           89              0.30           2,148,090              0.38
Phone, TV, Comm Equipment                            26              0.09             499,825              0.09
Photo Equipment                                       3              0.01              61,222              0.01
Phys Misc Medical Eqp & Exam Tables                 747              2.55          18,994,292              3.36
Phys Office Furn, Fixtures & Phones                  10              0.03             167,167              0.03
Pollution Control Equipment                           1              0.00              39,648              0.01
Printing Equipment                                  298              1.02          17,008,375              3.01
Processing Equipment                                  6              0.02             347,867              0.06
Pulse Oximetry Equipment                              1              0.00              37,788              0.01
Radiographic Flouroscopic Systems                     1              0.00             925,800              0.16
Respiratory Therapy Equipment                       507              1.73          13,387,390              2.37
Restaurant, Hotel & Motel Equipment                  42              0.14           1,445,669              0.26
Scanners                                              3              0.01             125,789              0.02
Security Systems                                     15              0.05             286,608              0.05
Standard Printers                                    10              0.03             258,683              0.05
Standard X-Ray Systems                               21              0.07             838,605              0.15
Surgical Eqp; Scopes, Electrosurgical                 4              0.01              76,032              0.01
Telephone                                            87              0.30           3,133,399              0.55
Telex                                                 2              0.01               5,249              0.00
Textile Equipment                                     3              0.01             189,493              0.03
Trash Compactors and Bailers                          2              0.01              22,978              0.00
Typewriters                                           1              0.00               1,563              0.00
Ultrasounds                                          77              0.26           6,338,724              1.12
Vending Machines                                      1              0.00              10,404              0.00
Word Processors                                       1              0.00              24,371              0.00
Working Capital                                      88              0.30           2,784,523              0.49
X-Ray Spec Systems; Angiography                       1              0.00              13,979              0.00
------------------------------------------------------------------------------------------------------------------------
Total                                            29,347            100.00%       $565,063,169            100.00%
------------------------------------------------------------------------------------------------------------------------



                                                                      PERCENTAGE OF
                                                                        AGGREGATE
                                                 AGGREGATE ORIGINAL     ORIGINAL
  EQUIPMENT TYPE                                   EQUIPMENT COST    EQUIPMENT COST
------------------                                 --------------    --------------
Medical Equipment                                       151,567             0.02
Misc. Commercial & Industrial Equipment              12,446,948             2.03
Miscellaneous Hospital Equipment                     28,782,390             4.69
Misc. Lab Eqp. (Pthlgy, Gas, Chrmts)                     66,444             0.01
Misc. Vet Eqp. Cages, Scales, Tables                     56,850             0.01
Misc. X-Ray Eqp. (Tnks, Driers,Tbl)                     478,560             0.08
Miscellaneous                                        25,870,934             4.21
MRI Systems                                           2,742,031             0.45
Misc. Eqp.-Golf Carts, Lawn Care                         46,166             0.01
Office Furniture                                        932,997             0.15
Operating Microscopes                                   488,184             0.08
Opthlmc Diag Eqp (Slit Lamps,Tonometers)              2,395,023             0.39
Opt Eqp; Lens Grinding, Resurfacing                   1,348,284             0.22
Packaging Equipment                                   6,216,777             1.01
Patient Monitoring Systems                            2,237,242             0.36
Phone, TV, Comm Equipment                               512,348             0.08
Photo Equipment                                          49,127             0.01
Phys Misc Medical Eqp & Exam Tables                  20,203,403             3.29
Phys Office Furn, Fixtures & Phones                     163,195             0.03
Pollution Control Equipment                              35,896             0.01
Printing Equipment                                   17,836,610             2.90
Processing Equipment                                    337,779             0.05
Pulse Oximetry Equipment                                 36,585             0.01
Radiographic Flouroscopic Systems                     1,005,000             0.16
Respiratory Therapy Equipment                        13,953,993             2.27
Restaurant, Hotel & Motel Equipment                   1,306,683             0.21
Scanners                                                132,527             0.02
Security Systems                                        286,026             0.05
Standard Printers                                       300,352             0.05
Standard X-Ray Systems                                  871,106             0.14
Surgical Eqp; Scopes, Electrosurgical                    78,353             0.01
Telephone                                             3,233,493             0.53
Telex                                                     5,633             0.00
Textile Equipment                                       171,035             0.03
Trash Compactors and Bailers                             22,270             0.00
Typewriters                                               1,730             0.00
Ultrasounds                                           7,249,970             1.18
Vending Machines                                         10,000             0.00
Word Processors                                          21,085             0.00
Working Capital                                       2,766,832             0.45
X-Ray Spec Systems; Angiography                          15,670             0.00
---------------------------------------------------------------------------------
Total                                              $614,213,726           100.00%
---------------------------------------------------------------------------------

1    The following abbreviations used in this table have the following meanings:
     "Eqp." -- Equipment
     "Misc." -- Miscellaneous

     CASH FLOW OF THE RECEIVABLES. The following shows the scheduled cashflows from the lease contracts.

                 COLLECTION PERIOD                           SCHEDULED CASHFLOW
                 -----------------                           ------------------

October 1999..........................................          $14,790,929.11
November 1999.........................................           15,025,822.92
December 1999.........................................           14,971,956.17
January 2000..........................................           15,051,039.06
February 2000.........................................           15,288,560.66
March 2000............................................           15,247,838.89
April 2000............................................           15,244,860.92
May 2000..............................................           15,279,086.65
June 2000.............................................           15,066,019.57
July 2000.............................................           15,088,955.96
August 2000...........................................           15,015,982.19
September 2000........................................           14,859,653.86
October 2000..........................................           14,815,721.58
November 2000.........................................           14,871,000.11
December 2000.........................................           14,721,157.14
January 2001..........................................           14,697,163.86
February 2001.........................................           14,782,158.55
March 2001............................................           14,663,809.73
April 2001............................................           14,562,836.71
May 2001..............................................           14,649,551.98
June 2001.............................................           14,375,308.93
July 2001.............................................           14,469,361.84
August 2001...........................................           14,351,575.56
September 2001........................................           14,101,243.83
October 2001..........................................           14,120,770.91
November 2001.........................................           14,164,300.16
December 2001.........................................           13,947,556.39
January 2002..........................................           13,774,356.86
February 2002.........................................           13,647,171.64
March 2002............................................           12,955,925.94
April 2002............................................           12,207,305.56
May 2002..............................................           11,670,682.44
June 2002.............................................           10,801,415.50
July 2002.............................................           10,235,915.03
August 2002...........................................            9,693,862.24
September 2002........................................            8,919,727.30
October 2002..........................................            8,885,606.36
November 2002.........................................            8,911,607.80
December 2002.........................................            8,734,739.31
January 2003..........................................            9,314,969.60
February 2003.........................................            8,467,411.35
March 2003............................................            8,243,668.29
April 2003............................................            8,012,217.27
May 2003..............................................            7,795,676.95
June 2003.............................................            7,493,620.66
July 2003.............................................            7,260,587.36
August 2003...........................................            7,051,006.19
September 2003........................................            6,856,506.33
October 2003..........................................            6,853,063.93
November 2003.........................................            6,826,738.67
December 2003.........................................            6,608,596.79
January 2004..........................................            6,308,610.41
February 2004.........................................            5,722,088.39

                 COLLECTION PERIOD                           SCHEDULED CASHFLOW
                 -----------------                           ------------------

March 2004............................................            5,052,948.14
April 2004............................................            4,203,515.93
May 2004..............................................            3,421,624.72
June 2004.............................................            2,557,398.92
July 2004.............................................            1,772,806.34
August 2004...........................................            1,106,641.89
September 2004........................................              662,612.34
October 2004..........................................              586,698.07
November 2004.........................................              549,404.96
December 2004.........................................              494,579.79
January 2005..........................................              466,437.36
February 2005.........................................              455,009.71
March 2005............................................              394,943.03
April 2005............................................              358,402.72
May 2005..............................................              367,374.26
June 2005.............................................              332,560.88
July 2005.............................................              314,679.06
August 2005...........................................              357,652.11
September 2005........................................              278,144.62
October 2005..........................................              278,144.62
November 2005.........................................              277,200.89
December 2005.........................................              256,661.28
January 2006..........................................              215,712.63
February 2006.........................................              207,814.73
March 2006............................................              179,785.89
April 2006............................................              207,448.74
May 2006..............................................              100,011.60
June 2006.............................................               84,499.82
July 2006.............................................               43,568.85
August 2006...........................................                8,825.43
September 2006........................................                5,487.90
October 2006..........................................                5,487.90
November 2006.........................................                4,512.90
December 2006.........................................                4,512.90
January 2007..........................................                4,512.90
February 2007.........................................                4,512.90
March 2007............................................                4,512.90
April 2007............................................                4,512.90
May 2007..............................................                4,512.90
June 2007.............................................                    0.00

     HISTORICAL DELINQUENCY INFORMATION. Lease receivables are generally evaluated by Copelco Capital for write-down when they become over 92 days delinquent. General delinquency information for equipment leases not written down in the Origination Groups that are owned by Copelco Capital is set forth below.

                                                             HISTORICAL DELINQUENCY EXPERIENCE

                                                             COPELCO CAPITAL COMBINED PORTFOLIO

                        JUNE 30, 1999        DECEMBER 31, 1998      DECEMBER 31, 1997     DECEMBER 31, 1996
                        -------------        -----------------      -----------------     -----------------
Total Receivables
Balance (1)              $2,390,956,121         $2,110,428,632         $1,732,009,721         $1,503,055,810
---------------------------------------------------------------------------------------------------------------
No. of Delinquent
    Days
30-59 days             48,341,807  2.02%     47,444,381   2.25%     38,610,259   2.23%     34,481,668   2.29%
60-89 days             14,057,263  0.59%     13,152,258   0.62%     11,999,057   0.69%      8,136,578   0.54%
90 days+               12,430,557  0.52%      5,244,005   0.25%     10,437,965   0.60%      7,587,972   0.50%
---------------------------------------------------------------------------------------------------------------
Total Delinquencies   $74,829,627  3.13%    $65,840,644   3.12%    $61,047,281   3.52%    $50,206,218   3.34%
                         DECEMBER 31, 1995       DECEMBER 31, 1994
                         -----------------       -----------------
Total Receivables
Balance (1)                $1,238,424,241           $1,000,488,313
------------------------------------------------------------------
No. of Delinquent
    Days
30-59 days                26,255,335   2.12%     14,846,559   1.48%
60-89 days                 4,976,920   0.40%      3,971,389   0.40%
90 days+                   6,703,063   0.54%      6,748,827   0.67%
------------------------------------------------------------------
Total Delinquencies   $  $37,935,318   3.06%    $25,566,775   2.56%

(1)   The Total Receivables Balance is equal to the aggregate future rent owing on the leases.
                                                                 BUSINESS TECHNOLOGY GROUP

                        JUNE 30, 1999        DECEMBER 31, 1998      DECEMBER 31, 1997     DECEMBER 31, 1996
                        -------------        -----------------      -----------------     -----------------
Total Receivables
Balance (1)            $1,434,334,308          $1,213,803,856          $ 964,765,984        $ 812,719,952
------------------------------------------------------------------------------------------------------------
No. of Delinquent
    Days
30-59 days             30,920,358   2.16%    25,605,251   2.11%    21,036,692   2.18%    24,072,598   2.96%
60-89 days              9,942,586   0.69%     8,054,059   0.66%     5,451,379   0.57%     5,249,429   0.65%
90 days+                8,432,821   0.59%     4,157,517   0.34%     6,432,173   0.67%     4,940,285   0.61%
------------------------------------------------------------------------------------------------------------
Total Delinquencies   $49,295,765   3.44%   $37,816,827   3.12%   $32,920,244   3.41%   $34,262,311   4.22%

                          DECEMBER 31, 1995       DECEMBER 31, 1994
                          -----------------       -----------------
Total Receivables
Balance (1)                 $ 669,800,055           $ 543,197,213
-------------------------------------------------------------------
No. of Delinquent
    Days
30-59 days                18,298,832   2.73%     8,636,836   1.59%
60-89 days                 3,492,843   0.52%     2,281,428   0.42%
90 days+                   4,867,482   0.73%     3,096,224   0.57%
-------------------------------------------------------------------
Total Delinquencies      $26,659,157   3.98%   $14,014,488   2.58%

(1) The Total Receivables Balance is equal to the aggregate future rent owing on the leases.

                                                        HEALTHCARE AND COMMERCIAL & INDUSTRIAL GROUP

                        JUNE 30, 1999        DECEMBER 31, 1998      DECEMBER 31, 1997     DECEMBER 31, 1996
                        -------------        -----------------      -----------------     -----------------
Total Receivables
Balance (1)            $ 956,621,813           $ 896,624,776           $ 767,243,737       $ 690,335,858
--------------------------------------------------------------------------------------------------------------
No. of Delinquent
    Days
30-59 days             17,421,449  1.82%     21,839,130   2.44%     17,573,567   2.29%     10,409,069   1.51%
60-89 days              4,114,677  0.43%      5,098,199   0.57%      6,547,678   0.85%      2,887,149   0.42%
90 days+                3,997,736  0.42%      1,086,488   0.12%      4,005,792   0.52%      2,647,688   0.38%
--------------------------------------------------------------------------------------------------------------
Total Delinquencies   $25,533,862  2.67%    $28,023,817   3.13%    $28,127,037   3.67%    $15,943,906   2.31%

                        DECEMBER 31, 1995       DECEMBER 31, 1994
                        -----------------       -----------------
Total Receivables
Balance (1)              $ 568,624,186           $ 457,291,099
-----------------------------------------------------------------
No. of Delinquent
    Days
30-59 days                7,956,503   1.40%      6,209,732    1.36%
60-89 days                1,484,077   0.26%      1,689,961    0.37%
90 days+                  1,835,581   0.32%      3,652,603    0.80%
-----------------------------------------------------------------
Total Delinquencies     $11,276,161   1.98%    $11,552,287    2.53%

(1) The Total Receivables Balance is equal to the aggregate future rent owing on the leases.

     HISTORICAL DEFAULT EXPERIENCE. All accounts assessed over 92 days past due automatically become non-accruing accounts. Any subsequent recoveries offset net losses. General charge-off information for Leases in the Origination Groups that are owned and serviced by Copelco Capital for the period January 1, 1993 to June 30, 1999 is set forth below.


                                                  HISTORICAL CHARGE-OFF EXPERIENCE
                                                       (DOLLARS IN THOUSANDS)


                                              COPELCO CAPITAL COMBINED PORTFOLIO

                           JUNE 30,         DECEMBER 31,      DECEMBER 31,      DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                            1999               1998              1997              1996              1995              1994
                        -----------        -----------       -----------       -----------       -----------       -----------
Average Receivables
Outstanding (1)         $ 2,250,692        $ 1,921,219       $ 1,617,532       $ 1,370,740       $ 1,119,456       $   868,431
--------------------------------------------------------------------------------------------------------------------------------
Net Losses              $    15,976        $    32,477       $    22,138       $    15,713       $    11,457       $    10,328
Net Losses as a %
  of Avg. Receivables          1.42% (2)          1.69%             1.37%             1.15%             1.02%             1.19%

(1)  Equals the arithmetic average of the beginning of the period Receivable
     Balance and the end of the period Receivable Balance. The Receivables
     Balance is equal to the aggregate future rent owing on the leases.

(2)  Annualized


                                                      BUSINESS TECHNOLOGY GROUP
                                                       (DOLLARS IN THOUSANDS)

                           JUNE 30,         DECEMBER 31,      DECEMBER 31,      DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                            1999               1998              1997              1996              1995              1994
                        -----------        -----------       -----------       -----------       -----------       -----------
Average Receivables
Outstanding (1)           $ 1,324,069        $ 1,089,285       $   888,742       $   741,260       $   606,499       $   464,518
---------------------------------------------------------------------------------------------------------------------------------
Net Losses                $    11,854        $    22,789       $    16,295       $    13,386       $     9,969       $     7,415
Net Losses as a %
  of Avg. Receivables            1.79% (2)          2.09%             1.83%             1.81%             1.64%             1.60%

(1)  Equals the arithmetic average of the beginning of the period Receivable
     Balance and the end of the period Receivable Balance. The Receivables
     Balance is equal to the aggregate future rent owing on the leases.

(2)  Annualized


                                            HEALTHCARE AND COMMERCIAL & INDUSTRIAL GROUP
                                                       (DOLLARS IN THOUSANDS)

                           JUNE 30,         DECEMBER 31,      DECEMBER 31,      DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                            1999               1998              1997              1996              1995              1994
                        -----------        -----------       -----------       -----------       -----------       -----------
Average Receivables
Outstanding (1)           $   926,623        $   831,934       $   728,790       $   629,480       $   512,958       $   403,913
---------------------------------------------------------------------------------------------------------------------------------
Net Losses                $     4,122        $     9,688       $     5,843       $     2,327       $     1,488       $     2,913
Net Losses as a %
  of Avg. Receivables            0.89% (2)          1.16%             0.80%             0.37%             0.29%             0.72%

(1) Equals the arithmetic average of the beginning of the period Receivable Balance and the end of the period Receivable Balance. The Receivables Balance is equal to the aggregate future rent owing on the leases.

(2)  Annualized

     There can be no assurance that the levels of delinquency and loss reflected in the above tables are or will be indicative of the performance of the Leases in the future.

             COPELCO CAPITAL'S UNDERWRITING AND SERVICING PRACTICES

     GENERAL. Copelco Capital, a Delaware corporation, was incorporated in October 1986. Copelco Capital is a wholly-owned subsidiary of Copelco Financial Services Group, Inc. ("Copelco Financial"). Copelco Capital's primary business consists of originating and servicing leases to healthcare providers, businesses, business owners and individuals in the United States and Canada. Copelco Capital has multiple locations and is headquartered at One International Boulevard, Mahwah, New Jersey 07430 and its phone number is (609) 231-9600.

     In May 1993, Copelco Financial (which was incorporated in July 1982) reorganized its two primary operating subsidiaries, Copelco Credit Corporation ("Copelco Credit") and Copelco Leasing Corporation ("Copelco Leasing"), into six strategic business units (each, an "SBU"). Then, effective July 1994, Copelco Leasing was merged into Copelco Credit with Copelco Credit as the surviving legal entity; Copelco Credit then changed its name to Copelco Capital, Inc., merging all of Copelco Leasing's and Copelco Capital's leasing operations.


     Copelco Capital currently consists of three separate operating groups (each, a "Group") the Business Technology Group, the Healthcare Group and the Commercial & Industrial Group. The Business Technology Group, the Healthcare Group and the Commercial & Industrial Group originated 62.72%, 24.60% and 12.69%, respectively, of the Leases to be included in the subject transaction (based upon the Statistical Discounted Present Value of the Leases as of the Cut-Off Date).


     The Business Technology Group leases small-ticket office equipment, primarily photocopiers and computers, to businesses and business owners throughout the United States and Canada through multiple manufacturer, vendor and dealer programs. The Business Technology Group is the successor Group to Copelco Capital's Document Imaging, Major Accounts, Computer and Canadian SBUs. Copelco Capital merged these four units in January 1997 in order to achieve greater operating and marketing efficiencies.

     The Healthcare Group provides a diversified range of leasing services for the financing of healthcare equipment through multiple manufacturer, vendor and dealer programs, with particular emphasis upon the acquisition, leasing and remarketing of high-technology medical equipment to hospitals, other healthcare facilities, healthcare providers and physicians. The Healthcare Group is the successor of the Hospital and Healthcare SBU and the Healthcare Vendor SBU which were consolidated in June 1995 and the Ambulatory Care SBU which was merged into the Healthcare Group in November 1996. The rationale for the consolidation of the Healthcare Group was to achieve greater operating efficiencies and eliminate certain operating and marketing redundancies.


     The Commercial & Industrial Group is segmented into two distinct business units: the Manufacturing Technology Group and the Material Handling Group. The Manufacturing Technology Group provides equipment leasing services through multiple manufacturer, vendor and dealer programs, primarily to mid-sized companies. The equipment financed through this group includes high technology equipment for the electronics manufacturing service industry, such as printed circuit board assembly and test equipment. The Material Handling Group, established in 1998, provides retail equipment leasing and financing specifically for vendors and manufacturers in the material handling industry. The Material Handling Group, established in 1998, provides equipment leasing and financing tailored to meet the specific needs of the material handling industry. Headquartered in Portland, Oregon, the group has strategically located material handling finance experts throughout the United States who understand the needs of both distributors and end-users. These experts work closely with customers to provided tailored leasing and financing programs for forklifts, aerial work platforms, cranes and allied equipment.

     As of June 30, 1999, Copelco Capital had total assets of $3,222,972,000, total liabilities of $3,015,293,000, shareholder's equity of $207, 679,000, and, for the six months ended June 30, 1999, total revenues and net income of $172,385,000 and $16,212,000, respectively. As of December 31, 1998, Copelco Capital had total assets of $2,856,553,000 compared with $2,083,256,000 as of December 31, 1997, total liabilities of $2,664,553,000 compared with $1,927,558,000 as of December 31, 1997, shareholder's equity of $191,970,000 compared with $155,698,000 as of December 31, 1997 and total revenues and net income of $312,040,000 and $35,658,000, respectively, for the year ended December 31, 1998, compared with $253,787,000 and $32,137,000, respectively, for the year ended December 31, 1997.

     Since 1986, Copelco Capital and its predecessors have participated in 37 equipment lease securitizations involving the issuance of in excess of $4.3 billion in securities. Copelco Capital and its predecessors performed all servicing functions in each of these prior transactions, 13 of which remain outstanding.


     ORIGINATIONS. The Business Technology Group leases small-ticket office equipment, primarily photocopiers and computers, to businesses and business owners throughout the United States. The Business Technology Group originates substantially all of its leases through marketing programs which are directed at major manufacturers and various distributors of copier equipment (each, a "Vendor") with the balance obtained through new leases with existing lessees and referrals. The Business Technology Group establishes both formal and informal relationships with Vendors, several of which provide Copelco Capital with a right of first refusal on all equipment leases with the Vendor's customers. This arrangement provides the Business Technology Group with a steady flow of lease referrals from Vendors which frequently use lease financing as a marketing tool. In the majority of these vendor programs, Copelco Capital generally owns the equipment subject to each lease and bills and collects lease payments in its own name. For some select private label vendor programs, Copelco Capital will bill and collect in the vendor's name.

     The Business Technology Group also offers a cost per copy program ("Cost per Copy"), introduced in late 1990, pursuant to which lessees pay a fixed monthly payment (the "Fixed Payment") for which they are allowed a certain minimum monthly copy usage. The monthly Fixed Payment represents equipment financing (the "Equipment Financing Portion") and a monthly maintenance charge (the "Maintenance Charge"). Copelco Capital funds the Vendors on the basis of the Equipment Financing Portion of the Fixed Payment and remits the Maintenance Charge to the Vendors as it is collected every month. Copelco Capital calculates usage monthly using automated dialed-in copier meter readings. To the extent that the usage has exceeded the monthly copy allowance, Copelco Capital bills the lessee incremental charges for the excess copy usage ("Excess Copy Charge"). This Excess Copy Charge is remitted to the Vendors upon collection by Copelco Capital. Only the Equipment Financing Portion will be included in the Discounted Present Value of the Leases.

     Vendors may choose to use a Copelco Capital lease form or they may use their own lease agreement. In either case, the credit approval remains with Copelco Capital. Lease documents for all leasing programs are either identical to Copelco Capital's standard lease documents or are reviewed by Copelco Capital to ensure substantial compliance with its standard terms. Terms of Copelco Capital's lease documents are standard for virtually all leases, as is documentation for virtually all private label programs.

     The Healthcare Group provides a range of leasing services for the financing of healthcare equipment with emphasis on the acquisition, leasing and remarketing of high-technology medical equipment to hospitals, other healthcare facilities, healthcare providers and physicians. The Healthcare Group originates leases through five sales groups: National Accounts, Medical Business, Vendor Services, Home Care, and Ambulatory Care.

     The National Accounts sales group solicits contractual arrangements with major medical equipment manufacturers and distributors throughout the United States. These contracts usually give Copelco exclusive rights to handle the financing needs of the manufacturers' customers. Most manufacturers are publicly-held or subsidiaries of international medical conglomerates.

     The Medical Business sales group provides leasing services directly to hospitals and to physician group practices rather than through vendors or manufacturers. The Medical Business marketing unit operates Copelco Capital's Hospital Instant Lease Line ("HILL") program which grants hospitals a pre-approved leasing line of credit for the leasing of medium-ticket medical equipment such as computed topography scanners, radiographic and other imaging equipment, laboratory and patient monitoring systems.

     The Vendor Services sales group solicits exclusive contractual arrangements and informal non-exclusive arrangements with local and regional vendors. Such vendors sell medical equipment to physician group medical practices and to individual physicians who finance the acquisition of the equipment by leasing it from Copelco Capital. The Vendor Services marketing unit operates Copelco Capital's Physician's Instant Lease Line ("PILL") program, which grants individual physicians and physician group practices a pre-approved leasing line of credit for use in leasing small- and medium-ticket medical equipment. Approximately 25% of all leases originated by the Healthcare Group are made to individual physicians. The average size of such Leases are generally less than or equal to $50,000. Copelco Capital requires individual physicians to meet the same criteria and credit scores as a physician group.

     The Home Care sales group leases durable medical equipment such as respiratory care equipment, patient monitoring devices and medication delivery systems for use by people who are being treated on an out-patient or in-home basis for either temporary or chronic health problems. Lessees are typically wholesalers, distributors and service providers that rent the equipment to patients who are reimbursed for the rental payments by their health care insurers.

     The Ambulatory Care sales group provides equipment leasing to out-patient sites providing healthcare services such as diagnostic imaging, surgical procedures and radiation therapy. Customers range from start-up centers (typically managed by established organizations) to publicly-held companies. Transactions may involve new equipment or refinancing of existing equipment, often in conjunction with expansion or upgrading.

     In addition to making fixed payments with respect to certain health care equipment leases, lessees may pay incremental monthly charges to the extent the scan usage exceeds the monthly scan allowance ("Fee Per Scan Charges"). Fee Per Scan Charges will not be included in the Discounted Present Value of the Leases. The Fee Per Scan Charges are remitted to the Vendors upon collection by Copelco Capital.


     The Commercial & Industrial Group: The Manufacturing Technology Group provides equipment leasing services primarily to mid-sized companies. Since early 1993, the Group has focused on marketing through manufacturers and distributors in the electronics manufacturing service industry. Currently, approximately 90% of the leases originated by this Group relate to the electronics manufacturing service industry and approximately 10% represents machine tools and other production equipment. The Material Handling Group originates a majority of its business through its relationship with distributors of material handling equipment. The Material Handling Group establishes both formal and informal relationships with vendors, manufacturers, and distributors of material handling equipment and provides retail leasing and financing for the end-user customers.


     CREDIT REVIEW. Copelco Capital, in conjunction with the parent holding company, provides organizational oversight for investment/risk management policy, compliance, credit underwriting and due diligence standards, and coordinates portfolio concentration guidelines and credit personnel training for each of its Groups. Within the parameters established by Copelco Capital, each Group tailors its underwriting policies to reflect their unique customers and markets.

     Certain credit requests are evaluated under credit scoring models utilized by Copelco Capital. All credit requests not subject to automated credit scoring must be underwritten by a credit officer. Applicants declined by credit scoring may be reviewed by a credit officer. Each credit officer has a specific assigned lending limit based upon experience and seniority. Credit approval limits, applicable to single transaction size and individual lessee exposure, are also assigned to assistant credit managers, group credit officers, the president of Copelco Capital, and the chief credit officer of Copelco Capital. In general, transactions in excess of $3,000,000 must be approved by the senior management of Copelco Financial.

     Business Technology Group: Prior to a lease being approved by the Business Technology Group, the vendor's sales personnel are required to obtain from the prospective lessee historical financial data and/or bank and trade references. New and repeat applicants must either complete a comprehensive credit application or provide bank and trade references.

     Credit data are submitted for credit review in Mahwah, New Jersey and Moberly, Missouri. Credit review is performed and lease approvals are given at these locations, utilizing a computer system designed to handle applications which are telephoned or telecopied from vendors. Using the computer system, the applicant's credit is investigated and a credit decision is made.

     Lessee evaluation includes an analysis of credit payment history, business structure, banking history and relationships, and economic conditions as they relate to the prospective lessee. In the case of a credit request for equipment having a cost greater than approximately $50,000, the information collected includes the prospect's most recent financial statements. If individual guarantors are involved, a consumer credit bureau report is generally obtained for the guarantors. Potential lessees should generally have been in business for at least two years and a minimum of two trade references are required.

     The Business Technology Group has also implemented an automated credit scoring system. The system, designed by Dun & Bradstreet Information Services ("Dun & Bradstreet") specifically for the Business Technology Group, was in development over a two-year period and was formally implemented on January 4, 1994. The system utilizes various filters for adapting "approve" and "decline" threshold scores based upon criteria such as credit exposure, payment history (by SIC code), Vendor and state. The model is consistent with the Business Technology Group's traditional credit decision-making criteria (i.e., Dun & Bradstreet data, consumer credit bureau information, and bank and trade references).

     Healthcare Group: For leases originated by the Medical Business sales group, full financial statements are required for credit review, and a thorough history of past payment patterns is examined. Other items such as a hospital's location, utility to its community and ownership (public or private) are also considered. Certain of these transactions are credit scored under HILL credit scoring parameters. The HILL credit scoring parameters include, without limitation, the number of beds of the potential lessee, its occupancy rate and Dun & Bradstreet financial highlight information.

     Certain of the leases originated by the Vendor Services group are credit scored under PILL credit scoring parameters. The PILL credit scoring parameters include, without limitation, the length of time in practice of the potential lessee, the potential lessee's medical specialty and a consumer bankruptcy predictor model acquired by Copelco Capital. The credit review process for physicians is similar to that of personal lending because the lessees are predominantly individual physicians (or groups of physicians). Many of the leases to physicians have personal guarantees associated with them and spousal guarantees as well. Lessees are not required, however, to give Copelco Capital liens on property. The predominant reason for delinquencies in such leases is cash flow deficiencies and, to a lesser extent, death of the lessee, in which case settlement with the lessee's estate can take several months. Such leases are typically processed under the PILL program. For inexpensive equipment, credit review of physician lessees involves analysis of credit bureau reports, bank references, duration of practice and medical specialty. For more expensive equipment, the credit review involves analysis of personal income tax returns and financial statements of the practice in addition to credit bureau reports and bank references. There is also a focus on the length of time that the physician has maintained his or her private practice.

     The PILL and the HILL programs afford Copelco Capital the ability to analyze physician, physician group practice and hospital credit quality in advance of the lease decision, thus providing a means by which physicians in certain medical specialties and certain hospitals may be pre-approved for a leasing line of credit. They also provide rapid turnaround of a specific application when it is submitted.

     National Accounts, Home Care and Ambulatory Care generally utilize a combination of transactional credit analysis and credit scoring. Transactions not eligible for credit scoring are reviewed by the Healthcare Group's credit staff under the supervision of a senior credit officer.

     Commercial & Industrial Group: In the Manufacturing Technology Group, all credit decisions are made by credit analysts. Credit scoring is not used. In general, transactions in excess of $50,000 require financial statement disclosure consisting of at least the three most recent fiscal year-end financial statements and interim financial statements. Additionally, Dun & Bradstreet reports, bank and other credit references, trade references, and other information may be evaluated. Transactions involving small, privately held companies exhibiting limited financial resources require the financial disclosure and personal guaranty of the principals. Consideration will also be given to the value of the equipment securing the transaction, based upon a review by the Group's Asset Management department. An approval might contain restrictive conditions, including, but not limited to, a reduced term, guaranties, security deposits, down payments, or a letter of credit.

     The Material Handling Group utilizes a credit review system similar to and based upon that of the Business Technology Group. The majority of business is originated through dealer/vendor networks, with retail and wholesale credit applications submitted via fax. The assessment of creditworthiness is determined through both automated systems and credit officer analysis with emphasis on the following factors: time in business, financial strength, payment/credit history, transaction structure, collateral and industry outlook.

     The evaluation of creditworthiness for retail end-user customers will be accomplished through a modified version of the Business Technology Group's credit scoring model, in which the filters and scoring thresholds are adapted to the needs of the Material Handling Group. Retail lease applicants will generally have been in business for at least two years with evidence of satisfactory bank and/or comparable secured lender references. Consumer credit bureau reports will be obtained if individual guarantors or sole proprietors are considered in the transaction.

     The terms of the Leases originated by each of the Groups require the Lessees to maintain the equipment and install it at a place of business approved by Copelco Capital. Delivery, transportation, repairs and maintenance are obligations of Lessees, and Lessees are required to carry, at their own expense, liability and replacement cost insurance under terms acceptable to Copelco Capital. Any Lease payment defaults permit Copelco Capital to declare immediately due and payable all remaining lease payments. At the end of a lease term, lessees must return the leased equipment to Copelco Capital in good working order unless the lease is renewed or the leased equipment is purchased by the Lessee.

     COLLECTIONS. Collection procedures have been instituted by Copelco Capital and are uniformly utilized throughout Copelco Capital's Groups. A late charge is generally assessed to Lessees 6 days after the payment due date. Telephone contact is normally initiated when an account is 15 days past due, but may be initiated more quickly. All collection activity is entered into the computerized collection system. Activity notes are input directly into the collection system in order to facilitate routine collection activity. Collectors have available at their computer terminals the latest status and collection history on each account.

     Generally, on the day on which a Lease becomes 10 days delinquent, Copelco Capital's credit and collection review system automatically generates a computerized late notice which is sent directly to the lessee. When an account becomes 30 days past due, a default letter is generally sent out to the Lessee and to anyone providing personal guarantees on the Leases. An acceleration letter is sent to the lessee and any guarantors when a Lease becomes 45 days past due, as circumstances warrant. Telephone contact will be continued throughout the delinquency period. Accounts which become over 90 days past due are subject to repossession of Equipment and action by collection agencies and attorneys. Prior to being written down (which is generally prior to the lease being 123 days delinquent), each lease is evaluated on the merits of the individual situation, with equipment value being considered as well as the current financial strength of the Lessee.

     ADDITIONS, SUBSTITUTIONS AND ADJUSTMENTS. Although the Leases will be non-cancelable by the Lessees, Copelco Capital has, from time to time, permitted early termination by Lessees ("Early Lease Termination") or other modifications of the lease terms in certain circumstances more fully specified in the Assignment and Servicing Agreement, including, without limitation, in connection with a full or partial buy-out or equipment upgrade.

     In the event of an Early Lease Termination which has been prepaid in full or in part, the Issuer will have the option to reinvest the proceeds of such Early Termination Lease in one or more Leases having similar characteristics for such terminated Lease (each, an "Additional Lease").

     In addition, Copelco Capital will have the option to substitute one or more leases having similar characteristics (each, a "Substitute Lease") for (a) Non-Performing Leases, (b) Leases subject to repurchase as a result of a breach of representation and warranty (each a "Warranty Lease") and (c) Leases following a modification or adjustment to the terms of such Lease (each, an "Adjusted Lease"). The aggregate Discounted Present Value of the Non-Performing Leases for which Copelco Capital may substitute Substitute Leases is limited to an amount not in excess of 10% of the aggregate Discounted Present Value of the Leases as of the Cut-Off Date. The aggregate Discounted Present Value of Adjusted Leases and Warranty Leases for which Copelco Capital may substitute Substitute Leases is limited to an amount not in excess of 10% of the aggregate Discounted Present Value of the Leases as of the Cut-Off Date.

     The terms of a Lease may be modified or adjusted for administrative reasons or at the request of the lessee, vendor or lessor due to a variety of circumstances, including changes to the delivery date of equipment, the cost of equipment, the components of leased equipment or to correct information when a Lease is entered into Copelco Capital's servicing system. Such modifications may result in adjustments to the lease commencement date, the monthly payment date, the amount of the monthly payment or the equipment subject to a Lease.

     Additional Leases and Substitute Leases will be originated using the same credit criteria as the initial Leases. To the extent material, information with respect to such Additional or Substitute Leases will be included in periodic reports filed with the Commission as are required under the Exchange Act.


     In no event will the aggregate scheduled payments of the Leases, after the inclusion of the Substitute Leases and Additional Leases be materially less than the aggregate scheduled payments of the Leases prior to such substitution or reinvestment. In addition, after giving effect to such additions and substitutions, the aggregate Booked Residual Value of the Leases will not be materially less than the aggregate Booked Residual Value of the Leases immediately prior to such substitutions or additions. Additionally, either the final payment on such Substitute Lease or Additional Lease will be on or prior to May 31, 2007, or, to the extent the final payment on such Lease is due subsequent to May 31, 2007, only scheduled payments due on or prior to such date may be included in the Discounted Present Value of such Lease for the purpose of making any calculation under the Indenture.


     In the event that an Early Lease Termination is allowed by Copelco Capital and an Additional Lease is not provided, the amount prepaid will be equal to at least the Discounted Present Value of the terminated Lease, plus any delinquent payments. See "The Series Pool--The Leases."


     ASSIGNMENT AND SERVICING AGREEMENT. Copelco Capital, as Transferor (in such capacity, the "Transferor") will enter into an agreement (the "Assignment and Servicing Agreement") with Copelco Capital Funding LLC 99-B and Manufacturers and Traders Trust Company, a New York banking corporation, as indenture trustee (the " Trustee"), pursuant to which Copelco Capital will, among other things, service the Leases, make Servicer Advances and forward Excess Copy Charges, Maintenance Charges and Fee Per Scan Charges to Vendors. In the Assignment and Servicing Agreement, Copelco Capital will make certain representations and warranties regarding the Leases and the Equipment. In the event that (a) any of such representations and warranties made by Copelco Capital proves at any time to have been inaccurate in any material respect as of the Issuance Date or (b) any Lease shall be terminated in whole or in part by a Lessee, or any amounts due with respect to any Lease shall be reduced or impaired, as a result of any action or inaction by Copelco Capital (other than any such action or inaction of Copelco Capital, when acting as Servicer, in connection with the enforcement of any Lease (other than those leases Copelco Capital permitted to be terminated early in a manner consistent with the provisions of the Assignment and Servicing Agreement) or any claim by any Lessee against Copelco Capital and, in any such case, the event or condition causing such inaccuracy, termination, reduction, impairment or claim shall not have been cured or corrected within 30 days after the earlier of the date on which Copelco Capital is given notice thereof by Copelco Capital Funding LLC 99-B or the Trustee or the date on which Copelco Capital otherwise first has notice thereof), Copelco Capital will repurchase such Lease (a "Warranty Lease") and the Equipment subject thereto by paying to the Trustee for deposit into the Collection Account, not later than the Determination Date next following the expiration of such 30-day period, an amount at least equal to the Discounted Present Value of such Lease plus any amounts previously due and unpaid thereon. In the alternative, subject to the satisfaction of certain requirements set forth in the Assignment and Servicing Agreement, Copelco Capital will have the option to substitute one or more Substitute Leases (as defined herein) for such Warranty Lease. Any inaccuracy in any representation or warranty with respect to (i) the priority of the lien of the Indenture with respect to any Lease or (ii) the amount (if less than represented) of the Lease Payments, Casualty Payments, Termination Payments or Booked Residual Value under any Lease shall be deemed to be material. "Booked Residual Value" means the amount booked by Copelco Capital as expected to be realized upon scheduled termination of a Lease through sale or other disposition of the related Equipment.

     SERVICING FEE. The Servicing Fee with respect to the Notes will be paid monthly on the 18th day of the month day ("Payment Date" if the 18th is a business day, or the next business day if the 18th is not a business day, from amounts in the Collection Account and will be calculated by multiplying one-twelfth of 0.75% times the Discounted Present Value of the Performing Leases, as of the prior Payment Date (the "Servicing Fee").


     The Servicing Fee will be paid to the Servicer for servicing the Series Pool and for certain administrative expenses in connection with the Notes, including Trustee fees.

                                   THE ISSUER

     GENERAL. Copelco Capital Funding LLC 99-B is a bankruptcy remote, limited liability company formed in accordance with the laws of the State of Delaware, pursuant to the limited liability company agreement between Copelco Capital, Inc. and Copelco Manager, Inc., dated as of February 23, 1999, solely for the purpose of effectuating the transactions described herein. Prior to formation, the Issuer will have had no assets or obligations and no operating history. Upon formation, the Issuer is structured to insulate it from bankruptcy risk and will not engage in any business activity other than (i) acquiring, holding and pledging the Leases and related interests and property related thereto, (ii) issuing the Notes and (iii) distributing payments thereon.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

     As of the date of this Prospectus, the Issuer has had no operating history. The net proceeds of the sale of the Notes will be distributed to the owner of the Issuer. See "Use of Proceeds." The Issuer is prohibited by its Limited Liability Company Agreement from engaging in business other than (i) the purchase of equipment leases and lease receivables (including equipment) from Copelco Capital and its affiliates, (ii) the issuance of notes collateralized by its assets and (iii) engaging in acts incidental, necessary or convenient to the foregoing and permitted under Delaware law. The Issuer's ability to incur, assume or guaranty indebtedness for borrowed money is also restricted by its Limited Liability Company Agreement to only such activities that relate to the leases and lease receivables.

          DIRECTORS AND EXECUTIVE OFFICERS OF THE MANAGER OF THE ISSUER


     The following table sets forth the executive officers and directors of Copelco Manager, Inc., the manager of the Issuer ("Manager") and their ages and positions as of September 1, 1999. Because the Issuer is organized as a special purpose company and will be largely passive, it is expected that the officers and directors of the Manager will participate in the management of the Issuer to a limited extent. Most of the actions related to maintaining and servicing the assets will be performed by the Servicer.


-------------------------------------------------------------------------------
Name                       Age     Position
-------------------------------------------------------------------------------


Robert J. Lemenze, Jr.     39      President, Chief Operating Officer, Director
John Hakemian              58      Director
Nicholas Antonaccio        50      Vice President - Finance
Takeshi Okumura            49      Director
Stephen W. Shippie         47      Vice President
Spencer Lempert            52      Secretary


     Robert J. Lemenze, Jr. has served as President of the Manager since being appointed/elected on February 23, 1999. Mr. Lemenze was elected President and Chief Operating Officer of Copelco Capital in January 1997. Prior to this he served as Vice President of Sales and head of the Document Imaging Sales Group since joining Copelco Capital in 1987.

     John Hakemian has served as Director since being elected on February 23, 1999. For the last five years, Mr. Hakemian has served, initially, as the chief financial officer for a subsidiary of Itochu International (the Issuer's ultimate parent company in the United States) and, more recently, as the Vice President - Finance of Itochu International Enterprise.


     Nicholas Antonaccio has served as Vice President - Finance and Treasurer since being elected on February 23, 1999. Mr. Antonaccio joined Copelco Capital as a Senior Vice President and Chief Financial Officer in September 1995. He formerly served as the Treasurer of Concord Leasing Company.

     Takeshi Okumura has served as Director since being elected on May 5, 1999. For the last six months, Mr. Okumura has served as the Vice President and General Manager of the Finance Division and Treasurer of Itochu International and, prior to that, as General Manager of the Project Finance Department of Itochu International.

     Stephen W. Shippie has served as Vice President since being elected on February 23, 1999. For the last five years, Mr. Shippie has served as the Vice President-Finance of Copelco Financial.

     Spencer Lempert has served as Secretary since being elected on February 23, 1999. For the last five years, Mr. Lempert has served as the General Counsel for Copelco Financial.

     None of the above-listed directors and officers of the Manager will be compensated directly by the Issuer or the Manager nor with any funds or assets of the Issuer or the Manager nor will any such directors and officers receive compensation in the capacities in which they act for the Manager of the Issuer.

                            DESCRIPTION OF THE NOTES


     The _____% Class A-1 Lease-Backed Notes (the "Class A-1 Notes"), _____% Class A-2 Lease-Backed Notes (the "Class A-2 Notes"), _____% Class A-3 Lease-Backed Notes (the "Class A-3 Notes"), and _____% Class A-4 Lease-Backed Notes (the "Class A-4 Notes," together with the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, the "Class A Notes"), _____% Class B Lease-Backed Notes (the "Class B Notes"), _____% Class C Lease-Backed Notes (the "Class C Notes") and _____% Class D Lease-Backed Notes (the "Class D Notes", together with the Class A Notes, the Class B Notes and the Class C Notes, the "Offered Notes") and the _____% Class E Lease-Backed Notes (the "Class E Notes", together with the Offered Notes, the "Notes") will be issued pursuant to the Indenture (the "Indenture") between the Issuer and the Trustee. The following statements with respect to the Notes is a summary of all material terms relating to a description of the Offered Notes. However, investors in the Offered Notes should review the Indenture, the form of which is filed as an exhibit to the registration statement of which this Prospectus forms a part. Whenever any particular section of the Indenture or any term used therein is referred to, the section in the Indenture or the term used therein should be reviewed by you in order to fully understand this offering.


     The Offered Notes represent secured debt obligations of the Issuer secured by the Pledged Assets and the privately placed Class E Notes represent subordinated debt obligations of the Issuer secured by certain assets in the Pledged Assets as provided in the related Indenture. The Class E Notes are subordinated to the Offered Notes for the purpose of, among other things, offsetting losses and other shortfalls. Neither represents an interest in or recourse obligation of Copelco Capital or any of its other affiliates other than the Issuer. The Issuer is a Delaware limited liability company with limited assets. Consequently, Noteholders must rely solely upon the Leases, the interests in the Equipment, funds on deposit in the Collection Account and the Reserve Account, for payment of principal of and interest on the Offered Notes.

     The combined aggregate principal amount of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes will comprise the initial principal amount (the "Initial Principal Amount") of the Notes. The Discounted Present Value of the Leases, at any given time, shall equal the future remaining scheduled payments from the related Leases (including Non-Performing Leases), discounted at the Discount Rate, as set forth in the Indenture.


     The Notes will bear interest from the Issuance Date at the applicable interest rate for the respective class as set forth below. The Interest Rate is calculated on the basis of a year of 360 days comprised of twelve 30-day months, except in the case of the Class A-1 Notes, for which interest will be calculated on the basis of a year of 360 days and the actual number of days in such interest accrual period, payable on the eighteenth day of each month (or if such day is not a business day the next succeeding business day), to the person in whose name the Note was registered at the close of business on the preceding Record Date (as defined herein). The interest rate for the Notes is as follows:
____% per annum on the Class A-1 Notes (the "Class A-1 Interest Rate"), _____% per annum on the Class A-2 Notes (the "Class A-2 Interest Rate"), _____% per annum on the Class A-3 Notes (the "Class A-3 Interest Rate"), _____% per annum on the Class A-4 Notes (the "Class A-4 Interest Rate"), _____% per annum on the Class B Notes (the "Class B Interest Rate"), _____% per annum on the Class C Notes (the "Class C Interest Rate"), _____% per annum on the Class D Notes (the "Class D Interest Rate") and _____% per annum on the Class E Notes (the "Class E Interest Rate"). With respect to any particular Class, the "Interest Rate" refers to the applicable rate indicated in the immediately preceding sentence.

     Principal will be payable as set forth under "Distributions on Notes." Notes may be presented to the corporate trust office of the Trustee for registration of transfer or exchange (Section 2.03). Notes may be exchanged without a service charge, but the Issuer may require payment to cover taxes or other governmental charges (Section 2.03).

     BOOK-ENTRY REGISTRATION. The holders of the Class A-1 Notes (the "Class A-1 Noteholders"), the holders of the Class A-2 Notes (the "Class A-2 Noteholders"), the holders of the Class A-3 Notes (the "Class A-3 Noteholders"), the holders of the Class A-4 Notes ( the "Class A-4 Noteholders," together with the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders, and the Class A-4 Noteholders, the "Class A Noteholders"), the holders of the Class B Notes (the "Class B Noteholders"), the holders of the Class C Notes (the "Class C Noteholders") and the holders of the Class D Notes the ("Class D Noteholders," together with the Class A Noteholders, the Class B Noteholders and the Class C Noteholders, the "Offered Noteholders") may hold their notes through The Depository Trust Company ("DTC") (in the United States) or Cedel Bank ("CEDEL") and the Euroclear System ("Euroclear") (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     Cede & Co. ("Cede"), as nominee for DTC, will hold the global Class A Note or Notes, global Class B Note or Notes, global Class C Note or Notes and the global Class D Note or Notes. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective Depositaries (as defined herein) which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL, and Morgan Guaranty Trust will act as depositary for Euroclear (in such capacities, the "Depositaries").

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of notes. Participants include the Underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants (as defined herein) and Euroclear Participants (as defined herein) will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its Depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Offered Notes, see "Material Federal Income Tax Considerations."

     Offered Noteholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Notes may do so only through Participants and Indirect Participants. In addition, Offered Noteholders will receive all distributions of principal and interest on the Offered Notes from the Trustee through DTC and its Participants. Under a book-entry format, Offered Noteholders will receive payments after the related Distribution Date, as the case may be, because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or holders of beneficial interests in the Offered Notes. It is anticipated that the only Noteholder of the Offered Notes will be Cede, as nominee of DTC, and that holders of beneficial interests in the Offered Notes, under the Indenture will only be permitted to exercise rights under the Indenture indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Notes and is required to receive and transmit distributions of principal of and interest on the Offered Notes. Participants and Indirect Participants with which holders of beneficial interests in the Offered Notes have accounts similarly are required to make book-entry transfers and receive and transmit such payments on behalf of these respective holders.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of holders of beneficial interests in the Offered Notes to pledge Offered Notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Offered Notes, may be limited due to the lack of a Definitive Note for such Offered Notes.

     DTC has advised the Issuer that it will take any action permitted to be taken by a Class A Noteholder, Class B Noteholder, Class C Noteholder or Class D Noteholder under the Indenture only at the direction of one or more Participants to whose account with DTC the Class A Notes, Class B Notes, Class C Notes or Class D Notes are credited. Additionally, DTC has advised the Issuer that it may take actions with respect to the applicable Offered Notes that conflict with other of its actions with respect thereto.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 38 currencies, including United States dollars. CEDEL provides to CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 37 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear

Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Offered Notes held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations." CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by an Offered Noteholder under the Indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Offered Notes among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     DTC management is aware that some computer applications, systems, and the like for processing data ("SYSTEMS") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to security holders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to properly perform its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information and the provision of services, including telecommunications and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and
(ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In additional, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

     DEFINITIVE NOTES. The Offered Notes will be issued in fully registered, authenticated form to Beneficial Owners or their nominees (the "Definitive Notes"), rather than to DTC or its nominee, only if (a) the Issuer advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Notes, and the Trustee or the Issuer is unable to locate a qualified successor or (b) the Issuer at its option elects to terminate the book-entry system through DTC (Section 2.07).

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee is required to notify all Beneficial Owners through DTC of the availability of Definitive Notes for such Class. Upon surrender by DTC of the Definitive Note representing the Notes and instructions for reregistration, the Trustee will issue such Definitive Notes, and thereafter the Trustee will recognize the holders of such Definitive Notes as Offered Noteholders under the related Indenture (the "Holders") (Section 2.07). The Trustee will also notify the Holders of any adjustment to the Record Date with respect to the Notes necessary to enable the Trustee to make distributions to Holders of the Definitive Notes for such Class of record as of each Payment Date.

     Additionally, upon the occurrence of any such event described above, distribution of principal of and interest on the Offered Notes will be made by the Trustee directly to Holders in accordance with the procedures set forth herein and in the Indenture. Distributions will be made by check, mailed to the address of such Holder as it appears on the Note register upon at least 10 days notice to Noteholders for such Class; however, the final payment on any Note (whether the Definitive Notes or the Note for such Class registered in the name of Cede representing the Notes of such Class) will be made only upon presentation and surrender of such Note at the office or agency specified in the notice of final distribution to Noteholders.

     Definitive Notes of each Class will be transferable and exchangeable at the offices of the Trustee or its agent in New York, New York, which the Trustee shall designate on or prior to the issuance of any Definitive Notes with respect to such Class. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith (Section 2.03(f)).


     INITIAL PRINCIPAL AMOUNT. Approximately $117,815,671 for the Class A-1 Notes (the "Class A-1 Initial Principal Amount"), approximately $38,141,764 for the Class A-2 Notes (the "Class A-2 Initial Principal Amount"), approximately $186,470,846 for the Class A-3 Notes (the "Class A-3 Initial Principal Amount"), approximately $154,827,308 for the Class A-4 Notes (the "Class A-4 Initial Principal Amount," together with the Class A-1 Initial Principal Amount, the Class A-2 Initial Principal Amount, the Class A-3 Initial Principal Amount and the Class A-4 Initial Principal Amount, the "Class A Initial Principal Amount"), approximately $11,301,263 for the Class B Notes (the "Class B Initial Principal Amount"), approximately $11,301,263 for the Class C Notes (the "Class C Initial Principal Amount"), approximately $16,951,895 for the Class D Notes (the "Class D Initial Principal Amount") and approximately $15,539,237 for the Class E Notes (the "Class E Initial Principal Amount"). See "Description of the Notes."

     DISCOUNTED PRESENT VALUE OF THE LEASES. The discounted present value of the leases (the "Discounted Present Value of the Leases"), at any given time, shall equal the future remaining scheduled payments (not including delinquent amounts, Excess Copy Charges, Maintenance Charges and Fee Per Scan Charges) from the Leases (including non-performing leases), discounted at a rate equal to _____%, (the "Discount Rate") which rate is equal to the sum of (a) the weighted average interest rate of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes, each weighted by (i) the initial principal amount of the Class A-1 Notes, the initial principal amount of the Class A-2 Notes, the initial principal amount of the Class A-3 Notes, the initial principal amount of the Class A-4 Notes, the initial principal amount of the Class B Notes, the initial principal amount of the Class C Notes, the initial principal amount of the Class D Notes, and the initial principal amount of the Class E Notes, as applicable, and (ii) the expected weighted average life (under a zero prepayment, and no loss scenario) of each class of Notes, as applicable, and (b) the servicing fee rate of 0.75% per annum. The discounted present value of the Performing Leases (the "Discounted Present Value of the Performing Leases") equals the Discounted Present Value of the Leases, reduced by all future remaining scheduled payments on the Non-Performing Leases (not including delinquent amounts,

Excess Copy Charges, Maintenance Charges or Fee Per Scan Charges), discounted at the Discount Rate. See "Description of the Notes--General." Each of the Indenture and the Assignment and Servicing Agreement will provide that any calculation of future remaining scheduled payments made on a Determination Date or with respect to a Payment Date will be calculated after giving effect to any payments received prior to such date of calculation to the extent such payments relate to scheduled payments due and payable by the Lessees with respect to the related Due Period (defined herein) and all prior Due Periods. "Statistical Discounted Present Value of the Leases" means an amount equal to the future remaining scheduled payments (not including delinquent amounts, Excess Copy Charges, Maintenance Charges and Fee Per Scan Charges) from the Leases as of the Cut-Off Date, discounted at a rate equal to 7.68% (the "Statistical Discount Rate"), provided that, it is assumed (since such payments will be retained by Copelco Capital) that payments due on the Leases in September 1999 will be zero. The Statistical Discounted Present Value of the Leases as of the Cut-Off Date is $565,063,169 and will not vary materially from the Discounted Present Value of the Leases as of the Cut-Off Date. See "The Series Pool--The Equipment." The aggregate Discounted Present Value of the Leases as of the Cut-Off Date, calculated at the Discount Rate is $-----------.

     EXPECTED MATURITY; STATED MATURITY. The expected maturity dates with respect to the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes are the Payment Dates in August 2000, December 2000, June 2002 and October 2003, respectively. The expected maturity dates with respect to the Class B Notes, Class C Notes and Class D Notes is the Payment Date in October 2003. The stated maturity date with respect to the Class A-1 Notes is the Payment Date in October 2000 (the "Class A-1 Stated Maturity Date"), the stated maturity date with respect to the Class A-2 Notes is the Payment Date on June 2001 (the "Class A-2 Stated Maturity Date"), the stated maturity date with respect to the Class A-3 Notes is the Payment Date on December 2002 (the "Class A-3 Stated Maturity Date"), the stated maturity date with respect to the Class A-4 Notes is the Payment Date in December 2004 (the "Class A-4 Stated Maturity Date"), the stated maturity date with respect to the Class B Notes is the Payment Date in July 2005 (the "Class B Stated Maturity Date"), the stated maturity date with respect to the Class C Notes is the Payment Date in August 2005 (the "Class C Stated Maturity Date") and the stated maturity date with respect to the Class D Notes is the Payment Date in September 2005 (the "Class D Stated Maturity Date"). However, if all payments on the Leases are made as scheduled, final payment with respect to the Notes would occur prior to stated maturity. The expected maturity and stated maturity with respect to the Class E Notes are October 2003 and August 2007, respectively. If the Class A-1 Notes have not been paid in full on or before the September 2000 Payment Date, the Payment Date for the Class A-1 Notes in October 2000 will be October 10, 2000.


     DETERMINATION DATE. The fifth day prior to each Payment Date (or the preceding business day, if such day is not a business day). On such date (each, a "Determination Date"), the Servicer will determine the amount of payments received on the Leases in respect of the immediately preceding calendar month (each such period, a "Due Period") which will be available for distribution on the Payment Date. See "Description of the Notes--Distributions on Notes."


     PAYMENT DATE. Payments on the Notes will be made on the eighteenth day of each month (or if such day is not a business day, the next succeeding business day), commencing on November 18, 1999, to holders of record on the last business day preceding a payment date, or, if the notes are definitive notes, the last business day of the month preceding a payment date (each, a "Record Date"). See "Description of the Notes--Distributions on Notes."


     INTEREST PAYMENTS. On each Payment Date, the interest due (the "Interest Payments") with respect to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes since the last Payment Date will be the interest that has accrued on such Notes since the last Payment Date (or in the case of the first Payment Date, since the Issuance Date) (the "Interest Accrual Period") at the applicable Interest Rate applied to the then unpaid principal amounts (the "Outstanding Principal Amounts") of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes, respectively, after giving effect to payments of principal to the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders, the Class A-4 Noteholders, the Class B Noteholders, the Class C Noteholders, the Class D Noteholders and the Class E Noteholders, respectively, on the preceding Payment Date. See "Description of the Notes--General" and "Distributions on Notes."


     PRINCIPAL PAYMENTS. For each Payment Date, each of the Class A Noteholders, the Class B Noteholders, the Class C Noteholders, the Class D Noteholders and the Class E Noteholders will be entitled to receive payments of principal ("Principal Payments"), to the extent funds are available therefor, in the priorities set forth in the Indenture and described herein below and under "Description of the Notes--Distributions on Notes." On each Payment Date, to the extent funds are available therefor, the Principal Payment will be paid to the Noteholders in the following priority: (a) (i) to the Class A-1 Noteholders only, until the Outstanding Principal Amount on the Class A-1 Notes has been reduced to zero, the Class A Principal Payment, then (ii) to the Class A-2 Noteholders only, until the Outstanding Principal Amount on the Class A-2 Notes has been reduced to zero, the

Class A Principal Payment, then (iii) to the Class A-3 Noteholders only, until the Outstanding Principal Amount on the Class A-3 Notes has been reduced to zero, the Class A Principal Payment and (iv) to the Class A-4 Noteholders, until the Outstanding Principal Amount on the Class A-4 Notes has been reduced to zero, the Class A Principal Payment, (b) to the Class B Noteholders, the Class B Principal Payment, (c) to the Class C Noteholders, the Class C Principal Payment, (d) to the Class D Noteholders, the Class D Principal Payment, (e) to the Class E Noteholders, the Class E Principal Payment and (f) to the extent that the Class B Floor exceeds the Class B Target Investor Principal Amount, the Class C Floor exceeds the Class C Target Investor Principal Amount, the Class D Floor exceeds the Class D Target Investor Principal Amount and/or the Class E Floor exceeds the Class E Target Investor Principal Amount, Additional Principal (defined below) shall be distributed, sequentially, as an additional principal payment on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes as applicable, until the Outstanding Principal Amount of each Class has been reduced to zero.

     "Additional Principal" with respect to each Payment Date equals (a) zero if each of the Class Target Investor Principal Amounts for Classes B, C, D and E exceed their respective Class Floors on such Payment Date and (b) in each other case, the excess, if any, of (i) Monthly Principal Amount over (ii) the sum of the Class A Principal Payment, the Class B Principal Payment, the Class C Principal Payment, the Class D Principal Payment and the Class E Principal Payment to be paid on such Payment Date.

     The "Class A Principal Payment" shall equal a) with respect to any Payment Date on which all or a portion of the Class A-1 Notes remain outstanding after giving effect to payments on such Payment Date, the Monthly Principal Amount; or
b) on the Payment Date on which the Outstanding Principal Amount of the Class A-1 Notes is reduced to zero, the sum of (1) the amount necessary to reduce the Outstanding Principal Amount of the Class A-1 Notes to zero and (2) the amount necessary to reduce the sum of the Outstanding Principal Amount of the Class A-2 Notes, Class A-3 Notes, and Class A-4 Notes to the Class A Target Investor Principal Amount; or c) on any subsequent Payment Date, the amount necessary to reduce the sum of the Outstanding Principal Amount of the Class A-2 Notes, Class A-3 Notes, and Class A-4 Notes to the Class A Target Investor Principal Amount.


     The "Class B Principal Payment" shall equal (a) while the Class A-1 Notes are outstanding, zero and (b) after the Outstanding Principal Amount on the Class A-1 Notes has been reduced to zero, the amount necessary to reduce the Outstanding Principal Amount of the Class B Notes to the greater of the Class B Target Investor Principal Amount and the Class B Floor.

     The "Class C Principal Payment" shall equal (a) while the Class A-1 Notes are outstanding, zero and (b) after the Outstanding Principal Amount on the Class A-1 Notes has been reduced to zero, the amount necessary to reduce the Outstanding Principal Amount of the Class C Notes to the greater of the Class C Target Investor Principal Amount and the Class C Floor.

     The "Class D Principal Payment" shall equal (a) while the Class A-1 Notes are outstanding, zero and (b) after the Outstanding Principal Amount on the Class A-1 Notes has been reduced to zero, the amount necessary to reduce the Outstanding Principal Amount of the Class D Notes to the greater of the Class D Target Investor Principal Amount and the Class D Floor.

     The "Class E Principal Payment" shall equal (a) while the Class A-1 Notes are outstanding, zero and (b) after the Outstanding Principal Amount on the Class A-1 Notes has been reduced to zero, the amount necessary to reduce the Outstanding Principal Amount of the Class E Notes to the greater of the Class E Target Investor Principal Amount and the Class E Floor.

     The "Class A Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class A Percentage and (b) the Discounted Present Value of the Performing Leases as of the related Determination Date.

     The "Class B Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class B Percentage and (b) the Discounted Present Value of the Performing Leases as of the related Determination Date.

     The "Class C Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class C Percentage and (b) the Discounted Present Value of the Performing Leases as of the related Determination Date.

     The "Class D Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class D Percentage and (b) the Discounted Present Value of the Performing Leases as of the related Determination Date.

     The "Class E Target Investor Principal Amount with respect to each Payment Date is an amount equal to the product of (a) the Class E Percentage and (b) the Discounted Present Value of the Performing Leases as of the related Determination Date.

     The "Class Floors" means the Class B Floor, the Class C Floor, the Class D Floor or the Class E Floor.

     The "Class Target Investor Principal Amounts" means the Class A Target Investor Principal Amount or the Class B Target Investor Principal Amounts or the Class C Target Investor Principal Amount or the Class D Target Investor Principal Amount or the Class E Target Investor Principal Amounts, respectively.


     The "Class A Percentage" will be equal approximately to 84.8389%. The "Class B Percentage" will be equal approximately to 2.5268%. The "Class C Percentage" will be equal approximately to 2.5268%. The "Class D Percentage" will be equal approximately to 3.7903%. The "Class E Percentage" will be equal approximately to 3.4744%.

     The "Class B Floor" with respect to each Payment Date means (a) 3.25% of the initial Discounted Present Value of the Leases as of the Cut-Off Date, plus
(b) the Cumulative Loss Amount with respect to such Payment Date, minus (c) the sum of the Outstanding Principal Amount of the Class C Notes, the Outstanding Principal Amount of the Class D Notes, the Outstanding Principal Amount of the Class E Notes, and the Overcollateralization Balance as of the immediately preceding Payment Date after giving effect to all principal payments made on that day, minus (d) the amount on deposit in the Reserve Account after giving effect to withdrawals to be made on such Payment Date.

     The "Class C Floor" with respect to each Payment Date means (a) 2.20% of the initial Discounted Present Value of the Leases as of the Cut-Off Date, plus
(b) the Cumulative Loss Amount with respect to such Payment Date, minus (c) the sum of the Outstanding Principal Amount of the Class D Notes, the Outstanding Principal Amount of the Class E Notes, and the Overcollateralization Balance as of the immediately preceding Payment Date after giving effect to all principal payments made on that day, minus (d) the amount on deposit in the Reserve Account after giving effect to withdrawals to be made on such Payment Date; provided, however, that if the Outstanding Principal Amount of the Class B Notes is less than or equal to the Class B Floor on such Payment Date, the Class C Floor will equal the Outstanding Principal Amount of the Class C Notes utilized in the calculation of the Class B Floor for such Payment Date.

     The "Class D Floor" with respect to each Payment Date means (a) 1.80% of the initial Discounted Present Value of the Leases as of the Cut-Off Date, plus
(b) the Cumulative Loss Amount with respect to such Payment Date, minus (c) the sum of the Outstanding Principal Amount of the Class E Notes, and the Overcollateralization Balance as of the immediately preceding Payment Date after giving effect to all principal payments made on that day, minus (d) the amount on deposit in the Reserve Account after giving effect to withdrawals to be made on such Payment Date; provided, however, that if the Outstanding Principal Amount of the Class C Notes is less than or equal to the Class C Floor on such Payment Date, the Class D Floor will equal the Outstanding Principal Amount of the Class D Notes utilized in the calculation of the Class C Floor for such Payment Date.

     The "Class E Floor" with respect to each Payment Date means (a) 1.20% of the initial Discounted Present Value of the Leases as of the Cut-Off Date, plus
(b) the Cumulative Loss Amount with respect to such Payment Date, minus (c) the Overcollateralization Balance as of the immediately preceding Payment Date after giving effect to all principal payments made on that day, minus (d) the amount on deposit in the Reserve Account after giving effect to withdrawals to be made on such Payment Date; provided, however, that if the Outstanding

Principal Amount of the Class D Notes is less than or equal to the Class D Floor on such Payment Date, the Class E Floor will equal the Outstanding Principal Amount of the Class E Notes utilized in the calculation of the Class D Floor for such Payment Date.


     The "Monthly Principal Amount" is an amount equal to the difference between
(a) the Outstanding Principal Balance of the Notes plus the Overcollateralization Balance as of the immediately preceding Payment Date after giving effect to payments on such Payment Date and (b) the Discounted Present Value of the Performing Leases as of the related Determination Date.


     The "Overcollateralization Balance" with respect to each Payment Date is an amount equal to the excess, if any, of (a) the Discounted Present Value of Performing Leases as of the related Determination Date over (b) the Outstanding Principal Amount of the Notes as of such Payment Date after giving effect to all principal payments made on that day.


     The "Cumulative Loss Amount" with respect to each Payment Date is an amount equal to the excess, if any, of (a) the total of (i) the Outstanding Principal Amount of the Notes as of the immediately preceding Payment Date after giving effect to all principal payments made on that day, plus (ii) the Overcollateralization Balance as of the immediately preceding Payment Date, minus (iii) the lesser of (A) the Monthly Principal Amount and (B) Available Funds remaining after the payment of amounts owing the Servicer and in respect of interest on the Notes on such Payment Date, over (b) the Discounted Present Value of the Performing Leases as of the related Determination Date.


     COLLECTION ACCOUNT. The Trustee will establish and maintain an Eligible Account (as defined herein) (the "Collection Account") into which the Servicer will deposit all Lease Payments, Casualty Payments, Termination Payments, certain proceeds from repurchases by Copelco Capital of Leases as a result of breaches of representations and warranties, and recoveries from Non-Performing Leases to the extent Copelco Capital has not substituted a Substitute Lease for such Non-Performing Lease (except to the extent required to reimburse unreimbursed Servicer Advances) (each as defined herein) on or in respect of each Lease included in the Series Pool within two Business Days of receipt thereof; provided that Residual Realizations (as defined herein) will not be deposited in the Collection Account. All Lease Payments, Casualty Payments, Termination Payments and other payments relating to a Lease received and so deposited in the Collection Account shall constitute property of the Issuer, securing payments on the related Notes (Section 3.02(a)).

     An "Eligible Account" means either (a) an account maintained with a depository institution or trust company acceptable to each of the Rating Agencies, or (b) a trust account or similar account maintained with a federal or state chartered depository institution, which may be an account maintained with the Trustee.

     A "Casualty Payment" is any payment pursuant to a Lease on account of the loss, theft, condemnation, governmental taking, destruction, or damage beyond repair (each, a "Casualty") of any item of Equipment subject thereto which results, in accordance with the terms of the Lease, in a reduction in the number or amount of any future Lease Payments due thereunder or in the termination of the Lessee's obligation to make future Lease Payments thereunder.

     A "Lease Payment" is each periodic installment of rent payable by a Lessee under a Lease. Casualty Payments, Termination Payments, prepayments of rent required pursuant to the terms of a Lease at or before the commencement of the Lease, payments becoming due before the applicable Cut-Off Date and supplemental or additional payments required by the terms of a Lease with respect to taxes, insurance, maintenance (including, without limitation any Maintenance Charges), or other specific charges, (including, without limitation, any Excess Copy Charges and Fee Per Scan Charges), shall not be Lease Payments hereunder.

     A "Termination Payment" is a payment payable by a Lessee under a Lease upon the early termination of such Lease (but not on account of a casualty or a Lease default) which may be agreed upon by the Servicer, acting in the name of the Issuer, and the Lessee.

     The Trustee shall deposit within two Business Days of receipt the following funds, as received, into the Collection Account (Section 3.03(a)), including any funds deposited into the Collection Account from the Reserve Account, ("Available Funds"):

     (a) Lease Payments due during the prior Due Period (net of any Excess Copy Charges, Maintenance Charges and Fee Per Scan Charges);

     (b) recoveries from Non-Performing Leases to the extent Copelco Capital has not substituted Substitute Leases for such Non-Performing Leases (except to the extent required to reimburse unreimbursed Servicer Advances);

     (c) late charges received on delinquent Lease payments not advanced by the Servicer;

     (d) proceeds from repurchases by Copelco Capital of Leases as a result of breaches of representations and warranties to the extent Copelco Capital has not substituted Substitute Leases for such Leases other than, with respect to a Warranty Lease, the Residual Warranty Payments. "Residual Warranty Payments" means the excess of (a) the repurchase price related to the Warranty Lease over
(b) the Discounted Present Value of the remaining Lease Payments related to the Warranty Lease as of the beginning of the Due Period relating to such date of determination (plus any amounts previously due and unpaid);

     (e) proceeds from investment of funds in the Collection Account and the Reserve Account, if any;

     (f) Casualty Payments other than residual casualty payments ("Residual Casualty Payments") which are, at any date of determination with respect to a Lease, the excess of (a) the Casualty Payment related to the Lease over (b) the Discounted Present Value of the remaining Lease Payments related to the Lease as of the beginning of the Due Period relating to such date of determination (plus any amounts previously unpaid);

     (g) Servicer Advances (as defined herein);

     (h) Termination Payments to the extent the Issuer does not reinvest such Termination Payments in Additional Leases (as defined herein) other than Residual Prepayments (as defined below); and

     (i) proceeds received once the Issuer exercises its right to redeem the Notes;

     (j) to the extent there occurs an Available Funds Shortfall (as defined below), funds, if any, on deposit in the Reserve Account to the extent of such Available Funds Shortfall.

     Available Funds will not include (a) cash flows realized from the sale or release of the Equipment following the expiration dates of the Leases, other than Equipment subject to Non-Performing Leases, (b) Residual Warranty Payments,
(c) Residual Casualty Payments and (d) Residual Prepayments (as defined below) ("Residual Realizations").


     The Issuer will issue the Residual Notes (as defined below) contemporaneously with the Notes. The Residual Notes will have no rights with respect to Available Funds. On any Payment Date, Residual Realizations shall be directed by the Trustee to the holders of the Residual Notes in accordance with the Indenture. The Noteholders will not have any right to any Residual Realizations under any circumstance and neither the Residual Notes nor the Residual Realizations will provide credit enhancement for the Notes.


     "Residual Prepayments" means, at any date of determination with respect to a Terminated Lease, the excess of (a) the payment related to the Terminated Lease over (b) the Discounted Present Value of the remaining Lease Payments of the Terminated Lease as of the beginning of the Due Period relating to such date of determination (plus any amounts previously due and unpaid).

     RESERVE ACCOUNT. The Trustee will establish and maintain an Eligible Account (the "Reserve Account"). On the Issuance Date, the Issuer will make an initial deposit in an amount equal to 1% of the Discounted Present Value of the Leases as of the Cut-Off Date into the Reserve Account. In the event that Available Funds (exclusive of amounts on deposit in the Reserve Account) are insufficient to pay the amounts owing the Servicer, Interest Payments (as defined herein) on the Notes and the Class A Principal Payment, the Class B Principal Payment, the Class C Principal Payment, the Class D Principal Payment and the Class E Principal Payment (such payments, the "Required Payments" and such shortfall, an "Available Funds Shortfall"), the Trustee will withdraw from the Reserve Account an amount equal to the lesser of the funds on deposit in the Reserve Account (the

"Available Reserve Amount") and such deficiency; provided that in the event payments on the Leases may not be used to make payments on the Notes due to the bankruptcy of Copelco Capital, amounts in the Reserve Account may only be used to make interest payments on the Notes and principal payments at Stated Maturity of the Notes. In addition, on each Payment Date, Available Funds remaining after the payment of the Required Payments will be deposited into the Reserve Account to the extent that the Required Reserve Amount exceeds the Available Reserve Amount. The "Required Reserve Amount" equals the lesser of (a) 1.00% of the Discounted Present Value of the Leases as of the Cut-Off Date and (b) the then unpaid principal amounts (the "Outstanding Principal Amount") of the Notes. Any amounts on deposit in the Reserve Account in excess of the Required Reserve Amount will be released to the Issuer (Section 3.05(c)).


     If on any Payment Date, the aggregate amounts on deposit in the Collection Account and the Reserve Account are greater than or equal to the sum of (i) the aggregate outstanding principal balance of the Class A Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes, (ii) the accrued and unpaid Interest Payments, (iii) the accrued and unpaid Servicing Fee and (iv) the unreimbursed Servicer Advances, the amount on deposit in the Reserve Account will be deposited in the Collection Account and applied to pay in full the Class A Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes. (Section 3.05(b))

     DISTRIBUTIONS ON NOTES. Payments on the Notes will commence on November 18, 1999. On each Determination Date, the Servicer will determine the Available Funds and the Required Payments.


     For each Payment Date, the interest due with respect to the Notes will be the interest that has accrued on such Notes since the last Payment Date (or, in the case of the first Payment Date, since the Issuance Date), at the applicable Interest Rates applied to the Outstanding Principal Amount of each Class, after giving effect to payments of principal to Noteholders on the preceding Payment Date (or, in the case of the first Payment Date, the Issuance Date), plus all previously accrued and unpaid interest on the Notes (Section 2.01(c)). Funds in the Collection Account, together with reinvestment earnings thereon, will be used by the Trustee to make required payments of principal and interest on the related Notes (Section 3.03(b)).

     For each Payment Date, Principal Payments due with respect to the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes will be the Class A Principal Payment, the Class B Principal Payment, the Class C Principal Payment, the Class D Principal Payment and the Class E Principal Payment, respectively. In addition, to the extent that the Class B Floor exceeds the Class B Target Investor Principal Amount, the Class C Floor exceeds the Class C Target Investor Principal Amount, the Class D Floor exceeds the Class D Target Investor Principal Amount and/or the Class E Floor exceeds the Class E Target Investor Principal Amount, Additional Principal shall be distributed, sequentially, as an additional principal payment on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes until the Outstanding Principal Amount of each Class has been reduced to zero (Section 3.03(b)).

     Unless an Event of Default (as defined herein) and acceleration of the Notes has occurred, on or before each Payment Date, the Servicer will instruct the Trustee to apply or cause to be applied the Available Funds to make the following payments in the following priority (Section 3.03(b)):

          (i) to pay the Servicing Fee;

          (ii) to reimburse unreimbursed Servicer Advances (as defined herein) in respect of a prior Payment Date;


          (iii) to make Interest Payments, owing on the Class A Notes concurrently to the Class A-1 Noteholders, Class A-2 Noteholders, Class A-3 Noteholders and Class A-4 Noteholders;


          (iv) to make Interest Payments on the Class B Notes;

          (v) to make Interest Payments on the Class C Notes;

          (vi) to make Interest Payments on the Class D Notes;

          (vii) to make Interest Payments on the Class E Notes;


          (viii) to make the Class A Principal Payment to (i) the Class A-1 Noteholders only, until the Outstanding Principal Amount on the Class A-1 Notes is reduced to zero, then (ii) to the Class A-2 Noteholders only, until the Outstanding Principal Amount on the Class A-2 Notes is reduced to zero, then (iii) to the Class A-3 Noteholders only, until the Outstanding Principal Amount on the Class A-3 Notes is reduced to zero, and (iv) to the Class A-4 Noteholders, until the Outstanding Principal Amount on the Class A-4 Notes is reduced to zero;


          (ix) to make the Class B Principal Payment to the Class B Noteholders;

          (x) to make the Class C Principal Payment to the Class C Noteholders;

          (xi) to make the Class D Principal Payment to the Class D Noteholders;

          (xii) to make the Class E Principal Payment to the Class E
     Noteholders;

          (xiii) to pay the Additional Principal, if any, as an additional reduction of principal to the Class A Noteholders, as provided in Clause
     (h) above, until the Outstanding Principal Amount on all of the Class A Notes has been reduced to zero, then to Class B Noteholders until the Outstanding Principal Amount on the Class B Notes has been reduced to zero, then to the Class C Noteholders until the Outstanding Principal Amount on the Class C Notes has been reduced to zero, then to the Class D Noteholders until the Outstanding Principal Amount on the Class D Notes has been reduced to zero, and finally to the Class E Noteholders, until the Outstanding Principal Amounts on the Class E Notes has been reduced to zero;

          (xiv) to make a deposit to the Reserve Account in an amount equal to the excess of the Required Reserve Amount over the Available Reserve Amount; and

          (xv) to the Issuer, the balance, if any.

     ADVANCES BY THE SERVICER. Prior to any Payment Date, the Servicer may, but will not be required to, advance (each, a "Servicer Advance") to the Trustee an amount sufficient to cover delinquencies on some or all Leases with respect to prior Due Periods. The Servicer will be reimbursed for such Servicer Advances from Available Funds on the following Payment Date. See "Distribution on Notes" above.


     REDEMPTION. The Issuer may, at its option, redeem the Notes, as a whole, at their principal amount, without premium, together with interest accrued to the date fixed for redemption if on any payment date the Discounted Present Value of the Performing Leases is less than or equal to 10% of the Discounted Present Value of the Leases as of the Cut-Off Date (Sections 2.01). The Issuer will give notice of such redemption to each Noteholder and the Trustee at least 30 days before the Payment Date fixed for such prepayment. Upon deposit of funds necessary to effect such redemption, the Trustee shall pay the remaining unpaid principal amount on the Notes and all accrued and unpaid interest as of the Payment Date fixed for redemption. See "Description of the Notes--Redemption."


     EVENTS OF DEFAULT AND NOTICE THEREOF. The following events will be defined in the Indenture as "Events of Default" with respect to the Notes:

     (a)  default in making Interest Payments when such become due and payable;

     (b)  default in making Principal Payments at Stated Maturity; or

     (c)  insolvency or bankruptcy events relating to the Issuer. (Section 6.01)

     The Indenture will provide that the Trustee shall give the Noteholders notice of all uncured defaults known to it (the term "default" to include the events specified above without grace periods) (Sections 6.03 and 7.02).

     If an Event of Default occurs, the unpaid principal amount of the related Notes shall automatically become due and payable together with all accrued and unpaid interest thereon. The Trustee may, however, if the Event of Default involves other than non-payment of principal or interest on the Notes, not sell the related Leases and Equipment unless such sale is for an amount greater than or equal to the Outstanding Principal Amount of the Notes unless directed to do so by the holders of 66-2/3% of the then Outstanding Principal Amount of the Notes (Section 6.03).

     Subsequent to an Event of Default and following any acceleration of the Notes pursuant to the Indenture, any moneys that may then be held or thereafter received by the Trustee shall be applied in the following order of priority, at the date or dates fixed by the Trustee and, in case of the distribution of the entire amount due on account of principal or interest, upon presentation of the Notes and surrender thereof:

               First-- to the payment of all costs and expenses of collection incurred by the Trustee and the Noteholders (including the reasonable fees and expenses of any counsel to the Trustee and the Noteholders);

               Second--if the person then acting as Servicer under the Assignment and Servicing Agreement is not Copelco Capital or an affiliate of Copelco Capital, to the payment of all Servicer's Fees then due to such person;


               Third-- first, to the payment of all accrued and unpaid interest on the Outstanding Principal Amount of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, and Class A-4 Notes pro rata to the date of payment thereof, including (to the extent permitted by applicable law) interest on any overdue installment of interest and principal from the maturity of such installment to the date of payment thereof at the rate per annum equal to the Class A-1 Interest Rate, Class A-2 Interest Rate, Class A-3 Interest Rate, and Class A-4 Interest Rate respectively, second to the payment of all accrued and unpaid interest on the Outstanding Principal Amount of the Class B Notes to the date of payment thereof, including (to the extent permitted by applicable law) interest on any overdue installment of interest and principal from the maturity of such installment to the date of payment thereof at the rate per annum equal to the Class B Interest Rate, third, to the payment of all accrued and unpaid interest on the Outstanding Principal Amount of the Class C Notes to the date of payment thereof, including (to the extent permitted by applicable law) interest on any overdue installment of interest and principal from the maturity of such installment to the date of payment thereof at the rate per annum equal to the Class C Interest Rate, fourth, to the payment of all accrued and unpaid interest on the Outstanding Principal Amount of the Class D Notes to the date of payment thereof, including (to the extent permitted by applicable law) interest on any overdue installment of interest and principal from the maturity of such installment to the date of payment thereof at the rate per annum equal to the Class D Interest Rate, fifth to the payment of all accrued and unpaid interest on the Outstanding Principal Amount of the Class E Notes to the date of payment thereof, including (to the extent permitted by applicable law) interest on any overdue installment of interest and principal from the maturity of such installment to the date of payment thereof at the rate per annum equal to the Class E Interest Rate, sixth to the payment of the Outstanding Principal Amount of the Class A-1 Notes, seventh, to the payment of the Outstanding Principal Amount of the Class A-2 Notes, Class A-3 Notes, and Class A-4 Notes pro rata to the date of payment thereof, eighth, to the payment of the Outstanding Principal Amount of the Class B Notes to the date of payment thereof, ninth, to the payment of the Outstanding Principal Amount of the Class C Notes, tenth, to the payment of the Outstanding Principal Amount of the Class D Notes, eleventh, to the payment of the Outstanding Principal Amount of the Class E Notes; provided, that the Noteholders may allocate such payments for interest, principal and premium at their own discretion, except that no such allocation shall affect the allocation of such amounts or future payments received by any other Noteholder;


               Fourth--to the payment of amounts due under the Class R-1 Lease-Residual Backed Notes (the "Class R-1 Notes") and the Class R-2 Lease-Residual Backed Notes (the "Class R-2 Notes" together with the Class R-1 Notes, the "Residual Notes");

               Fifth--to the payment of amounts then due the Trustee under the Indenture;

               Sixth--if the person then acting as servicer is Copelco Capital or an affiliate of Copelco Capital, to the payment of all Servicer's Fees then due to such Person; and

               Seventh--to the payment of the remainder, if any, to the Issuer or any other person legally entitled thereto (Section 6.06).

     The Issuer will be required to furnish annually to the Trustee, a statement of certain officers of the Issuer to the effect that to the best of their knowledge the Issuer is not in default in the performance and observance of the terms of the Indenture or, if the Issuer is in default, specifying such default (Section 8.09).

     The Indenture will provide that the holders of 66-2/3% in aggregate principal amount of the Notes then outstanding will have the right to waive certain defaults and, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust power conferred on the Trustee (Sections 6.12). The Indenture will provide that in case an Event of Default shall occur (which shall not have been cured or waived), the Trustee will be required to exercise such of its rights and powers under such Indenture and to use the degree of care and skill in their exercise that a prudent man would exercise or use in the conduct of his own affairs (Section 7.01(b)). Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request of any of the Noteholders unless they shall have offered to the Trustee reasonable security or indemnity (Section 6.12). Upon request of a Noteholder, the Trustee will provide information as to the outstanding principal amount of each Class of Notes.

     MODIFICATION OF THE INDENTURE. With certain exceptions, under the Indenture, the rights and obligations of the Issuer and the rights of the Noteholders may be modified by the Issuer with the consent of the holders of not less than 66-2/3% in aggregate principal amount of the Notes then outstanding under the Indenture; but no such modification may be made if it would result in the reduction or withdrawal of the then current ratings of the outstanding Notes and no such modification may be made without the consent of the holder of each outstanding note affected thereby if it would (a) change the fixed maturity of any Note, or the principal amount or interest amount payable thereof, or change the priority of payment thereof or reduce the interest rate or the principal thereon or change the place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute the suit for the enforcement of any such payment on or after the maturity thereof; or (b) reduce the above-stated percentage of Notes, without the consent of the holders of all Notes then outstanding under such Indenture or (c) modify any of Section 9.02 of the Indenture except to increase any percentage or fraction set forth therein or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding note affected thereby; or (d) modify or alter the provisions of the proviso to the definition of the term "Outstanding" in the Indenture; or (e) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the Pledged Assets or, except as provided in the Indenture, terminate the lien of the Indenture on any property at any time subject to the Indenture or deprive any Noteholder of the Security afforded by the lien of the Indenture. (Section 9.02).

     SERVICER EVENTS OF DEFAULT. The following events and conditions shall be defined in the Assignment and Servicing Agreement as "Servicer Events of Default":

     (a) failure on the part of the Servicer to remit to the Trustee within three Business Days following the receipt thereof any monies received by the Servicer required to be remitted to the Trustee under the Assignment and Servicing Agreement;

     (b) so long as Copelco Capital is the Servicer, failure on the part of Copelco Capital to pay to the Trustee on the date when due, any payment required to be made by Copelco Capital pursuant to the Assignment and Servicing Agreement;

     (c) default on the part of either the Servicer or (so long as Copelco Capital is the Servicer) Copelco Capital in its observance or performance in any material respect of certain covenants or agreements in the Assignment and Servicing Agreement which failure continues unremedied for a period of 30 days after the earlier of (i) the date it first becomes known to any officer of Copelco Capital or the Servicer, as the case may be, and (ii) the date on which written notice thereof requiring the same to be remedied shall have been given to the Servicer or Copelco Capital, as the case may be, by the Trustee, or to the Servicer or Copelco Capital, as the case may be, and the Trustee by any holder of the Notes;

     (d) if any representation or warranty of Copelco Capital made in the Assignment and Servicing Agreement shall prove to be incorrect in any material respect as of the time made; provided, however, that the breach of any representation or warranty made by Copelco Capital in such Assignment and Servicing Agreement will be deemed to be "material" only if it affects the Noteholders, the enforceability of the Indenture or of the Notes; and provided, further, that such material breach of any representation or warranty made by Copelco Capital in such Assignment and Servicing Agreement with respect to any of the Leases or the Equipment subject thereto will not constitute a Servicer Event of Default if Copelco Capital repurchases such Lease and Equipment in accordance with the Assignment and Servicing Agreement to the extent provided therein;

     (e)  certain insolvency or bankruptcy events relating to the Servicer;

     (f) the failure of the Servicer to make one or more payments due with respect to aggregate recourse debt or other obligations exceeding $5,000,000, or the occurrence of any event or the existence of any condition, the effect of which event or condition is to cause (or permit one or more persons to cause) more than $5,000,000 of aggregate recourse debt or other obligations of the Servicer to become due before its (or their) stated maturity or before its (or their) regularly scheduled dates of payment so long as such failure, event or condition shall be continuing and shall not have been waived by the person or persons entitled to performance;

     (g) a final judgment or judgments (or decrees or orders) for the payment of money aggregating in excess of $5,000,000 and any one of such judgments (or decrees or orders) has remained unsatisfied and in effect for any period of 60 consecutive days without a stay of execution.

     SERVICER TERMINATION. So long as a Servicer Event of Default under the Assignment and Servicing Agreement is continuing, the Trustee shall, upon the instructions of the holders of 66 2/3% in principal amount of the Notes, by notice in writing to the Servicer terminate all of the rights and obligations of the Servicer (but not Copelco Capital's obligations which shall survive any such termination) under the Assignment and Servicing Agreement (Section 5.01). Upon the receipt by the Servicer of such written notice, all authority and power of the Servicer under the Assignment and Servicing Agreement to take any action with respect to any Lease or Equipment will cease and the same will pass to and be vested in the Trustee pursuant to and under the Assignment and Servicing Agreement and the Indenture.

                       PREPAYMENT AND YIELD CONSIDERATIONS

     The rate of principal payments on the Notes, the aggregate amount of each interest payment on such Notes and the yield to maturity of such Notes are directly related to the rate of payments on the underlying Leases. The payments on such Leases may be in the form of scheduled payments, prepayments or liquidations due to default, casualty and other events, which cannot be specified at present. Any such payments may result in distributions to Noteholders of amounts which would otherwise have been distributed over the remaining term of the Leases. In general, the rate of such payments may be influenced by a number of other factors, including general economic conditions. The rate of Principal Payments with respect to any Class may also be affected by any repurchase of the underlying Leases by Copelco Capital pursuant to the Assignment and Servicing Agreement. In such event, the repurchase price will decrease the Discounted Present Value of the Performing Leases, causing the corresponding weighted average life of the Notes to decrease. See "Risk Factors--Prepayments."


     In the event a Lease becomes a Non-Performing Lease, a Warranty Lease or an Adjusted Lease, Copelco Capital will have the option to substitute for the terminated lease a Substitute Lease in an aggregate amount not to exceed 10% of the Discounted Present Value of the Leases as of the Cut-Off Date with respect to Non-Performing Leases and in an aggregate amount not to exceed 10% of the Discounted Present Value of the Leases as of the Cut-Off Date with respect to Adjusted Leases and Warranty Leases. In addition, in the event of an Early Lease Termination which has been prepaid in full, Copelco Capital will have the option to transfer an Additional Lease. The Substitute Leases and Additional Leases will have a Discounted Present Value of the Leases equal to or greater than that of the Leases being modified and replaced and the monthly payments on the Substitute Leases or

Additional Leases will be at least equal to those of the terminated Leases through the term of such terminated Leases. In the event that an Early Lease Termination is allowed by Copelco Capital and a Substitute Lease is not provided, the amount prepaid will be equal to at least the Discounted Present Value of the terminated Lease, plus any delinquent payments.

     The effective yield to holders of the Notes will depend upon, among other things, the amount of and rate at which principal is paid to such Noteholders. The after-tax yield to Noteholders may be affected by lags between the time interest income accrues to Noteholders and the time the related interest income is received by the Noteholders.


     The following chart sets forth the percentage of the Initial Statistical Principal Amount (as defined below) of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes which would be outstanding on the Payment Dates set forth below assuming a Conditional Prepayment Rate ("CPR") of 0%, 6%, 12% and 18%, respectively, and were calculated using the Statistical Discount Rate. The "Initial Statistical Principal Amount" of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes is $117,815,671, $38,141,764, $186,470,846, $154,827,308,
$11,301,263, $11,301,263, $16,951,895 and $15,539,237, respectively. The
"Statistical Class Percentage" for the Class A Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes is equal to 84.8389%, 2.5268%, 2.5268%, 3.7903% and 3.4744%, respectively. Such information is hypothetical and is set forth for illustrative purposes only. The CPR assumes that a fraction of the outstanding Series Pool is prepaid on each Distribution Date, which implies that each Lease in the Series Pool is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the Conditional Payment Rate for the Series Pool. The CPR measures prepayments based on the outstanding Statistical Discounted Present Value of the Leases, after the payment of all Scheduled Payments on the Leases during such Due Period. The CPR further assumes that all Leases are the same size and amortize at the same rate and that each Lease will be either paid as scheduled or prepaid in full. The amounts set forth below are based upon the timely receipt of scheduled monthly Lease payments as of the Cut-Off Date, assume that the Issuer exercises its option to redeem the Notes and assume the Issuance Date is September 21, 1999 and the first Payment Date is November 18, 1999. The following charts were created using the Statistical Class Percentage related to the Statistical Initial Principal Amounts of the respective class.

                              PERCENTAGE OF THE INITIAL PRINCIPAL AMOUNT AT THE RESPECTIVE CPR SET FORTH BELOW
---------------------------------------------------------------------------------------------------------------------------
                                                                   0% CPR
---------------------------------------------------------------------------------------------------------------------------
      PAYMENT DATE            CLASS A-1   CLASS A-2   CLASS A-3   CLASS A-4     CLASS B     CLASS C     CLASS D     CLASS E
      ------------            ---------   ---------   ---------   ---------     -------     -------     -------     -------
Issuance Date                   100.00%     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%
November 18, 1999                90.52      100.00      100.00      100.00      100.00      100.00      100.00      100.00
December 18, 1999                80.77      100.00      100.00      100.00      100.00      100.00      100.00      100.00
January 18, 2000                 71.01      100.00      100.00      100.00      100.00      100.00      100.00      100.00
February 18, 2000                61.12      100.00      100.00      100.00      100.00      100.00      100.00      100.00
March 18, 2000                   50.96      100.00      100.00      100.00      100.00      100.00      100.00      100.00
April 18, 2000                   40.78      100.00      100.00      100.00      100.00      100.00      100.00      100.00
May 18, 2000                     30.53      100.00      100.00      100.00      100.00      100.00      100.00      100.00
June 18, 2000                    20.18      100.00      100.00      100.00      100.00      100.00      100.00      100.00
July 18, 2000                     9.95      100.00      100.00      100.00      100.00      100.00      100.00      100.00
August 18, 2000                   0.00       99.06      100.00      100.00       99.91       99.91       99.91       99.91
September 18, 2000                0.00       72.02      100.00      100.00       97.19       97.19       97.19       97.19
October 18, 2000                  0.00       45.15      100.00      100.00       94.49       94.49       94.49       94.49
November 18, 2000                 0.00       18.21      100.00      100.00       91.78       91.78       91.78       91.78
December 18, 2000                 0.00        0.00       98.15      100.00       89.04       89.04       89.04       89.04
January 18, 2001                  0.00        0.00       92.62      100.00       86.32       86.32       86.32       86.32
February 18, 2001                 0.00        0.00       87.05      100.00       83.59       83.59       83.59       83.59
March 18, 2001                    0.00        0.00       81.42      100.00       80.82       80.82       80.82       80.82
April 18, 2001                    0.00        0.00       75.80      100.00       78.05       78.05       78.05       78.05
May 18, 2001                      0.00        0.00       70.19      100.00       75.30       75.30       75.30       75.30
June 18, 2001                     0.00        0.00       64.50      100.00       72.50       72.50       72.50       72.50
July 18, 2001                     0.00        0.00       58.91      100.00       69.75       69.75       69.75       69.75
August 18, 2001                   0.00        0.00       53.23      100.00       66.96       66.96       66.96       66.96
September 18, 2001                0.00        0.00       47.58      100.00       64.18       64.18       64.18       64.18
October 18, 2001                  0.00        0.00       42.00      100.00       61.44       61.44       61.44       61.44
November 18, 2001                 0.00        0.00       36.37      100.00       58.68       58.68       58.68       58.68
December 18, 2001                 0.00        0.00       30.69      100.00       55.89       55.89       55.89       55.89
January 18, 2002                  0.00        0.00       25.07      100.00       53.13       53.13       53.13       53.13
February 18, 2002                 0.00        0.00       19.50      100.00       50.39       50.39       50.39       50.39
March 18, 2002                    0.00        0.00       13.95      100.00       47.66       47.66       47.66       47.66
April 18, 2002                    0.00        0.00        8.67      100.00       45.07       45.07       45.07       45.07
May 18, 2002                      0.00        0.00        3.70      100.00       42.62       42.62       42.62       42.62
June 18, 2002                     0.00        0.00        0.00       98.74       40.29       40.29       40.29       40.29
July 18, 2002                     0.00        0.00        0.00       93.45       38.13       38.13       38.13       38.13
August 18, 2002                   0.00        0.00        0.00       88.44       36.09       36.09       36.09       36.09
September 18, 2002                0.00        0.00        0.00       83.69       34.15       34.15       34.15       34.15
October 18, 2002                  0.00        0.00        0.00       79.34       32.37       32.37       32.37       32.37
November 18, 2002                 0.00        0.00        0.00       74.98       30.59       30.59       30.59       30.59
December 18, 2002                 0.00        0.00        0.00       70.58       28.80       28.80       28.80       28.80
January 18, 2003                  0.00        0.00        0.00       66.24       27.03       27.03       27.03       27.03
February 18, 2003                 0.00        0.00        0.00       61.56       25.12       25.12       25.12       25.12
March 18, 2003                    0.00        0.00        0.00       57.31       23.39       23.39       23.39       23.39
April 18, 2003                    0.00        0.00        0.00       53.16       21.69       21.69       21.69       21.69
May 18, 2003                      0.00        0.00        0.00       49.11       20.04       20.04       20.04       20.04
June 18, 2003                     0.00        0.00        0.00       45.16       18.43       18.43       18.43       18.43
July 18, 2003                     0.00        0.00        0.00       40.66       18.43       18.43       18.43       18.43
August 18, 2003                   0.00        0.00        0.00       36.28       18.43       18.43       18.43       18.43
September 18, 2003                0.00        0.00        0.00       32.01       18.43       18.43       18.43       18.43
October 18, 2003                  0.00        0.00        0.00        0.00        0.00        0.00        0.00        0.00
November 18, 2003                 0.00        0.00        0.00        0.00        0.00        0.00        0.00        0.00

    WEIGHTED AVERAGE
     LIFE(1)(YEARS)
        To Call:                  0.54        1.10        2.00        3.60        2.57        2.57        2.57        2.57
      To Maturity:                0.54        1.10        2.00        3.69        2.71        2.72        2.74        2.74


(1) The weighted average life of a Class A-1 Note, Class A-2 Note, Class A-3 Note, Class A-4 Note, Class B Note, Class C Note, Class D Note, and Class E Note is determined by (a) multiplying the amount of cash distributions in reduction of the Outstanding Principal Amount of the respective Offered Note by the number of years from the Issuance Date to such Payment Date,
      (b) adding the results, and (c) dividing the sum by the respective Initial Principal Amount.

                              PERCENTAGE OF THE INITIAL PRINCIPAL AMOUNT AT THE RESPECTIVE CPR SET FORTH BELOW
---------------------------------------------------------------------------------------------------------------------------
                                                                   6% CPR
---------------------------------------------------------------------------------------------------------------------------
      PAYMENT DATE            CLASS A-1   CLASS A-2   CLASS A-3   CLASS A-4     CLASS B     CLASS C     CLASS D     CLASS E
      ------------            ---------   ---------   ---------   ---------     -------     -------     -------     -------
Issuance Date                   100.00%     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%
November 18, 1999                88.10      100.00      100.00      100.00      100.00      100.00      100.00      100.00
December 18, 1999                76.05      100.00      100.00      100.00      100.00      100.00      100.00      100.00
January 18, 2000                 64.09      100.00      100.00      100.00      100.00      100.00      100.00      100.00
February 18, 2000                52.12      100.00      100.00      100.00      100.00      100.00      100.00      100.00
March 18, 2000                   40.00      100.00      100.00      100.00      100.00      100.00      100.00      100.00
April 18, 2000                   27.97      100.00      100.00      100.00      100.00      100.00      100.00      100.00
May 18, 2000                     15.99      100.00      100.00      100.00      100.00      100.00      100.00      100.00
June 18, 2000                     4.03      100.00      100.00      100.00      100.00      100.00      100.00      100.00
July 18, 2000                     0.00       79.79      100.00      100.00       97.97       97.97       97.97       97.97
August 18, 2000                   0.00       49.11      100.00      100.00       94.88       94.88       94.88       94.88
September 18, 2000                0.00       18.70      100.00      100.00       91.83       91.83       91.83       91.83
October 18, 2000                  0.00        0.00       97.70      100.00       88.82       88.82       88.82       88.82
November 18, 2000                 0.00        0.00       91.62      100.00       85.83       85.83       85.83       85.83
December 18, 2000                 0.00        0.00       85.54      100.00       82.84       82.84       82.84       82.84
January 18, 2001                  0.00        0.00       79.54      100.00       79.89       79.89       79.89       79.89
February 18, 2001                 0.00        0.00       73.59      100.00       76.97       76.97       76.97       76.97
March 18, 2001                    0.00        0.00       67.62      100.00       74.03       74.03       74.03       74.03
April 18, 2001                    0.00        0.00       61.72      100.00       71.14       71.14       71.14       71.14
May 18, 2001                      0.00        0.00       55.89      100.00       68.27       68.27       68.27       68.27
June 18, 2001                     0.00        0.00       50.05      100.00       65.40       65.40       65.40       65.40
July 18, 2001                     0.00        0.00       44.34      100.00       62.60       62.60       62.60       62.60
August 18, 2001                   0.00        0.00       38.62      100.00       59.78       59.78       59.78       59.78
September 18, 2001                0.00        0.00       32.97      100.00       57.01       57.01       57.01       57.01
October 18, 2001                  0.00        0.00       27.44      100.00       54.29       54.29       54.29       54.29
November 18, 2001                 0.00        0.00       21.93      100.00       51.58       51.58       51.58       51.58
December 18, 2001                 0.00        0.00       16.42      100.00       48.88       48.88       48.88       48.88
January 18, 2002                  0.00        0.00       11.02      100.00       46.22       46.22       46.22       46.22
February 18, 2002                 0.00        0.00        5.71      100.00       43.61       43.61       43.61       43.61
March 18, 2002                    0.00        0.00        0.48      100.00       41.04       41.04       41.04       41.04
April 18, 2002                    0.00        0.00        0.00       94.62       38.61       38.61       38.61       38.61
May 18, 2002                      0.00        0.00        0.00       89.03       36.33       36.33       36.33       36.33
June 18, 2002                     0.00        0.00        0.00       83.72       34.16       34.16       34.16       34.16
July 18, 2002                     0.00        0.00        0.00       78.83       32.16       32.16       32.16       32.16
August 18, 2002                   0.00        0.00        0.00       74.22       30.28       30.28       30.28       30.28
September 18, 2002                0.00        0.00        0.00       69.87       28.51       28.51       28.51       28.51
October 18, 2002                  0.00        0.00        0.00       65.90       26.89       26.89       26.89       26.89
November 18, 2002                 0.00        0.00        0.00       61.96       25.28       25.28       25.28       25.28
December 18, 2002                 0.00        0.00        0.00       58.02       23.67       23.67       23.67       23.67
January 18, 2003                  0.00        0.00        0.00       54.17       22.11       22.11       22.11       22.11
February 18, 2003                 0.00        0.00        0.00       50.09       20.44       20.44       20.44       20.44
March 18, 2003                    0.00        0.00        0.00       46.39       18.93       18.93       18.93       18.93
April 18, 2003                    0.00        0.00        0.00       42.25       17.85       18.93       18.93       18.93
May 18, 2003                      0.00        0.00        0.00       38.17       17.85       18.93       18.93       18.93
June 18, 2003                     0.00        0.00        0.00       34.21       17.85       18.93       18.93       18.93
July 18, 2003                     0.00        0.00        0.00       30.42       17.85       18.93       18.93       18.93
August 18, 2003                   0.00        0.00        0.00        0.00        0.00        0.00        0.00        0.00
September 18, 2003                0.00        0.00        0.00        0.00        0.00        0.00        0.00        0.00
October 18, 2003                  0.00        0.00        0.00        0.00        0.00        0.00        0.00        0.00
November 18, 2003                 0.00        0.00        0.00        0.00        0.00        0.00        0.00        0.00

    WEIGHTED AVERAGE
     LIFE(1)(YEARS)

        To Call:                  0.47        0.95        1.79        3.38        2.37        2.37        2.37        2.37
      To Maturity:                0.47        0.95        1.79        3.49        2.51        2.53        2.55        2.55

(1) The weighted average life of a Class A-1 Note, Class A-2 Note, Class A-3 Note, Class A-4 Note, Class B Note, Class C Note, Class D Note, and Class E Note is determined by (a) multiplying the amount of cash distributions in reduction of the Outstanding Principal Amount of the respective Offered Note by the number of years from the Issuance Date to such Payment Date,
      (b) adding the results, and (c) dividing the sum by the respective Initial Principal Amount.

                              PERCENTAGE OF THE INITIAL PRINCIPAL AMOUNT AT THE RESPECTIVE CPR SET FORTH BELOW
---------------------------------------------------------------------------------------------------------------------------
                                                                  12% CPR
---------------------------------------------------------------------------------------------------------------------------
      PAYMENT DATE            CLASS A-1   CLASS A-2   CLASS A-3   CLASS A-4     CLASS B     CLASS C     CLASS D     CLASS E
      ------------            ---------   ---------   ---------   ---------     -------     -------     -------     -------
Issuance Date                    100.00%     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%
November 18, 1999                 85.53      100.00      100.00      100.00      100.00      100.00      100.00      100.00
December 18, 1999                 71.07      100.00      100.00      100.00      100.00      100.00      100.00      100.00
January 18, 2000                  56.84      100.00      100.00      100.00      100.00      100.00      100.00      100.00
February 18, 2000                 42.73      100.00      100.00      100.00      100.00      100.00      100.00      100.00
March 18, 2000                    28.63      100.00      100.00      100.00      100.00      100.00      100.00      100.00
April 18, 2000                    14.75      100.00      100.00      100.00      100.00      100.00      100.00      100.00
May 18, 2000                       1.05      100.00      100.00      100.00      100.00      100.00      100.00      100.00
June 18, 2000                      0.00       67.30      100.00      100.00       96.71       96.71       96.71       96.71
July 18, 2000                      0.00       32.75      100.00      100.00       93.24       93.24       93.24       93.24
August 18, 2000                    0.00        0.00       99.72      100.00       89.81       89.81       89.81       89.81
September 18, 2000                 0.00        0.00       92.86      100.00       86.44       86.44       86.44       86.44
October 18, 2000                   0.00        0.00       86.16      100.00       83.15       83.15       83.15       83.15
November 18, 2000                  0.00        0.00       79.57      100.00       79.91       79.91       79.91       79.91
December 18, 2000                  0.00        0.00       73.05      100.00       76.70       76.70       76.70       76.70
January 18, 2001                   0.00        0.00       66.68      100.00       73.57       73.57       73.57       73.57
February 18, 2001                  0.00        0.00       60.40      100.00       70.49       70.49       70.49       70.49
March 18, 2001                     0.00        0.00       54.18      100.00       67.43       67.43       67.43       67.43
April 18, 2001                     0.00        0.00       48.08      100.00       64.43       64.43       64.43       64.43
May 18, 2001                       0.00        0.00       42.11      100.00       61.50       61.50       61.50       61.50
June 18, 2001                      0.00        0.00       36.19      100.00       58.59       58.59       58.59       58.59
July 18, 2001                      0.00        0.00       30.46      100.00       55.77       55.77       55.77       55.77
August 18, 2001                    0.00        0.00       24.76      100.00       52.97       52.97       52.97       52.97
September 18, 2001                 0.00        0.00       19.19      100.00       50.24       50.24       50.24       50.24
October 18, 2001                   0.00        0.00       13.79      100.00       47.58       47.58       47.58       47.58
November 18, 2001                  0.00        0.00        8.45      100.00       44.96       44.96       44.96       44.96
December 18, 2001                  0.00        0.00        3.18      100.00       42.37       42.37       42.37       42.37
January 18, 2002                   0.00        0.00        0.00       97.65       39.85       39.85       39.85       39.85
February 18, 2002                  0.00        0.00        0.00       91.64       37.39       37.39       37.39       37.39
March 18, 2002                     0.00        0.00        0.00       85.76       34.99       34.99       34.99       34.99
April 18, 2002                     0.00        0.00        0.00       80.23       32.74       32.74       32.74       32.74
May 18, 2002                       0.00        0.00        0.00       75.08       30.64       30.64       30.64       30.64
June 18, 2002                      0.00        0.00        0.00       70.21       28.65       28.65       28.65       28.65
July 18, 2002                      0.00        0.00        0.00       65.75       26.83       26.83       26.83       26.83
August 18, 2002                    0.00        0.00        0.00       61.57       25.12       25.12       25.12       25.12
September 18, 2002                 0.00        0.00        0.00       57.64       23.52       23.52       23.52       23.52
October 18, 2002                   0.00        0.00        0.00       54.07       22.06       22.06       22.06       22.06
November 18, 2002                  0.00        0.00        0.00       50.55       20.63       20.63       20.63       20.63
December 18, 2002                  0.00        0.00        0.00       47.08       19.21       19.21       19.21       19.21
January 18, 2003                   0.00        0.00        0.00       43.72       17.84       17.84       17.84       17.84
February 18, 2003                  0.00        0.00        0.00       39.57       17.84       17.84       17.84       17.84
March 18, 2003                     0.00        0.00        0.00       35.84       17.84       17.84       17.84       17.84
April 18, 2003                     0.00        0.00        0.00       32.25       17.84       17.84       17.84       17.84
May 18, 2003                       0.00        0.00        0.00       28.80       17.84       17.84       17.84       17.84
June 18, 2003                      0.00        0.00        0.00        0.00        0.00        0.00        0.00        0.00
July 18, 2003                      0.00        0.00        0.00        0.00        0.00        0.00        0.00        0.00
August 18, 2003                    0.00        0.00        0.00        0.00        0.00        0.00        0.00        0.00
September 18, 2003                 0.00        0.00        0.00        0.00        0.00        0.00        0.00        0.00
October 18, 2003                   0.00        0.00        0.00        0.00        0.00        0.00        0.00        0.00
November 18, 2003                  0.00        0.00        0.00        0.00        0.00        0.00        0.00        0.00

    WEIGHTED AVERAGE
     LIFE(1)(YEARS)
        To Call:                   0.41        0.83        1.61        3.17        2.18        2.18        2.18        2.18
      To Maturity:                 0.41        0.83        1.61        3.28        2.34        2.35        2.36        2.36

(1) The weighted average life of a Class A-1 Note, Class A-2 Note, Class A-3 Note, Class A-4 Note, Class B Note, Class C Note, Class D Note, and Class E Note is determined by (a) multiplying the amount of cash distributions in reduction of the Outstanding Principal Amount of the respective Offered Note by the number of years from the Issuance Date to such Payment Date,
      (b) adding the results, and (c) dividing the sum by the respective Initial Principal Amount.

                              PERCENTAGE OF THE INITIAL PRINCIPAL AMOUNT AT THE RESPECTIVE CPR SET FORTH BELOW
---------------------------------------------------------------------------------------------------------------------------
                                                                 18% CPR
---------------------------------------------------------------------------------------------------------------------------
      PAYMENT DATE            CLASS A-1   CLASS A-2   CLASS A-3   CLASS A-4     CLASS B     CLASS C     CLASS D     CLASS E
      ------------            ---------   ---------   ---------   ---------     -------     -------     -------     -------
Issuance Date                   100.00%     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%
November 18, 1999                82.80      100.00      100.00      100.00      100.00      100.00      100.00      100.00
December 18, 1999                65.79      100.00      100.00      100.00      100.00      100.00      100.00      100.00
January 18, 2000                 49.20      100.00      100.00      100.00      100.00      100.00      100.00      100.00
February 18, 2000                32.91      100.00      100.00      100.00      100.00      100.00      100.00      100.00
March 18, 2000                   16.79      100.00      100.00      100.00      100.00      100.00      100.00      100.00
April 18, 2000                    1.06      100.00      100.00      100.00      100.00      100.00      100.00      100.00
May 18, 2000                      0.00       62.51      100.00      100.00       96.23       96.23       96.23       96.23
June 18, 2000                     0.00       23.06      100.00      100.00       92.27       92.27       92.27       92.27
July 18, 2000                     0.00        0.00       96.91      100.00       88.43       88.43       88.43       88.43
August 18, 2000                   0.00        0.00       89.27      100.00       84.68       84.68       84.68       84.68
September 18, 2000                0.00        0.00       81.84      100.00       81.02       81.02       81.02       81.02
October 18, 2000                  0.00        0.00       74.63      100.00       77.48       77.48       77.48       77.48
November 18, 2000                 0.00        0.00       67.60      100.00       74.02       74.02       74.02       74.02
December 18, 2000                 0.00        0.00       60.71      100.00       70.64       70.64       70.64       70.64
January 18, 2001                  0.00        0.00       54.03      100.00       67.36       67.36       67.36       67.36
February 18, 2001                 0.00        0.00       47.51      100.00       64.15       64.15       64.15       64.15
March 18, 2001                    0.00        0.00       41.11      100.00       61.01       61.01       61.01       61.01
April 18, 2001                    0.00        0.00       34.91      100.00       57.96       57.96       57.96       57.96
May 18, 2001                      0.00        0.00       28.88      100.00       54.99       54.99       54.99       54.99
June 18, 2001                     0.00        0.00       22.96      100.00       52.09       52.09       52.09       52.09
July 18, 2001                     0.00        0.00       17.26      100.00       49.29       49.29       49.29       49.29
August 18, 2001                   0.00        0.00       11.67      100.00       46.54       46.54       46.54       46.54
September 18, 2001                0.00        0.00        6.25      100.00       43.88       43.88       43.88       43.88
October 18, 2001                  0.00        0.00        1.04      100.00       41.31       41.31       41.31       41.31
November 18, 2001                 0.00        0.00        0.00       95.11       38.81       38.81       38.81       38.81
December 18, 2001                 0.00        0.00        0.00       89.10       36.36       36.36       36.36       36.36
January 18, 2002                  0.00        0.00        0.00       83.31       33.99       33.99       33.99       33.99
February 18, 2002                 0.00        0.00        0.00       77.72       31.71       31.71       31.71       31.71
March 18, 2002                    0.00        0.00        0.00       72.30       29.50       29.50       29.50       29.50
April 18, 2002                    0.00        0.00        0.00       67.25       27.44       27.44       27.44       27.44
May 18, 2002                      0.00        0.00        0.00       62.56       25.53       25.53       25.53       25.53
June 18, 2002                     0.00        0.00        0.00       58.16       23.73       23.73       23.73       23.73
July 18, 2002                     0.00        0.00        0.00       54.15       22.09       22.09       22.09       22.09
August 18, 2002                   0.00        0.00        0.00       50.40       20.57       20.57       20.57       20.57
September 18, 2002                0.00        0.00        0.00       46.91       19.14       19.14       19.14       19.14
October 18, 2002                  0.00        0.00        0.00       43.75       17.85       17.85       17.85       17.85
November 18, 2002                 0.00        0.00        0.00       40.11       17.85       17.85       17.85       17.85
December 18, 2002                 0.00        0.00        0.00       36.56       17.85       17.85       17.85       17.85
January 18, 2003                  0.00        0.00        0.00       33.15       17.85       17.85       17.85       17.85
February 18, 2003                 0.00        0.00        0.00       29.63       17.85       17.85       17.85       17.85
March 18, 2003                    0.00        0.00        0.00        0.00        0.00        0.00        0.00        0.00
April 18, 2003                    0.00        0.00        0.00        0.00        0.00        0.00        0.00        0.00
May 18, 2003                      0.00        0.00        0.00        0.00        0.00        0.00        0.00        0.00
June 18, 2003                     0.00        0.00        0.00        0.00        0.00        0.00        0.00        0.00
July 18, 2003                     0.00        0.00        0.00        0.00        0.00        0.00        0.00        0.00
August 18, 2003                   0.00        0.00        0.00        0.00        0.00        0.00        0.00        0.00
September 18, 2003                0.00        0.00        0.00        0.00        0.00        0.00        0.00        0.00
October 18, 2003                  0.00        0.00        0.00        0.00        0.00        0.00        0.00        0.00
November 18, 2003                 0.00        0.00        0.00        0.00        0.00        0.00        0.00        0.00

    WEIGHTED AVERAGE
     LIFE(1)(YEARS)

        To Call:                  0.37        0.73        1.44        2.94        1.99        1.99        1.99        1.99
      To Maturity:                0.37        0.73        1.44        3.07        2.17        2.19        2.20        2.20

(1) The weighted average life of a Class A-1 Note, Class A-2 Note, Class A-3 Note, Class A-4 Note, Class B Note, Class C Note, Class D Note, and Class E Note is determined by (a) multiplying the amount of cash distributions in reduction of the Outstanding Principal Amount of the respective Offered Note by the number of years from the Issuance Date to such Payment Date,
      (b) adding the results, and (c) dividing the sum by the respective Initial Principal Amount.

                             SECURITY FOR THE NOTES


     GENERAL. Repayment of the Notes will be secured by (a) a first priority security interest in the underlying Leases perfected both by filing UCC financing statements against the Issuer and Copelco Capital and by taking possession of the respective Lease documents, (b) a security interest in the related Equipment owned by the Issuer and an assignment of the Issuer's security interest in such Equipment subject to Leases which contain a nominal purchase option upon expiration or other terms which may be deemed to effectively vest ownership of the Equipment in the Lessee ("Nominal Buy-Out Leases"), which security interest was originally perfected by Copelco Capital (for Equipment with an original cost in excess of $25,000 which assignment will be recorded in the manner described below) and (c) all funds in the Collection Account and the Reserve Account.


                              THE INDENTURE TRUSTEE

     Manufacturers and Traders Trust Company will be the Trustee under the Indenture. Copelco Capital, as Transferor or Servicer, and its affiliates may from time to time enter into normal banking and Trustee relationships with the Trustee and its affiliates. The Trustee, the Servicer and any of their respective affiliates may hold Notes in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-Trustee or a separate Trustee under the Indenture. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Indenture will be conferred or imposed upon the Trustee and such separate Trustee or co-Trustee jointly, or in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate Trustee or co-Trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee may resign at any time, in which event the Issuer will be obligated to appoint a successor Trustee. The Issuer may also remove each Trustee if such Trustee ceases to be eligible to continue as such under the Indenture, fails to perform in any material respect its obligations under such Indenture, or becomes insolvent. In such circumstances, the Issuer will be obligated to appoint a successor Trustee. Any resignation or removal of a Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                   CERTAIN LEGAL MATTERS AFFECTING A LESSEE'S
                             RIGHTS AND OBLIGATIONS

     GENERAL. The Leases are triple-net leases, requiring the Lessees to pay all taxes, maintenance and insurance associated with the Equipment, and are primarily non-cancelable by the Lessees.

     The Leases are "hell or high water" leases, under which the obligations of the Lessee is absolute and unconditional, regardless of any defense, setoff or abatement which the Lessee may have against Copelco Capital, as Transferor or Servicer, the Issuer, or any other person or entity whatsoever.

     Defaults under the Leases are generally the result of failure to pay amounts when due, failure to observe other covenants in the Lease, misrepresentations by, or the insolvency, bankruptcy or appointment of a trustee or receiver for the Lessee under a Lease. The remedies of the lessor (and the Issuer as assignee) following a notice and cure period are generally to seek to enforce the performance by the Lessee of the terms and covenants of the Lease (including the Lessee's obligation to make scheduled payments) or recover damages for the breach thereof, to accelerate the balance of the remaining scheduled payments paid to terminate the rights of the Lessee under such Lease. Although the Leases permit the lessor to repossess and dispose of the related Equipment in the event of a lease default, and to credit such proceeds against the Lessee's liabilities thereunder, such remedies may be limited where the Lessee thereunder is subject to bankruptcy, or other insolvency proceedings.

     UCC AND BANKRUPTCY CONSIDERATIONS. Pursuant to the Assignment and Servicing Agreement, Copelco Capital will make a capital contribution to the Issuer of the Leases and Equipment owned by Copelco Capital and subject to the Leases, and assign its security interests in the Equipment subject to Nominal Buy-Out

Leases. Copelco Capital will warrant that each of the contribution of the Leases from Copelco Capital to the Issuer is an absolute assignment, that the contributions of its rights in the Equipment is a valid transfer of Copelco Capital's title to the Equipment and that Copelco Capital is either the owner of the Equipment or has a valid perfected first priority security interest in the Equipment (for Leases with leased Equipment having an original equipment cost in excess of $25,000), including Equipment subject to Nominal Buy-Out Leases, and accordingly, Copelco Capital has filed UCC financing statements in its favor against Lessees in respect of all Equipment in the Series Pool with an original Equipment cost in excess of $25,000. No action will be taken to perfect the interest of Copelco Capital in any Equipment in the Series Pool with an original Equipment cost of less than $25,000. In addition, UCC financing statements identifying security interests in the Equipment as transferred to, or obtained by, the Issuer or the Trustee and UCC financing statements identifying equipment owned by Copelco Capital, transferred to the Issuer and pledged to the Trustee will be filed in favor of the Issuer or the Trustee in the central filing location for any given state. In the event of the repossession and resale of Equipment subject to a superior lien, the senior lienholder would be entitled to be paid the full amount of the indebtedness owed to it out of the sale proceeds before such proceeds could be applied to the payment of claims by the Servicer on behalf of the Issuer. Certain statutory provisions, including federal and state bankruptcy and insolvency laws, may limit the ability of the Servicer to repossess and resell collateral or obtain a deficiency judgment in the event of a Lessee default. In the event of the bankruptcy or reorganization of a Lessee, or Copelco Capital, as Transferor or Servicer, various provisions of the Bankruptcy Code of 1978, 11 U.S.C ss.ss. 101-1330 (the "Bankruptcy Code"), and related laws may interfere with, delay or eliminate the ability of Copelco Capital or the Issuer to enforce its rights under the Leases.

     In the case of operating leases, the Bankruptcy Code grants to the bankruptcy trustee or the debtor-in-possession a right to elect to assume or reject any executory contract or unexpired lease. Any rejection of such a lease or contract constitutes a breach of such lease or contract, entitling the nonbreaching party to a claim for damages for breach of contract. The net proceeds from any resulting judgment would be deposited by the Servicer into the Collection Account and allocated to the Noteholders as more fully described herein. Upon the bankruptcy of a Lessee, if the bankruptcy trustee or debtor-in-possession elected to reject a Lease, the flow of scheduled payments to Noteholders would cease. In the event that, as a result of the bankruptcy of a Lessee, the Servicer is prevented from collecting scheduled payments with respect to Leases and such Leases become Non-Performing Leases, no recourse would be available against Copelco Capital (except for misrepresentation or breach of warranty) and the Noteholders could suffer a loss with respect to the Notes. Similarly, upon the bankruptcy of the Issuer, if the bankruptcy trustee or debtor-in-possession elected to reject a Lease, the flow of Lease payments to the Issuer and the Noteholders would cease. As noted above, however, the Issuer has been structured so that the filing of a bankruptcy petition with respect to it is unlikely. See "The Issuer."

     These UCC and bankruptcy provisions, in addition to the possible decrease in value of a repossessed item of Equipment, may limit the amount realized on the sale of Equipment to less than the amount due on the related Lease.


     NON-PETITION. Pursuant to the Indenture, the Trustee and the holders of the Residual Notes will agree not to institute, cooperate with or encourage others to institute against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under the Bankruptcy Code or any state bankruptcy or similar law in connection with any obligations relating to the Notes, the Residual Notes or the Indenture until the expiration of one year and one day (or if a preference period of the applicable jurisdiction is longer, the applicable preference period under that bankruptcy or similar law) from the date on which all of the Notes are paid in full.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion sets forth the material federal income tax consequences to the original purchasers of the Offered Notes of the purchase, ownership and disposition of the Offered Notes. Tax Counsel's opinion does not purport to deal with all federal tax considerations applicable to all categories of investors. Certain holders, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, and holders that will hold the Offered Notes as other than capital assets, may be subject to special rules that are not discussed below. In particular, this discussion applies only to institutional investors that purchase Offered Notes directly from the Issuer and hold the Offered Notes as capital assets.

     The discussion that follows, and the opinion set forth below of Dewey Ballantine LLP, special tax counsel to the Issuer ("Tax Counsel"), are based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code") and treasury regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administrative interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. The opinion of Tax Counsel is not binding on the courts or the Internal Revenue Service (the "IRS"). Potential investors should consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Offered Notes.

     Tax Counsel has prepared the following discussion and is of the opinion that such discussion is correct in all material respects.

     CHARACTERIZATION OF THE OFFERED NOTES AS INDEBTEDNESS. In the opinion of Tax Counsel, although no transaction closely comparable to that contemplated herein has been the subject of any treasury regulation, revenue ruling or judicial decision, based on the application of existing law to the facts as set forth in the applicable agreements, the Offered Notes will be treated as indebtedness for federal income tax purposes.

     Although it is the opinion of Tax Counsel that the Offered Notes are properly characterized as indebtedness for federal income tax purposes, no assurance can be given that such characterization of the Offered Notes will prevail. If the Offered Notes were treated as an ownership interest in the Leases, all income on such Leases would be income to the holders of the Offered Notes, and related fees and expenses would generally be deductible (subject to certain limitations on the deductibility of miscellaneous itemized deductions by individuals) and certain market discount and premium provisions of the Code might apply to a purchase of the Offered Notes.

     If, alternatively, the Offered Notes were treated as an equity interest in the Issuer, distributions on the Offered Notes probably would not be deductible in computing the net income of the Issuer and all or a part of distributions to the holders of the Offered Notes probably would be treated as partnership income to those holders.


     TAX CHARACTERIZATION OF THE ISSUER. Tax counsel is of the opinion that, assuming compliance with the terms of the Limited Liability Company Agreement and related documents, the Issuer will not be treated as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

     If the Issuer were taxable as a corporation for federal income tax purposes, the Issuer would be subject to corporate income tax on its taxable income. Any such corporate income tax could materially reduce cash available to make payments on the Notes.


     TAXATION OF INTEREST INCOME OF NOTEHOLDERS. If characterized as indebtedness, interest on the Offered Notes will be taxable as ordinary income for federal income tax purposes when received by Noteholders using the cash method of accounting and when accrued by Noteholders using the accrual method of accounting. Noteholders using the accrual method of accounting may be required to report income for tax purposes in advance of receiving a corresponding cash distribution with which to pay the related tax. Interest received on the Offered Notes also may constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

     Original Issue Discount. It is not anticipated that the Offered Notes will have any original issue discount ("OID") other than possibly OID within a de minimis exception and that accordingly the provisions of sections 1271 through 1273 and 1275 of the Code generally will not apply to the Offered Notes. OID will be considered de minimis if it is less than 0.25% of the principal amount of Note multiplied by its expected weighted average life.

     Market Discount. A subsequent purchaser who buys a Note for less than its principal amount may be subject to the "market discount" rules of Sections 1276 through 1278 of the Code. If a subsequent purchaser of a Note disposes of such Note (including certain nontaxable dispositions such as a gift), or receives a principal payment, any gain upon such sale or other disposition will be recognized, or the amount of such principal payment will be treated, as ordinary income to the extent of any "market discount" accrued for the period that such purchaser holds the Note. Such holder may instead elect to include market discount in income as it accrues with respect to all debt instruments acquired in the year of acquisition of the Offered Notes and thereafter. Market discount generally will equal the excess, if any, of the then-current unpaid principal balance of the Note over the purchaser's basis in the Note immediately after such purchaser acquired the Note. In general, market discount on a Note will be treated as accruing over the term of such Note in the ratio of interest for the current period over the sum of such current interest and the expected amount of all remaining interest payments, or at the election of the holder, under a constant yield method. At the request of a holder of a Note, information will be made available that will allow the holder to compute the accrual of market discount under the first method described in the preceding sentence.

     The market discount rules also provide that a holder who incurs or continues indebtedness to acquire a Note at a market discount may be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income.

     Notwithstanding the above rules, market discount on a Note will be considered to be zero if it is less than a de minimis amount, which is 0.25% of the remaining principal balance of the Note multiplied by its expected weighted average remaining life. If OID or market discount is de minimis, the actual amount of discount must be allocated to the remaining principal distributions on the Note and, when each such distribution is received, capital gain equal to the discount allocated to such distribution will be recognized.

     Market Premium. A subsequent purchaser who buys a Note for more than its principal amount generally will be considered to have purchased the Note at a premium. Such holder may amortize such premium, using a constant yield method, over the remaining term of the Note and, except as future regulations may otherwise provide, may apply such amortized amounts to reduce the amount of interest income reportable with respect to such Note over the period from the purchase date to the date of maturity of the Note. Legislative history of the Tax Reform Act of 1986 indicates that the amortization of such premium on an obligation that provides for partial principal payments prior to maturity should be governed by the methods for accrual of market discount on such an obligation (described above). A holder that elects to amortize such premium must reduce tax basis in the related obligation by the amount of the aggregate deductions (or interest offsets) allowable for amortizable premium. If a debt instrument purchased at a premium is redeemed in full prior to its maturity, a purchaser who has elected to amortize premium should be entitled to a deduction for any remaining unamortized premium in the taxable year of redemption.


     SALE OR EXCHANGE OF OFFERED NOTES. If a Note is sold or exchanged, the transferor of the Note will recognize gain or loss equal to the difference between the amount realized on the sale or exchange and the adjusted basis of the Note. The adjusted basis of a Note will generally equal its cost, increased by any OID or market discount includible in income with respect to the Note through the date of sale and reduced by any principal payments previously received with respect to the Note, any payments allocable to previously accrued OID or market discount and any amortized market premium. Subject to the market discount rules, gain or loss will generally be capital gain or loss if the Note was held as a capital asset. Capital losses generally may be used only to offset capital gains.


     BACKUP WITHHOLDING WITH RESPECT TO OFFERED NOTES. Payments of interest and principal, together with payments of proceeds from the sale of Offered Notes, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.


     FOREIGN INVESTORS IN OFFERED NOTES; CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS. A beneficial owner of Offered Notes holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the steps described below to obtain an exemption or reduced tax rate.

     The IRS recently issued final withholding regulations (the "New Regulations"), which make certain modifications to withholding, backup withholding and information reporting rules. The New Regulations attempt to unify certification requirements and modify certain reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000. Taxpayers should begin compliance with the New Regulations immediately, although the old rules will remain in effect until the New Regulations take effect. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     Exemption for Non-U.S. Persons. Under the old rules, Beneficial Owners of Offered Notes that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). Under the New Regulations, a non-U.S. Person may claim beneficial owner status by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). The old Form W-8 is valid until the earlier of (i) three years beginning on the date that the form is signed, or (ii) December 31, 2000. The new Form W-8BEN is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8 or Form W-8BEN changes, a new Form W-8 or Form W-8BEN must be filed within 30 days of such change.

     Exemption for Non-U.S. Persons with effectively connected income. Under the old rules, a non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States). Under the New Regulations, a Non-U.S. Person may claim an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United States by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States). The old Form 4224 is valid until the earlier of (i) one year beginning on the date that the form is signed, or (ii) December 31, 2000. The new Form W-8ECI is valid for a period of three years beginning on the date that the form is signed.

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries. Under the old rules, non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Under the New Regulations, a Non-U.S. Person may claim treaty benefits by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). The old Form 1001 is valid until the earlier of (i) three years beginning on the date that the form is signed, or
(ii) December 31, 2000. The new Form W-8BEN is valid for a period of three years beginning on the date that the form is signed.

     Exemption for U.S. Persons. U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. Under the old rules, a Noteholder or his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). The New Regulations revise the procedures that withholding agents and payees must follow to comply with, or to establish an exemption from, withholding for payments made after December 31, 2000. Each Non-U.S. Noteholder should consult its own tax advisor regarding compliance with these procedures under the New Regulations.

     The New Regulations also generally will require, in the case of notes or exchange notes held by a foreign partnership, that (1) beneficial owner certification be provided by the partners rather than the foreign partnership, and (2) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule will apply in the case of tiered partnerships. In addition, the New Regulations may require that a Non-U.S. Noteholder, including, in the case of a foreign partnership, the partners thereof, obtain a United States taxpayer identification number and make certain certifications if the Non-U.S. Noteholder wishes to claim exemption from, or a reduced rate of, withholding under an income tax treaty. Each Non-U.S. Noteholder should consult its own tax advisor regarding the application to such holder of the New Regulations.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Offered Notes. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Offered Notes.

     STATE, LOCAL AND OTHER TAXES. Investors should consult their own tax advisors regarding whether the purchase of the Offered Notes, either alone or in conjunction with an investor's other activities, may subject an investor to any state or local taxes based on an assertion that the investor is either "doing business" in, or deriving income from a source located in, any state or local jurisdiction. Additionally, potential investors should consider the state, local and other tax consequences of purchasing, owning or disposing of a Note. State and local tax laws may differ substantially from the corresponding federal tax law, and the foregoing discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Accordingly, potential investors should consult their own tax advisors with regard to such matters.

     THE FEDERAL AND STATE INCOME TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE OFFERED NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS OR IN THE INTERPRETATIONS THEREOF.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements and restrictions on those pension, profit-sharing and other employee benefits plans to which it applies and on those persons who are fiduciaries with respect to such plans. In accordance with ERISA's fiduciary standards, before purchasing the Offered Notes, a fiduciary should determine whether such an investment is permitted under the documents and instruments governing the plan and is appropriate for the plan in view of its overall investment policy and the composition of its portfolio.


     Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of plans subject thereto (each, a "Benefit Plan") and persons who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of the Code. Certain transactions involving the purchase, holding or transfer of the Offered Notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Issuer were deemed to be assets of a Benefit Plan. Under regulations issued by the United States Department of Labor set forth in 29 C.F.R. ss. 2510.3-101 (the "Plan Asset Regulations"), the assets of the Issuer would be treated as plan assets of a Benefit Plan for purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Issuer and none of the exceptions contained in the Plan Asset Regulations were applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. It is anticipated that the Offered Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations. However, even if the Offered Notes are treated as indebtedness for such purposes, the acquisition or holding of Offered Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuer or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Benefit Plan. In this event, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by "qualified professional asset managers;" PTCE 95-60, regarding investments by insurance company general accounts; and PTCE 96-23 regarding transactions effected by "in-house asset managers". Each investor using assets of a Benefit Plan which acquires the Offered Notes, or to whom the Offered Notes are transferred, will be deemed to have represented that the acquisition and continued holding of the Offered Notes will be covered by one of the exemptions listed above or another Department of Labor class exemption.


     Insurance companies considering the purchase of the Offered Notes should also consult their own counsel as to the application of the decision by the United States Supreme Court in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank (510 U.S. 86) to such a purchase. Under that decision, assets held in an insurance company's general account may be deemed assets of Benefit Plans under certain circumstances.


     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, governmental plans may be subject to comparable federal, state or local law restrictions.


     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that a fiduciary investing assets of Benefit Plan consult with counsel regarding the consequences under ERISA and the Code of the acquisition and holding of Offered Notes, including the availability of any administrative exemptions from the prohibited transaction rules.


     The sale of Notes to a Benefit Plan is in no respect a representation by the Issuer or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Benefit Plans generally or by a particular Benefit Plan, or that this investment is appropriate for Benefit Plans generally or any particular Benefit Plan.

                                  UNDERWRITING


     Under the terms and subject to the conditions set forth in the underwriting agreement (the "Underwriting Agreement") for the sale of the Offered Notes, the Issuer has agreed to sell and First Union Capital Markets Corp. ("First Union") and Banc One Capital Markets, Inc. ("Banc One," and together with First Union, the "Underwriters") each severally has agreed to purchase the principal amount of the Offered Notes set forth below:

                    FIRST UNION PRINCIPAL        BANC ONE
                           AMOUNT            PRINCIPAL AMOUNT        TOTALS
                    ---------------------  --------------------  -------------
Class A-1 Notes    $                      $                     $
Class A-2 Notes    $                      $                     $
Class A-3 Notes    $                      $                     $
Class A-4 Notes    $                      $                     $
Class B Notes      $                      $                     $
Class C Notes      $                      $                     $
Class D Notes      $                      $                     $
                    ---------------------  --------------------  -------------
    Totals         $                      $                     $


     The Issuer has been advised by Underwriters that the several Underwriters propose initially to offer the Notes to the public at the respective prices set forth on the cover page of this Prospectus, and to certain dealers at such price, less a selling concession not in excess of ____% per Class A-1 Note, ____% per Class A-2 Note, _____% per Class A-3 Note, _____% per Class A-4 Note,
_____% per Class B Note, _____% per Class C Note and _____% per Class D Note. The Underwriters may allow and such dealers may reallow to other dealers, a discount not in excess of _____% per Class A-1 Note, _____% per Class A-2 Note, _____% per Class A-3 Note, _____% per Class A-4 Note, _____% per Class B Note,
_____% per Class C Note and _____% per Class D Note. After the public offering, the public offering price and such concessions may be changed.

     The Underwriters will each represent and agree that:

      (a) it has not offered or sold, and, prior to the expiration of six months from the Issuance Date, will not offer or sell, any Offered Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for purposes of their business, or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

      (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom; and

      (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or persons to whom such document may otherwise lawfully be issued, distributed or passed on.

     The Issuer and Copelco Capital, Inc. have agreed to jointly and severally indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Issuer has been advised by the Underwriters that the Underwriters presently intend to make a market in the Offered Notes, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Offered Notes and any such market making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Offered Notes.

     The Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Offered Notes in accordance with Regulation M under the Securities Exchange Act of 1934 (the "Exchange Act"). Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Offered Notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transaction involve purchase of the Offered Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Offered Notes originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Offered Notes to be higher than they would otherwise be in the absence of such transactions. The Seller and the Underwriters do not represent that the Underwriters will engage in any such transactions. Such transactions, once commenced, may be discontinued without notice at any time.

     First Union is also serving as the placement agent for the Class E Notes and the Residual Notes.

                                    EXPERTS


     The balance sheet of Copelco Capital Funding LLC 99-B as of September 8, 1999, has been included herein and in the Registration Statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.


                                  LEGAL MATTERS

     Certain legal matters relating to the Notes will be passed upon for Copelco Capital, Inc., the Servicer and the Issuer by Spencer N. Lempert, General Counsel of Copelco Financial Services Group, Inc., and for Copelco Capital, the Issuer and the Underwriters by Dewey Ballantine LLP, New York, New York.

                               RATING OF THE NOTES


     It is a condition to the issuance of the Offered Notes that the Class A-1 Notes be rated at least "P-1", "D-1+" and "A-1+", that the Class A-2, A-3, and A-4 be rated at least "Aaa", "AAA" and "AAA", that the Class B Notes be rated at least "Aa2", "AA" and "AA", that the Class C Notes be rated at least "A2", "A" and "A" and that the Class D Notes be rated at least "Baa2", "BBB" and "BBB" by Moody's Investors Service ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") and Standard and Poors Ratings Group ("S&P"), respectively (each a "Rating Agency"). With respect to the Class E Notes, they will rated at least "BB+" by DCR.


     Such rating will reflect only the views of the Rating Agencies and will be based primarily on the amount of subordination, the availability of funds on deposit in the Reserve Account and the value of the Leases and Equipment. The ratings are not a recommendation to purchase, hold or sell the related Offered Notes, inasmuch as such ratings do not comment as to market price or suitability for a particular investor. There is no assurance that any such rating will continue for any period of time or that it will not be lowered or withdrawn entirely by the Rating Agencies if, in its judgment, circumstances so warrant. A revision or withdrawal of such rating may have an adverse affect on the market price of the Offered Notes. The rating of the Offered Notes addresses the likelihood of the timely payment of interest and the ultimate payment of principal on the Offered Notes by the Stated Maturity Date. The rating does not address the rate of Prepayments that may be experienced on the Leases and, therefore, does not address the effect of the rate of Lease Prepayments on the return of principal to the Offered Noteholders.

                          INDEX TO FINANCIAL STATEMENTS

                                                                        Page
                                                                        ----

Independent Auditors' Report                                             54


Balance Sheet of the Issuer as of September 8, 1999                      55


Notes to Balance Sheet                                                   56

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Copelco Capital Funding LLC 99-B:


We have audited the accompanying balance sheet of Copelco Capital Funding LLC 99-B (a wholly owned subsidiary of Copelco Capital, Inc.) as of September 8, 1999. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.


In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Copelco Capital Funding LLC 99-B as of September 8, 1999, in conformity with generally accepted accounting principles.


KPMG LLP


September 10, 1999


New York, New York

                        COPELCO CAPITAL FUNDING LLC 99-B
              (a wholly owned subsidiary of Copelco Capital, Inc.)

                                  Balance Sheet

                                September 8, 1999

                                        Assets
                                        ------


Cash                                                                   $1,000
----                                                                   ------
                                                                       $1,000
                                                                       ======
                                  Stockholder's Equity

Stockholder's Equity


                        Common Stock (authorized 1,000 shares, $1 par $ 100 value, issued and outstanding 100 shares)
                        Additional paid-in capital                        900
                                                                       ------
                                                                       $1,000
                                                                       ======

See accompanying notes to balance sheet.

                        COPELCO CAPITAL FUNDING LLC 99-B
              (a wholly owned subsidiary of Copelco Capital, Inc.)

                             Notes to Balance Sheet


                                September 8, 1999

(1)   Organization

      Copelco Capital Funding LLC 99-B, a wholly owned subsidiary of Copelco Capital, Inc. (Copelco Capital), was incorporated in the State of Delaware.


      Copelco Capital Funding LLC 99-B was organized to engage exclusively in the following business and financial activities: to acquire equipment described in the related equipment lease contracts and to purchase equipment leases and lease receivables from Copelco Capital and any of its affiliates; to issue and sell notes collateralized by any or all of its assets pursuant to one or more indentures between Copelco Capital Funding LLC 99-B and an indenture trustee; and to engage in any lawful act or activity and to exercise any power that is incidental and is necessary or convenient to the foregoing and permitted under Delaware law.

(2)   Capital Contribution

      Copelco Capital has made an initial capital contribution of $1,000 to Copelco Capital Funding LLC 99-B.

                                 INDEX OF TERMS
                                 --------------

TERM                                                                     PAGE(S)
----                                                                     -------

Additional Lease...........................................................26
Additional Principal.......................................................35
Adjusted Lease.............................................................26
Assignment and Servicing Agreement.........................................27
Available Funds............................................................37
Available Funds Shortfall..................................................38
Available Reserve Amount...................................................39
Bankruptcy Code............................................................50
Benefit Plan...............................................................54
Booked Residual Value......................................................27
Casualty...................................................................37
Casualty Payment...........................................................37
Cede.......................................................................30
CEDEL......................................................................30
CedelParticipants..........................................................31
Class A Initial Principal Amount...........................................33
Class A Noteholders........................................................30
Class A Notes..............................................................29
Class A Percentage.........................................................36
Class A Target Investor Principal Amount...................................35
Class A-1 Initial Principal Amount.........................................33
Class A-1 Interest Rate....................................................29
Class A-1 Noteholders......................................................30
Class A-1 Notes............................................................29
Class A-1 Stated Maturity Date.............................................34
Class A-2 Initial Principal Amount.........................................33
Class A-2 Interest Rate....................................................29
Class A-2 Noteholders......................................................30
Class A-2 Notes............................................................29
Class A-2 Stated Maturity Date.............................................34
Class A-3 Initial Principal Amount.........................................33
Class A-3 Interest Rate....................................................29
Class A-3 Noteholders......................................................30
Class A-3 Notes............................................................29
Class A-3 Stated Maturity Date.............................................34
Class A-4 Initial Principal Amount.........................................33
Class A-4 Interest Rate....................................................29
Class A-4 Noteholders......................................................30
Class A-4 Notes............................................................29
Class A-4 Stated Maturity Date.............................................34
Class B Floor..............................................................36
Class B Initial Principal Amount...........................................33
Class B Interest Rate......................................................29
Class B Noteholders........................................................30
Class B Notes..............................................................29
Class B Percentage.........................................................36
Class B Principal Payment..................................................35
Class B Stated Maturity Date...............................................34
Class B Target Investor Principal Amount...................................35
Class C Floor..............................................................36

Class C Initial Principal Amount...........................................33
Class C Interest Rate......................................................29
Class C Noteholders........................................................30
Class C Notes..............................................................29
Class C Percentage.........................................................36
Class C Principal Payment..................................................35
Class C Stated Maturity Date...............................................34
Class C Target Investor Principal Amount...................................36
Class D Floor..............................................................36
Class D Initial Principal Amount...........................................33
Class D Interest Rate......................................................29
Class D Noteholders........................................................30
Class D Notes..............................................................29
Class D Percentage.........................................................36
Class D Principal Payment..................................................35
Class D Stated Maturity Date...............................................34
Class D Target Investor Principal Amount...................................36
Class E Floor..............................................................36
Class E Initial Principal Amount...........................................33
Class E Interest Rate......................................................29
Class E Notes..............................................................29
Class E Percentage.........................................................36
Class E Principal Payment..................................................35
Class Floors...............................................................36
Class R-1 Notes............................................................41
Class R-2 Notes............................................................41
clearing agency............................................................30
clearing corporation.......................................................30
Code.......................................................................51
Collection Account.........................................................37
Cooperative................................................................31
Copelco Capital............................................................11
Copelco Credit.............................................................22
Copelco Financial..........................................................22
Copelco Leasing............................................................22
Cost per Copy..............................................................23
CPR .......................................................................44
Cumulative Loss Amount.....................................................37
Cut-Off Date...............................................................11
DCR .......................................................................57
Definitive Notes...........................................................32
Depositaries...............................................................30
Determination Date.........................................................34
Discount Rate..............................................................33
Discounted Present Value of the Leases.....................................33
Discounted Present Value of the Performing Leases..........................33
DTC .......................................................................30
DTC Services...............................................................32
Due Period.................................................................34
Dun & Bradstreet...........................................................25
Early Lease Termination....................................................26
Eligible Account...........................................................37
Equipment..................................................................11
Equipment Financing Portion................................................23
ERISA......................................................................54
Euroclear..................................................................30

Euroclear Operator.........................................................31
Euroclear Participants.....................................................31
Events of Default..........................................................40
Excess Copy Charge.........................................................23
Fee Per Scan Charges.......................................................24
First Union................................................................55
Fixed Payment..............................................................23
Group......................................................................22
HILL.......................................................................23
Holders....................................................................33
Indenture..................................................................29
Indirect Participants......................................................30
Industry...................................................................32
Initial Principal Amount...................................................29
Initial Statistical Principal Amount.......................................44
Interest Accrual Period....................................................34
Interest Payments..........................................................34
Interest Rate..............................................................29
IRS .......................................................................51
Issuance Date..............................................................11
Issuer.....................................................................11
Lease Contracts............................................................11
Lease Payment..............................................................37
Lease Receivables..........................................................11
Leases.....................................................................11
Lessee.....................................................................11
Lessees....................................................................11
Maintenance Charge.........................................................23
Manager....................................................................28
Monthly Principal Amount...................................................37
Moody's....................................................................57
Nominal Buy-Out Leases.....................................................49
Non-Performing Leases......................................................33
Non-U.S. Person............................................................54
Notes......................................................................29
Offered Noteholders........................................................30
Offered Notes..............................................................29
OID .......................................................................51
Origination Groups.........................................................11
Outstanding Principal Amount...............................................39
Outstanding Principal Amounts..............................................34
Overcollateralization Balance..............................................37
Participants...............................................................30
Payment Date...............................................................27
PILL.......................................................................23
Plan Asset Regulations.....................................................54
Pledged Assets.............................................................12
Principal Payments.........................................................34
PTCE.......................................................................54
Rating Agency..............................................................57
Record Date................................................................34
Required Payments..........................................................38
Required Reserve Amount....................................................39
Reserve Account............................................................38
Residual Casualty Payments.................................................38
Residual Notes.........................................................38, 41

Residual Prepayments.......................................................38
Residual Realizations......................................................38
Residual Warranty Payments.................................................38
S&P .......................................................................57
SBU .......................................................................22
Series Pool................................................................11
Servicer...................................................................11
Servicer Advance...........................................................40
Servicer Events of Default.................................................42
Servicing Fee..............................................................27
Statistical Class Percentage...............................................44
Statistical Discount Rate..................................................34
Statistical Discounted Present Value of the Leases.........................33
Substitute Lease...........................................................26
SYSTEMS....................................................................32
Tax Counsel................................................................51
Termination Payment........................................................37
Terms and Conditions.......................................................32
Trustee....................................................................27
U.S. Person................................................................54
Underwriters...............................................................55
Underwriting Agreement.....................................................55
Vendor.....................................................................23
Warranty Lease.........................................................26, 27

================================================================================

                                  $536,810,010

                                 Copelco Capital

                                Funding LLC 99-B

                               ------------------
                               P R O S P E C T U S
                               ------------------





                        FIRST UNION CAPITAL MARKETS CORP.

                         BANC ONE CAPITAL MARKETS, INC.

                            Dated September __, 1999

          Until 90 days after the date of this prospectus, all dealers that effect transactions in the notes offered by this Prospectus, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                          $117,815,671_____% Class A-1
                               Lease-Backed Notes

                           $38,141,764_____% Class A-2
                               Lease-Backed Notes

                          $186,470,846 _____% Class A-3
                               Lease-Backed Notes

                          $154,827,308 _____% Class A-4
                               Lease-Backed Notes

                           $11,301,263 _____% Class B
                               Lease-Backed Notes

                           $11,301,263 _____% Class C
                               Lease-Backed Notes

                           $16,951,895 _____% Class D
                               Lease-Backed Notes

================================================================================

                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

         Registration Fee...................................   $155,000.00
         Printing and Engraving Expenses....................     60,000.00
         Trustee's Fees.....................................     30,000.00
         Legal Fees and Expenses............................    175,000.00
         Blue Sky Fees and Expenses.........................     15,000.00
         Accountants' Fees and Expenses.....................     35,000.00
         Rating Agency Fees.................................    230,000.00
         Miscellaneous Fees.................................     30,000.00
                                                               -----------
         Total..............................................   $730,000.00
                                                               ===========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Delaware Limited Liability Company Act (Section 18-108) gives Delaware limited liability companies broad powers to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Company shall, to the fullest extent permitted by the Act, indemnify and hold harmless, and advance expenses to, each member or manager against any losses, claims, damages or liabilities to which the Indemnified party may become subject in connection with any matter arising from, related to, or in connection with, the Company's business or affairs.

     Copelco Financial Services Group, Inc. has also purchased liability policies which indemnify the Registrant's manager(s) against loss arising from claims by reason of their legal liability for acts as officers and directors, subject to limitations and conditions as set forth in the policies.

     Pursuant to agreements which the Registrant may enter into with underwriters or agents (forms of which will be included as exhibits to this Registration Statement), officers and directors of the Registrant, and affiliates thereof, may be entitled to indemnification by such underwriters or agents against certain liabilities, including liabilities under the Securities Act of 1933, arising from information which has been or will be furnished to the Registrant by such underwriters or agents that appears in the Registration Statement or any Prospectus.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS

     (a) Exhibits

           1.1   --   Form of Underwriting Agreement for the Offered Notes.

           3.1   --   Certificate of Formation of the Issuer.

           3.2   --   Form of Limited Liability Company Agreement of the Issuer.

           4.1   --   Form of Indenture, including forms of the Notes and
                      certain other related agreements as Exhibits thereto.

           5.1   --   Opinion of Dewey Ballantine LLP regarding the securities
                      being registered.

           8.1   --   Opinion of Dewey Ballantine LLP regarding the tax
                      treatment of the Notes.

          10.1   --   Form of Assignment and Servicing Agreement.

          10.2   --   Form of Placement Agent Agreement.

          23.1   --   Consent of Dewey Ballantine LLP is included in the opinion filed as Exhibit 5.1 hereto.

          23.2   --   Consent of Independent Auditor.

          24.1   --   Power of Attorney (Included on Page II-4 hereof).

          25.1   --   Statement of Eligibility and Qualification of Trustee
                      (Form T-1).

     (b) All financial statements, schedules and historical financial information have been omitted as they are not applicable.

ITEM 17. UNDERTAKINGS


     The undersigned Registrant hereby undertakes:


          (a) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (b) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (c) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Laurel, State of New Jersey, on September 13, 1999.



                                  COPELCO CAPITAL FUNDING LLC 99-B,
                                    Registrant


                                  By: COPELCO MANAGER, INC.
                                      as Manager of the Registrant


                                  By: /s/ ROBERT J. LEMENZE, JR.
                                      ----------------------------------
                                      Name:  Robert J. Lemenze, Jr.
                                      Title: President, Chief Operating Officer


     Each person whose signature appears below constitutes and appoints ^ Nicholas Antonaccio as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-1 and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue thereof.


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on the dates indicated below.

       Signature                        Title                         Date
       ---------                        -----                         ----


/s/ ROBERT J. LEMENZE, JR.      President and Chief           September 13, 1999
----------------------------    Operating Officer Director
    Robert J. Lemenze, Jr.


/s/ JOHN HAKEMIAN               Director                      September 13, 1999
----------------------------
    John Hakemian


/s/ TAKESHI OKUMURA             Director                      September 13, 1999
----------------------------
    Takeshi Okumura